UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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BELDEN INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Belden

Transforming how the world connects

2026 Proxy Statement

And Notice of 2026 Annual Meeting of Shareholders

Belden

Key drivers of Belden's success

Successful solutions transformation driving enhanced profitability

Uniquely positioned to capitalize on powerful global megatrends

Comprehensive IT/OT portfolio & engagement model creating sustainable competitive advantage

Robust financial health with disciplined capital allocation

The future of industry is autonomous, and Belden provides the essential connections to get there. We orchestrate the entire customer data journey – transforming data into action and unlocking new levels of safety, efficiency and innovation for our customers.”
Ashish Chand
President and Chief Executive Officer

April 9, 2026
Dear Stockholder:
I am pleased to invite you to our 2026 Annual Stockholders’ Meeting. We will hold the meeting virtually at 12:30 p.m. central time on May 21, 2026. The meeting will be hosted at www.virtualshareholdermeeting.com/bdc2026.
On April 9, 2026, we began mailing our stockholders a notice containing instructions on how to access our 2026 Proxy Statement and 2025 Annual Report and how to vote online. The notice also included instructions on how to receive a paper copy of your annual meeting materials, including the notice of annual meeting, proxy statement and proxy card. If you received your annual meeting materials by mail, the notice of annual meeting, proxy statement and proxy card from our Board of Directors were enclosed. If you received your annual meeting materials via e-mail, the e-mail contained voting instructions and links to the annual report and the proxy statement on the Internet, which are both available at https://investor.belden.com/financials/annual-reports/default.aspx.
The Agenda for this year's annual meeting consists of the following items:
1.Election of the directors nominated by the Company's Board of Directors, each for a term of one year;
2.Ratification of the appointment of Ernst & Young as the Company's independent registered public accounting firm for 2026;
3.An advisory vote on executive compensation paid to the Company's named executive officers in 2025;
4.Amendment and Restatement of the Belden Inc. 2021 Long Term Incentive Plan; and
5.The transaction of any other business that may properly come before the meeting (including adjournments and postponements).
Ashish Chand
President and Chief Executive Officer

2026 Proxy Statement	1

Notice of 2026 Annual Stockholders’ Meeting

Date	Time	Location	Record Date

Thursday, May 21, 2026	12:30 p.m. U.S. Central Time	Online at www.virtualshareholdermeeting.com/bdc2026	March 25, 2026

Agenda		Board Recommendations	Page Reference

1	To elect the directors nominated by the Company’s Board of Directors, each for a term of one year.	"FOR" for all nominees	Page 8

2	To ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2026.	“FOR”	Page 21

3	To hold an advisory vote on executive compensation for 2025.	“FOR”	Page 23

4	To approve the amendment and restatement of the Company's 2021 Long Term Incentive Plan.	“FOR”	Page 53

5	To transact any other business as may properly come before the meeting (including adjournments and postponements).

Who Can Vote
You are entitled to vote if you were a stockholder at the close of business on March 25, 2026 (our record date).
Financial Statements
The Company’s 2025 Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K, is available on the same website as this Proxy Statement. If you were mailed this Proxy Statement, the Annual Report was included in the package. The Form 10-K includes the Company’s audited financial statements and notes for the year ended December 31, 2025, and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations.
Voting
Please vote as soon as possible to record your vote promptly, even if you plan to attend the annual meeting. You have three options for submitting your vote before the annual meeting:

By Internet www.proxyvote.com	By Phone 1-800-690-6903	By Mail Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided
By Authorization of the Board of Directors,
Brian E. Anderson
Executive Vice President - Chief Legal & Risk Officer
St. Louis, Missouri
April 9, 2026

2	2026 Proxy Statement

2026 Proxy Statement	3

Proxy Voting Roadmap
This summary highlights selected information contained elsewhere in this proxy statement. This summary does not contain all the information that you should consider, and you should read the entire proxy statement carefully before submitting your proxy and voting instructions.

PROPOSAL 1
Election of Directors
The Company currently has ten directors – Mses. Diane D. Brink, Judy L. Brown, Nancy Calderon and YY Lee and Messrs. David J. Aldrich, Adel B. Al-Saleh, Lance C. Balk, Ashish Chand, Jonathan C. Klein, and Gregory McCray. The term of each director will expire at this annual meeting and the Board proposes that each of Mses. Brink, Brown, Calderon and Lee and Messrs. Aldrich, Al-Saleh, Balk, Chand, Klein, and McCray be reelected for a new term of one year and until their successors are duly elected and qualified.

	The board recommends that you vote FOR for all nominees.	Page 8

Snapshot of 2026 Director Nominees
Our Board reflects a diversity of skills and backgrounds and includes a range of tenures that provide an effective balance of perspectives with new ideas and institutional knowledge.

		Director Since		Committees
Director Nominees	Age		Other Boards	A	C	F	NCG

David J. Aldrich Chairman Former President, Chief Executive Officer, and Chairman of the Board of Skyworks Solutions, Inc.	69	2007	●Indie Semiconductor ●Mobix Labs
Adel B. Al-Saleh Chief Executive Officer of SES S.A.	62	2025	●SES S.A.
Lance C. Balk Former General Counsel, Six Flags Entertainment Corporation	68	2000	●None
Diane D. Brink Senior Fellow and Adjunct Professor of Marketing, Kellogg School of Management at Northwestern University	67	2017	●Indie Semiconductor
Judy L. Brown Former Senior Vice President, Corporate Affairs, Amgen Corporation	57	2008	●Agilent Technologies
Nancy Calderon Former Senior Partner of Board Leadership Center and Director of Global Delivery Center in India and its related holding companies, KPMG LLP	67	2020	●Northern Technologies International Corp.
Ashish Chand President and Chief Executive Officer, Belden Inc.	51	2023	●None
Jonathan C. Klein Co-founder and CEO, Hang Media	68	2015	●Brown Broadcasting Service
YY Lee Former Chief Strategy Officer, Anaplan	58	2023	●Synaptic Incorporated ●Commvault Systems Inc.
Gregory McCray CEO, PBE Axell	63	2022	●ADTRAN ●DigitalBridge

A - Audit	C - Compensation	F - Finance	NCG - Nominating and Corporate Governance
Independent		Chair	Member

4	2026 Proxy Statement

Proxy Voting Roadmap
Director Nominee Demographics and Skills

Age 63 Average Age

3 40s-50s
7 60s

Tenure 10 Average Tenure

¢	1 20+ Years	2 6-10 Years
	3 11-19 Years	4 0-5 Years
BOARD MEMBER SKILLS

CEO/Senior Executive	Digital Expertise

Finance/Disclosure/Accounting	Corporate Governance

Human Capital Management	Other Board Expertise

Governance Highlights

All director nominees, except Dr. Chand, are independent	Robust director refreshment with five directors added in past six years
Independent Board Chair	Limits on the number of other directorships held by our directors
Annual director elections with a majority vote standard	Proactive and holistic oversight of sustainability strategy, risk, data privacy and security

2026 Proxy Statement	5

Proxy Voting Roadmap

PROPOSAL 2
Ratification of the Appointment of Ernst & Young as Independent Registered Public Accounting Firm for 2026
Our Board recommends a vote FOR ratification of the appointment as Ernst & Young as the independent registered public accounting firm for 2026. The Audit Committee considered a number of factors in re-engaging Ernst & Young, including their institutional knowledge, independence controls and objectivity, industry knowledge and expertise. The Audit Committee has determined that the retention continues to be in the best interests of Belden and its stockholders.

	The board recommends that you vote FOR this proposal.	Page 21

PROPOSAL 3
Approval, on an Advisory Basis, of Compensation Paid to our Named Executive Officers
Belden’s executive compensation program is designed to support the interests of stockholders by rewarding executives for achievement of the Company’s specific business objectives. Individual compensation packages and the mix of base salary, annual cash incentive opportunity and long-term equity incentive compensation for each NEO vary depending upon the executive’s level of responsibilities, potential, performance and tenure with the Company. The percentage of total compensation that is performance-based and therefore at risk generally increases as an officer’s level of responsibilities increases.

	The board recommends that you vote FOR this proposal.	Page 23

PROPOSAL 4
Approval of the Amended and Restated Belden Inc. 2021 Long Term Incentive Plan
On February 17, 2021, the Board adopted the Belden Inc. 2021 Long Term Incentive Plan (the "2021 Plan"). The 2021 Plan was approved by Stockholders on May 26, 2021. The 2021 Plan provides Belden the ability to use equity-based awards to attract, retain and motivate its employees, directors and other individuals who perform services for the Company, and authorized the Company to issue up to 3,250,000 shares of Company common stock. Belden desires to amend and restate the 2021 Plan to allow for up to 6,500,000 shares of Company common stock to be issued under the 2021 Plan, an increase of 3,250,000 shares.

	The board recommends that you vote FOR this proposal.	Page 53

6	2026 Proxy Statement

Proxy Voting Roadmap
2025 Executive Compensation Program

Pay Element	2025 Metrics and Average NEO Weighting of Total Target Compensation

Base Salary	●Objective: Compensates individuals based on job type and level within the Company ●Eligible for merit-based increases in connection with annual performance review

Annual Cash Incentive Plan (“ACIP”) Opportunity
●Objective: Rewards achievement of the Company’s performance targets and individual performance; zeros out if performance is below certain thresholds
●Based on target ACIP amount, which is a percentage of base salary and varies by executive
●If earned, paid annually following the computation and release of year-end financial results

Restricted Stock Units (“RSUs”)
●Objective: Supports retention and aligning stockholder and executive incentives
●Represents 50% of target long-term incentive opportunity
●Awards vest over time - 25% of the award vests on the first and second anniversary of the grant date, the remaining 50% vests on the third anniversary of the grant date

Performance Stock Units (“PSUs”)
●Objective: Supports retention and achievement of Company’s total stockholder return and free cash flow objectives; at risk if performance is below certain thresholds
●Represents 50% of target long-term incentive opportunity
●2025 PSUs may or may not result in the delivery of Belden shares based on Company performance from 2025-2027 and earnings per share performance through 2028

2026 Proxy Statement	7

Corporate Governance

PROPOSAL 1
Election of Directors
The Company currently has ten directors – Mses. Brink, Brown, Calderon and Lee and Messrs. Aldrich, Al-Saleh, Balk, Chand, Klein, and McCray. The term of each director will expire at this annual meeting and the Board proposes that each of Mses. Brink, Brown, Calderon and Lee and Messrs. Aldrich, Al-Saleh, Balk, Chand, Klein, and McCray be reelected for a new term of one year and until their successors are duly elected and qualified. Each nominee has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

The Belden board of directors unanimously recommends a vote “FOR” the approval of the nominated slate of directors.

At its regular meeting in February 2026, the Board determined that each of the non-employee directors seeking reappointment meets the independence requirements of the NYSE listing standards. As part of this process, the Board determined that each such member had no material relationship with the Company.

8	2026 Proxy Statement

Corporate Governance
Biographies of Directors Seeking Reappointment

	David J. Aldrich Chairman of the Board of Directors Independent		Adel B. Al-Saleh Chief Executive Officer, SES Independent

Age: 69 Director Since: 2007	Committee(s): Compensation	Age: 62 Director Since: 2025	Committee(s): Compensation

Professional Experience and Background
From April 2000 to May 2014, Mr. Aldrich served as President, Chief Executive Officer, and Director of Skyworks Solutions, Inc. (“Skyworks”). In May 2014, Mr. Aldrich was named Chairman of the Board and Chief Executive Officer of Skyworks. From May 2016 to May 2018, Mr. Aldrich served as Executive Chairman of Skyworks. From May 2018 until his retirement in May 2021, Mr. Aldrich served as Chairman of the Skyworks board of directors. Skyworks is an innovator of high-performance analog and mixed signal semiconductors enabling mobile connectivity.
Key Qualifications and Expertise
The Board recruited Mr. Aldrich based on his experience in high technology signal transmission applications and for his experience as a Chief Executive Officer of a public company.
Other Public Company Boards
Current: Indie Semiconductor (Chairman of the Board of Directors, Audit Committee and Compensation Committee); Mobix Labs (Compensation Committee and Nominating Committee(as Chair));
Past 5 Years: Skyworks Solutions, Inc.; Allegro Microsystems
Education
Mr. Aldrich received a B.A. degree in political science from Providence College and an M.B.A. degree from the University of Rhode Island.

Professional Experience and Background
Mr. Al-Saleh has been the Chief Executive Officer of SES S.A., a leading global space solutions company that helps governments protect, businesses grow, and people stay connected through a fleet of nearly 120 satellites in Earth's orbit, since 2024. Mr. Al-Saleh joined SES from Deutsche Telekom, the leading European Telecommunications provider, where he served as a board member and CEO of T-Systems since 2018. Previously, Mr. Al-Saleh was the CEO of Northgate Information Solutions Group from 2011 to 2018, and Mr. Al-Saleh also held a variety of senior leadership roles at IMS Health and IBM in the initial 25 years of his professional life.
Key Qualifications and Expertise
The Board recruited Mr. Al-Saleh based on his experience in senior management of leading IT and telecommunications companies and his experience a sitting CEO of a public company.
Other Public Company Boards
Current: SES S.A.
Past 5 Years: None
Education
Mr. Al-Saleh graduated from Boston University with a Bachelor of Science degree in electrical engineering and an M.B.A degree from Florida Atlantic University.

2026 Proxy Statement	9

Corporate Governance

	Lance C. Balk Former General Counsel, Six Flags Entertainment Corporation Independent		Diane D. Brink Senior Fellow and Adjunct Professor of Marketing, Kellogg School of Management at Northwestern University Independent

Age: 68 Director Since: 2000	Committee(s): Compensation (Chair), Finance	Age: 67 Director Since: 2017	Committee(s): Nominating and Corporate Governance (Chair)

Professional Experience and Background
In September 2010, Mr. Balk was appointed as General Counsel of Six Flags Entertainment Corporation, a position he held until his retirement in February 2020. Previously, Mr. Balk served as Senior Vice President and General Counsel of Siemens Healthcare Diagnostics from November 2007 to January 2010. From May 2006 to November 2007, he served in those positions with Dade Behring, a leading supplier of products, systems and services for clinical diagnostics, which was acquired by Siemens Healthcare Diagnostics in November 2007. Previously, he had been a partner of Kirkland & Ellis LLP since 1989, specializing in securities law and mergers and acquisitions.
Key Qualifications and Expertise
The Board originally recruited Mr. Balk based on his expertise in advising multinational public and private companies on complex mergers and acquisitions and corporate finance transactions. He provides insight to the Board regarding business strategy, business acquisitions and capital structure.
Other Public Company Boards
Current: None
Past 5 Years: None
Education
Mr. Balk received a B.A. degree from Northwestern University and a J.D. degree and an M.B.A. degree from the University of Chicago.

Professional Experience and Background
Ms. Brink currently serves as a Senior Fellow and Adjunct Professor of Marketing at the Kellogg School of Management at Northwestern University. Prior to her retirement in 2015, Ms. Brink served in a variety of roles at IBM, most recently as Chief Marketing Officer, IBM Global Technology Services.
In June 2021, Ms. Brink was appointed to the Board of Directors and Compensation Committee and as chair of the Nominating and Corporate Governance Committee of indie Semiconductor, a publicly traded provider of semiconductor systems solutions for the automotive industry. From January 2023 through March 2024, Ms. Brink served on the Board of Directors, Audit Committee, and Compensation Committee (as Chair) of Altus Power, Inc.
Key Qualifications and Expertise
The Board recruited Ms. Brink based on her marketing and digital transformation expertise and experience as a senior marketing executive at a Fortune 100 technology company.
Other Public Company Boards
Current: Indie Semiconductor (Compensation Committee, Nominating & Corporate Governance Committee (Chair))
Past 5 Years: Altus Power, Inc.
Education
Ms. Brink attended Stony Brook University, where she received a B.S. degree in computer science. She received her M.B.A. degree from Fordham University. Ms. Brink is a member of the Dean’s Council in the College of Engineering and Applied Sciences at Stony Brook University.

10	2026 Proxy Statement

Corporate Governance

	Judy L. Brown Former Senior Vice President, Corporate Affairs, Amgen Independent		Nancy Calderon Former Global Lead Partner, KPMG Independent

Age: 57 Director Since: 2008	Committee(s): Audit, Finance (Chair)	Age: 67 Director Since: 2020	Committee(s): Audit (Chair)

Professional Experience and Background
In 2004, Ms. Brown was appointed Vice President and Controller of Perrigo Company, a global healthcare supplier of over-the-counter pharmaceutical products. She was promoted to Executive Vice President and Chief Financial Officer of Perrigo in 2006 and oversaw Finance, Information Technology and Corporate Affairs until her departure from Perrigo Company in February 2017.
In April 2017, Ms. Brown was appointed Senior Vice President Global Business Solutions & Finance of Amgen Corporation, a global leader in biotechnology. There, Ms. Brown oversaw the company's Global Business Solutions, Internal Audit, Tax and Treasury organizations. From October 2018 through December 2022, Ms. Brown was Amgen’s Senior Vice President, Corporate Affairs, leading Amgen's strategic communications, philanthropy advocacy relations and ESG (Environmental, Societal and Governance) management. Additionally she served as the site head for Amgen's corporate headquarters in Thousand Oaks, California.
Key Qualifications and Expertise
In recruiting Ms. Brown, the Board sought a member with broad international perspective to pursue its global strategic goals and for her experience as a Chief Financial Officer of a public company. As an employee of Ernst & Young for more than nine years in the U.S. and Germany, Ms. Brown provided audit and advisory services to U.S. and European multinational public and private companies. She served in various financial and accounting roles for six years in the U.S. and Italy with Whirlpool Corporation, a leading manufacturer and marketer of appliances.
Other Public Company Boards
Current: Agilent Technologies (Audit Committee, Finance Committee)
Past 5 Years: None
Education
Ms. Brown received a B.S. degree in Accounting from the University of Illinois; an M.B.A. degree from the University of Chicago; and attended the Aresty Institute of Executive Education of the Wharton School of the University of Pennsylvania. Ms. Brown also is a Certified Public Accountant.

Professional Experience and Background
Ms. Calderon retired from KPMG LLP in September 2019 after a distinguished 33-year career. Most recently, Ms. Calderon served as KPMG's Global Lead Partner for a Fortune 50 Technology company since July 2012, senior partner of KPMG's Board Leadership Center since its inception in 2015, and as a director of KPMG's Global Delivery Center in India and its related holding companies since September 2011. Previously, she was KPMG's Americas Chief Administrative Officer and U.S. National Partner in Charge, Operations, from July 2008 to June 2012. Ms. Calderon sat on a number of KPMG committees, including the Americas Region Management Committee, Enterprise Risk Management, Privacy, Pension Steering and Investment, Social Media, and Knowledge Management.
Key Qualifications and Expertise
The Board recruited Ms. Calderon for her deep executive management and audit experience.
Other Public Company Boards
Current: Northern Technologies International Corp. (Audit Committee (Chair) and Nominating and Corporate Governance Committee)
Past 5 Years: Arcimoto
Education
Ms. Calderon attended the University of California at Berkeley and received a B.S. degree in accounting, and Golden Gate University where she received an M.S. degree in Taxation.

2026 Proxy Statement	11

Corporate Governance

	Ashish Chand President and Chief Executive Officer, Belden Inc.		Jonathan C. Klein Co-Founder and CEO, Hang Media Independent

Age: 51 Director Since: 2023	Committee(s): N/A	Age: 68 Director Since: 2015	Committee(s): Audit, Nominating and Corporate Governance

Professional Experience and Background
Dr. Chand serves as President and Chief Executive Officer of Belden Inc. Prior to his appointment as President and Chief Executive Officer, Dr. Chand served as Executive Vice President – Industrial Automation Solutions from June of 2019 until February 2023, and Managing Director of Belden Asia Pacific from August 2017. Dr. Chand has held roles across several functions, including sales and marketing and operations in both Asia and North America. Dr. Chand has played a pivotal role in developing and executing Belden’s long-term growth agenda, solutions and product strategy, and go-to-market efforts.
Key Qualifications and Expertise
Dr. Chand provides strategic planning experience, general management experience, and an in-depth knowledge of the Company.
Other Public Company Boards
Current: None
Past 5 Years: None
Education
Dr. Chand holds a B.A. degree in Economics from Loyola College, Chennai, India, an M.B.A. degree from XLRI Jamshedpur, India, and a Doctorate of Business Administration from the City University of Hong Kong.

Professional Experience and Background
Mr. Klein is the co-founder and CEO of Hang Media, a sports streaming platform launched in 2021. From 2012 to 2022, Mr. Klein served as the CEO and Co-Founder of TAPP Media, an over-the-top subscription video platform which operates paid channels built around personalities. From 2018 to 2019, Mr. Klein served as the President of Vilynx Inc., an artificial intelligence company focused exclusively on media. From 2004 to 2010, he served as President of CNN, leading the U.S. network to its highest ratings and profitability. Previously he had been the Founder and CEO of the FeedRoom, a pioneering online video aggregation site, developing new online advertising concepts which have become industry standards today. From 1996 to 1998, he served as Executive Vice President of CBS News, overseeing prime time programming and strategic planning for in-house studio productions.
Key Qualifications and Expertise
The Board recruited Mr. Klein for his extensive experience within the broadcast industry, more specifically his experience with programming, production, and over-the-top distribution models.
Other Public Company Boards
Current: None
Past 5 Years: Clearview Media Acquisition Corp.
Education
Mr. Klein attended Brown University where he received a B.A. degree in history.

12	2026 Proxy Statement

Corporate Governance

	Vivie "YY" Lee Former Chief Strategy Officer, Anaplan Independent		Gregory J. McCray CEO, PBE Axell Independent

Age: 58 Director Since: 2023	Committee(s): Compensation	Age: 63 Director Since: 2022	Committee(s): Finance, Nominating and Corporate Governance

Professional Experience and Background
Ms. Lee most recently served as Chief Strategy Officer for Anaplan, a business planning software company specializing in subscription cloud-based business planning software, from 2018 until her retirement in 2021. From 2005 to 2017, Ms. Lee was employed by FirstRain, Inc., as Chief Operating Officer from 2005 to 2015, and as CEO from 2015 until FirstRain was acquired by Ignite Technologies in 2017. FirstRain is a provider of cloud analytics software. She previously held management and product leadership positions with Cadence Design Systems, Aqueduct Software, Synopsys, Inc., 8x8, Inc., and AT&T Bell Laboratories.
Key Qualifications and Expertise
The Board recruited Ms. Lee for her extensive experience within the software industry, including her experience in senior operational roles as a chief executive officer and chief operating officer.
Other Public Company Boards
Current: Synaptics Incorporated (Audit Committee and Nominating & Governance Committee); Commvault Systems Inc. (Compensation Committee (Chair) and Nominations & Governance Committee)
Past 5 Years: None
Education
Ms. Lee attended Harvard University, graduating with an A.B. degree in Mathematics in 1990.

Professional Experience and Background
Since August 2024, Mr. McCray has served as the CEO of PBE Axell, a global company that provides communications systems, monitoring/tracking products, and proximity avoidance systems for industrial, transportation, and commercial markets. From May 2018 to May 2024, Mr. McCray served as the CEO of FDH Infrastructure Services LLC. From March 2017 to August 2017, Mr. McCray served as CEO of Alphabet’s Access/Google Fiber business unit. From 2013 to 2016, Mr. McCray served as CEO of Aero Communications, a provider of installation, services and support to the communications industry. From 2003 to 2012, Mr. McCray served as CEO of Antenova Limited, a developer of high dielectric antenna components and RF modules for use in smartphones, tablets and other wireless devices. He previously held managerial and engineering roles at Lucent Technologies, AT&T, Bell Laboratories, and IBM.
Key Qualifications and Expertise
The Board recruited Mr. McCray for his extensive experience within the communications technology industry, including his experience as a current CEO.
Other Public Company Boards
Current: ADTRAN (Audit Committee, Compensation Committee and Nominating Committee); DigitalBridge (Human Capital and Compensation Committee, and Nominating and Corporate Governance Committee)
Past 5 Years: None
Education
Mr. McCray attended Iowa State University of Science and Technology where he received a B.S. degree in Computer Engineering, and Purdue University where he received an M.S. degree in Systems Engineering. In March 2022, he was inducted into the Iowa State University Engineering Hall of Fame.

2026 Proxy Statement	13

Corporate Governance
Board Committees
The Belden Board has ten members and four standing committees: Audit; Compensation; Finance; and Nominating and Corporate Governance. The Board had eight meetings during 2025. All directors attended 75% or more of the Board meetings and the Board committee meetings, taken together, on which they served.

Name of Director	Audit	Compensation	Finance	Nominating and Corporate Governance

David J. Aldrich(1)

Adel B. Al-Saleh(2)

Lance C. Balk

Diane D. Brink

Judy L. Brown

Nancy Calderon

Ashish Chand

Jonathan C. Klein(3)

YY Lee(4)

Gregory McCray

Meetings held in 2025	9	4	4	4

(1)Chairman of the Board	Chair	Member
(2)Mr. Al-Saleh was appointed to the Compensation Committee on January 1, 2026
(3)Mr. Klein moved from the Compensation Committee to the Audit Committee on April 1, 2026
(4)Ms. Lee moved from the Audit Committee to the Compensation Committee on April 1, 2026

14	2026 Proxy Statement

Corporate Governance
Audit Committee

2025 Focus Areas
●Business Segment and Program Performance
●Enterprise Risk Management
●Audit Plan; Internal Audit Transformation
●Cybersecurity
●Critical Audit Matters
Roles and Responsibilities of the Committee
The Committee assists the Board in overseeing the Company’s accounting and financial reporting practices by, among other items:
●selecting and reviewing the independent registered public accounting firm who will audit the Company’s financial statements;
●meeting with its financial management and independent registered public accounting firm to review the financial statements, quarterly earnings releases and financial data of the Company;
●reviewing the selection of the internal auditors who provide internal audit services;
●reviewing the scope, procedures and results of the Company’s financial audits, internal audit procedures, and internal controls assessments and procedures under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”);
●providing oversight responsibility for the process the Company uses in performing its periodic enterprise risk analysis;
●providing oversight to the Company’s compliance and ethics programs and complaint reporting mechanisms; and
●evaluating the Company’s key financial and accounting personnel.

Nancy Calderon (Chair) Judy Brown Jonathan Klein Meetings in 2025: 9

The Audit Committee operates under a Board-approved written charter and each member meets the independence requirements of the NYSE’s listing standards.
At its February 2026 meeting, the Board determined that each of Mses. Brown and Calderon qualifies as an Audit Committee Financial Expert as defined in the applicable SEC rules.

Compensation Committee

2025 Focus Areas
●Compensation of CEO and Executive Officers
●Pay for Performance; Compensation Risk Oversight
Roles and Responsibilities of the Committee
The Compensation Committee determines, approves and reports to the Board on compensation for the Company’s elected officers and oversees senior management succession planning and human capital management. The Committee reviews the design, funding and competitiveness of the Company’s cash, equity-based and retirement programs. The Committee also assists the Company in developing compensation and benefit strategies to attract, develop and retain qualified employees.

Lance Balk (Chair) David Aldrich Adel Al-Saleh YY Lee Meetings in 2025: 4

The Committee operates under a written charter approved by the Board and is composed only of independent directors.

2026 Proxy Statement	15

Corporate Governance
Finance Committee

2025 Focus Areas
●Financial forecasting
●Capital allocation
●Capital budget process
Roles and Responsibilities of the Committee
The Finance Committee provides oversight in the area of corporate finance and makes recommendations to the Board about the financial aspects of the Company. Examples of topics upon which the Finance Committee may provide guidance include capital structure, capital adequacy, credit ratings, capital expenditure planning, dividend policy, M&A activity, and share repurchase programs.

Judy Brown (Chair) Lance Balk Greg McCray Meetings in 2025: 4

The Committee is governed by a written charter approved by the Board and is composed only of independent directors.

Nominating and Corporate Governance Committee

2025 Focus Areas
●Director succession planning
●Governance principles
●Board evaluation process
Roles and Responsibilities of the Committee
The Nominating and Corporate Governance Committee identifies, evaluates, and recommends nominees for the Board for each annual meeting (and to fill vacancies during interim periods); and evaluates the composition, organization and governance of the Board and its committees. The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders if such nominations are submitted to the Company prior to the deadline for proposals as noted above under the caption “Nomination of Director Candidates” on page 69.
The Committee’s responsibilities with respect to its governance function include considering matters of corporate governance and reviewing (and recommending to the Board revisions to) the Company’s corporate governance principles and its code of conduct, which applies to all Company employees, officers and directors. The Committee also provides primary oversight for the Company’s Sustainability strategy.

Diane Brink (Chair) Jon Klein Greg McCray Meetings in 2025: 4

The Committee is governed by a written charter approved by the Board and is composed only of independent directors.

16	2026 Proxy Statement

Corporate Governance
Corporate Governance Documents
Current copies of the Audit, Compensation, Finance and Nominating and Corporate Governance Committee charters, as well as the Company’s governance principles and code of conduct, are available on the Company’s website at http://investor.belden.com/governance/governance-documents/default.aspx. Printed copies of these materials are also available to stockholders upon request, addressed to the Corporate Secretary, Belden Inc., 1 North Brentwood Boulevard, 15th Floor, Saint Louis, Missouri 63105.
Related Party Transactions and Compensation Committee Interlocks
It is our policy to review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Annually, we obtain information from all directors and executive officers with respect to related party transactions to determine, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in any such transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in our proxy statement. We have determined that there were no material related party transactions during 2025.
None of our executive officers served during 2025 as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or Compensation Committee.
Communications with Directors
The Company’s Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board (David Aldrich, Chairman of the Board and presiding director for non-management director meetings), any Board committee, or any chair of any such committee by U.S. mail, through calling the Company’s hotline or via e-mail.
To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Company’s Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary, Belden Inc.” at 1 North Brentwood Boulevard, 15th Floor, Saint Louis, MO 63105. To communicate with any of our directors electronically or through the Company’s hotline, stockholders should go to our corporate website at https://investor.belden.com/governance/contact-the-board/default.aspx. On this page, you will find a section titled “Contact the Board”, on which are listed the Company’s hotline number (with access codes for dialing from outside the U.S.), the Internet address for our web-based hotline portal and an e-mail address that may be used for writing an electronic message to the Board, any individual directors, or any group or committee of directors. Please follow the instructions on our website to send your message.
All communications received as set forth in the preceding paragraph will be opened by (or in the case of the hotline, initially reviewed by) our corporate ombudsman, the Corporate Secretary, for the sole purpose of determining whether the contents represent a message to our directors. The Belden ombudsman will not forward certain items which are unrelated to the duties and responsibilities of the Board, including: junk mail, mass mailings, product inquiries, product complaints, resumes and other forms of job inquiries, opinion surveys and polls, business solicitations, promotions of products or services, patently offensive materials, advertisements, and complaints that contain only unspecified or broad allegations of wrongdoing without appropriate supporting information.
In the case of communications to the Board or any group or committee of directors, the corporate ombudsman’s office will send copies of the contents to each director who is a member of the group or committee to which the envelope or e-mail is addressed.
In addition, it is the Company’s policy that each director attends the annual meeting absent exceptional circumstances. Each director attended the Company’s 2025 annual meeting.

2026 Proxy Statement	17

Corporate Governance
Risk Oversight
The Board and its committees undertake an integrated approach to overseeing the Company’s business through a risk- and opportunity-focused lens that balances near- and long-term priorities. Core Board responsibilities include assessing corporate risk tolerance and monitoring management’s processes for identifying and mitigating risks to ensure the Company’s risk exposure is consistent with its strategic objectives.

Board
The Board assesses on an ongoing basis the risks faced by the Company in executing its strategic plan, including strategic, technological (including artificial intelligence), competitive, and operational risks. The Board also receives annual updates on the results of the enterprise risk management analysis.

AUDIT COMMITTEE
Oversees (i) the process to perform periodic enterprise risk management analyses, (ii) the company’s major financial risk exposures and steps management has taken to monitor and mitigate the exposures, (iii) cybersecurity risk, (iv) policies and procedures for the enterprise use of generative artificial intelligence tools, and (v) the adequacy of the company’s overall control environment and controls in areas representing significant financial and business risks.
FINANCE COMMITTEE
Oversees risk related to the company’s capital structure, adequacy, and expenditures and shareholder return, including dividends and share repurchase programs.

COMPENSATION COMMITTEE
Reviews the company’s compensation practices, policies and programs to determine if they are aligned with stockholder interests, whether they encourage excessive or unnecessary risk-raking and are reasonably likely to have a material adverse effect on the company.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Oversees risk related to corporate governance, ethical conduct, crisis management continuity and communication plans and sustainability-related matters.

Management
Management is responsible for (i) the execution of the enterprise risk management process and development of its content, (ii) the day-to-day handling and mitigation of risks, and (iii) informing the board and its committees of changing risks on a timely basis.

18	2026 Proxy Statement

Corporate Governance
Belden Sustainability
At Belden, we believe that responsible stewardship, managing our climate impacts, and driving sustainability through innovation is core to our business strategy. In 2025, we continued to deliver on our commitment to created shared value for all our stakeholders and executed on our sustainability strategy across our priority topics.
Our sustainability initiatives are overseen by our Board of Directors through the Nominating and Corporate Governance Committee. Belden’s Sustainability Steering Committee implements our global Sustainability strategy under the leadership of our Executive Vice President - Chief Legal and Risk Officer. For more information about our approach to sustainability, please visit www.belden.com/resources/sustainability.
2025 Sustainability Highlights
Environmental:
Our primary strategy in reducing our greenhouse gas (GHG) emissions continues to be identifying internal opportunities for energy conservation, installing or purchasing green energy, and electrification of our operations where we can. Our efforts have led to a reduction of 41% of our in Scope 1 and 2 GHG emissions at the end of 2024 (from a 2019 baseline) reaching our target a year early and well above the original target of a 25%. We also continued to execute on initiatives for waste diversion from landfill, recycling and repurposing of materials and environmental improvements to our product packaging. Additionally, we continued to evaluate our products and solutions for environmental improvement applicability, with a goal of providing solutions that also support our customers’ climate-related goals.
Social:
Belden's employer brand, Creating Possibilities, reflects our commitment to enabling employees to grow, thrive, and create impact. Through our employee value proposition - focused on growth and development, wellbeing and support, culture and community, and reward and recognition - we invest in the full employee experience. In 2025, we expanded access to learning and development, supported employee wellbeing through global programs and benefits, and reinforced a culture of inclusion and belonging across our global workforce. Belden has been recognized as a Great Place to Work in 20 countries – Belgium, Canada, China, Denmark, France, Germany, Hong Kong, Hungary, India, Italy, Malaysia, Mexico, Saudi Arabia, Singapore, Spain, Switzerland, Tunisia, the United Arab Emirates, the United Kingdom, and the United States, reflecting the strength of our employee experience and engagement. Additionally, we have upheld high standards of ethics throughout our supply chain by expecting our suppliers to attest to our Supplier Code of Conduct and undertaking audits with at-risk suppliers.
Governance:
In order to further align with our overall sustainability objectives, our Board of Directors champions the execution of our sustainability strategy and our executive team has performance objectives around achieving certain environmental and inclusivity goals. We have upheld high standards of ethics expecting our employees to complete annual ethics training and certification and suppliers to attest to and perform to our Supplier Code of Conduct. Additionally, Belden takes a proactive and holistic approach to data privacy and security, and we achieved ISO27001 certification in 2025 for our IT security program helping to ensure our business, employee, and customer data is handled appropriately.
Stakeholder Engagement:
Belden is a signatory of the United Nations Global Compact (UNGC), as well as their Caring for Climate pact. Additionally, Belden’s CEO has pledged to the CEO Action for Diversity and Inclusion. In 2023, Belden joined the Responsible Business Alliance (RBA), which is dedicated to responsible business practices throughout global supply chains.

2026 Proxy Statement	19

Corporate Governance
Director Compensation
The following table reflects the director annual compensation structure as of December 31, 2025:

Description Cash Components	As of 12/31/2025	Recipient(s)

Basic Retainer	$95,000	All except Chand
Audit Committee Chair	$20,000	Calderon
Other Committee Chair	$10,000	Balk, Brink, Brown, and Klein
Audit Committee Service	$10,000	Brown and Lee
Compensation Committee Service	$5,000	Aldrich and Klein
Cybersecurity Committee Service(1)	$5,000	Klein and Lee
Finance Committee Service	$5,000	Balk and McCray
Nominating and Corporate Governance Committee Service	$5,000	Klein and McCray
Board Chair	$62,500	Aldrich
Equity Components
Restricted Stock Unit Grant	$150,000	All except Chand
Additional Grant for Board Chair	$62,500	Aldrich
(1)The Cybersecurity Committee met as a sub-committee of the Audit Committee until January 1, 2026.
The following table provides information on non-employee director compensation for 2025.

Director	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards ($)	All Other Compensation(3) ($)	Total ($)

David Aldrich	162,500	212,534	—	440	375,474
Adel Al-Saleh	15,833	274,388	—	—	290,221
Lance C. Balk	110,000	149,954	—	51,492	311,446
Diane D. Brink	110,000	149,954	—	311	260,265
Judy L. Brown	115,000	149,954	—	311	265,265
Nancy Calderon	115,000	149,954	—	311	265,265
Jonathan Klein	115,000	149,954	—	311	265,265
YY Lee	110,000	149,954	—	644	260,598
Gregory McCray	105,000	149,954	—	811	255,765
(1)Amount of cash retainer and committee fees.
(2)As required by the instructions for completing this column “Stock Awards,” amounts shown are the grant date fair value of stock awards granted during 2025. The assumptions used in calculating these amounts are described in Note 21: Share-Based Compensation, to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Each independent director other than Messrs. Aldrich and Al-Saleh received 1,385 RSUs on May 22, 2025 that vest in one year. On the same date, Mr. Aldrich received 1,963 RSUs that vest in one year. Mr. Al-Saleh received 2,500 RSUs on November 19, 2025, in connection with his appointment to the Board that vest in thirds on each of the first three anniversaries of his appointment to the board on November 19, 2025.
(3)Amount of interest earned on deferred director fees and dividends paid on vested stock awards.
Non-Employee Director Stock Ownership Policy
The Board’s policy requires that each non-employee director hold Company stock equal in value to five times his or her annual cash retainer (currently $475,000). Upon appointment, a member has five years to meet this requirement, but must meet interim goals during the five-year period of: 20% after one year; 40% after two years; 60% after three years; and 80% after four years. The value of unvested RSUs are included in making this determination at the higher of their grant date value or current market value. As of the record date for the annual meeting, each non-employee director other than Mr. Al-Saleh meets the full-period holding requirement.

20	2026 Proxy Statement

Public Accounting Firm Information

PROPOSAL 2
Ratification of the Appointment of Ernst & Young as the Company’s Independent Registered Public Accounting Firm for 2026
It is anticipated that Ernst & Young LLP (“EY”) will be selected as our independent registered public accounting firm for the year ending December 31, 2026, and the Board of Directors has directed that management submit the anticipated appointment for ratification by the stockholders at the annual meeting. EY has served as our registered public accounting firm since the 2004 merger of Belden Inc. and Cable Design Technologies Corporation, and prior to that served as Belden 1993 Inc.’s registered public accounting firm since it became a public company in 1993. A representative of the firm will be present at the annual meeting, will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.
We are not required to obtain stockholder ratification of the appointment of EY as our independent registered public accounting firm. However, we are submitting the appointment to stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain EY. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if they determine that such a change would be in our best interests and the best interests of our stockholders.

The Belden board of directors unanimously recommends a vote “FOR” the ratification of Ernst & Young as the company’s independent registered accounting firm for 2026.

Fees to Independent Registered Public Accountants for 2025 and 2024
The following table presents fees for professional services rendered by EY for the audit of the Company’s annual financial statements and internal control over financial reporting for 2025 and 2024 as well as other permissible tax services.

	2025	2024

Audit Fees	$4,025,000	$3,428,600
Tax Fees	$296,701	$641,053
All Other Fees	$6,900	$29,600
Total EY fees	$4,328,601	$4,099,253
“Audit fees” primarily represent amounts paid or expected to be paid for audits of the Company’s financial statements and internal control over financial reporting under SOX 404, reviews of SEC Forms 10-Q, Form 10-K and the proxy statement, statutory audit requirements at certain non-U.S. locations, and comfort letter procedures related to debt issuances.
“Tax fees” for 2025 and 2024 are for domestic and international compliance totaling $31,607 and $17,418, respectively, and tax planning totaling $265,094 and $623,635, respectively.
“All Other fees” represents fees for services that are not contained in the above categories and consists of permissible advisory services.
In approving such services, the Audit Committee did not rely on the pre-approval waiver provisions of the applicable rules of the SEC.

2026 Proxy Statement	21

Public Accounting Firm Information
Audit Committee’s Pre-Approval Policies and Procedures
Audit Fees: For 2025, the Committee reviewed and pre-approved the audit services and estimated fees for the year. Throughout the year, the Committee received project updates and approved or ratified amounts that significantly exceeded the original estimates, if any.
Audit-Related and Non-Audit Services and Fees: Annually, and otherwise as necessary, the Committee reviews and pre-approves all audit-related and non-audit services and the estimated fees for such services. For recurring services, such as tax compliance and statutory filings, the Committee reviews and pre-approves the services and estimated total fees for such matters by category and location of service.
For non-recurring services, such as special tax projects, due diligence, or other tax services, the Committee reviews and pre-approves the services and estimated fees by individual project. Up to an approved threshold amount, the Committee has delegated approval authority to the Committee Chair.
For both recurring and non-recurring services, the projected fees are updated quarterly and the Committee considers and, if appropriate, approves any amounts exceeding the original estimates.
Should an engagement need pre-approval before the next Committee meeting, the Committee has delegated to the Committee Chair authority to grant such approval up to an approved spending threshold. Thereafter, the entire Committee will review such approval at its next quarterly meeting.
Report of the Audit Committee
The Audit Committee assists the Board in overseeing various matters, including: (i) the integrity of the Company’s financial statements; (ii) all material aspects of the Company’s financial reporting, internal accounting control and audit functions; (iii) the qualifications and independence of the independent auditors; and (iv) the performance of the Company’s internal audit function and independent auditors.
The Audit Committee’s oversight includes reviewing with management the Company’s major financial risk exposures and the steps management has taken to monitor, mitigate and control such exposures. Management has the responsibility for the implementation of these activities and is responsible for the Company’s internal controls, financial reporting process, compliance with laws and regulations and the preparation and presentation of the Company’s financial statements.
Ernst & Young LLP (“EY”), the Company’s registered public accounting firm for 2025, is responsible for performing an independent audit of the consolidated financial statements and an audit of the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (U.S.) (“PCAOB”) and issuing reports with respect to these matters, including expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.
In connection with the Company’s December 31, 2025 financial statements, the Committee: (i) has reviewed and discussed the audited financial statements with management (including management’s assessment of the effectiveness of the Company’s internal control over financial reporting and EY’s audit of the Company’s internal control over financial reporting for 2025); (ii) has discussed with EY the matters required to be discussed by the applicable requirements of the PCAOB and SEC; and (iii) has received and discussed with EY the written disclosures and letter from EY required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with EY its independence from the Company.
As part of such discussions, the Committee has considered whether the provision of services provided by EY, not related to the audit of the consolidated financial statements and internal control over financial reporting referred to above or to the reviews of the interim consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, is compatible with maintaining EY’s independence. (Above is a report on audit fees, tax fees, and other fees the Company paid EY for services performed in 2025 and 2024.) The Committee has concluded that EY’s provision of non-audit services to the Company and its subsidiaries is compatible with its independence.
Based on these reviews and discussions, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2025.

Audit Committee

Nancy Calderon (Chair)
Judy L. Brown
YY Lee

22	2026 Proxy Statement

Executive Compensation

PROPOSAL 3
Advisory Vote on Executive Compensation
The Dodd-Frank Act requires that we include in this proxy statement a non-binding stockholder vote on our executive compensation as described in this proxy statement (commonly referred to as “Say-on-Pay”).
We encourage stockholders to review the Compensation Discussion and Analysis on pages 25 to 38 and the tabular disclosure that follows it. We believe that our compensation policies and procedures are competitive, are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. Our executive compensation philosophy is based on the belief that the compensation of our employees should be set at levels that allow us to attract and retain employees who are committed to achieving high performance and who demonstrate the ability to do so. We seek to provide an executive compensation package that is driven by our overall financial performance, our increased stockholder value, the success of areas of our business directly impacted by the executive’s performance, and the performance of the individual executive. We view our compensation program as a strategic tool that supports the successful execution of our business strategy and reinforces a performance-based culture. The Company employs an executive compensation program for our senior executives that emphasizes long-term compensation over short-term, with a significant portion weighted toward equity awards. This approach strongly aligns our senior executive compensation with the interests of our stockholders. We believe that there is a direct correlation between the performance of Belden and the compensation our senior executives receive. We also believe that our annual compensation disclosure is reflective of this correlation and is transparent and helpful to stockholders.
The Say-on-Pay resolution discussed below gives stockholders the opportunity to endorse or not endorse the compensation that we pay to our named executive officers by voting to approve or not approve such compensation as described in this proxy statement.
The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.
Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

The Belden board of directors unanimously recommends a vote “FOR” the approval of the Company’s executive compensation.

2026 Proxy Statement	23

Executive Compensation
A Note from the Belden Compensation Committee

Valued Belden Stockholders:
The Committee would like to thank Belden’s stockholders for another year of loyal support in 2025. For the fourteenth consecutive year, our Say-on-Pay proposal was supported by over 94% of the voted shares. This level of support is commensurate with what we believe to be a stockholder-friendly compensation design. Our stockholder engagement efforts allow us to better understand the individual points of view of our top holders. We believe that all our stockholders benefit from this continuous dialogue.
2025 was a significant year for Belden in many ways. The Company continued to make great strides in its evolution to a complete solutions provider and returned $195 million to stockholders through share repurchases, all while successfully navigating dynamic market conditions and rapidly evolving technological innovations. As a result of the actions taken by the Company in 2025, the Company achieved $7.54 of adjusted earnings per share - a Company record - and is well-positioned for success in the future through organic and inorganic strategic investments while keeping leverage within an acceptable range.
As the Compensation Committee, it is our duty to continuously evaluate Belden's compensation program to ensure that it is appropriately designed to reward outstanding performance. In 2025, the Company saw a return to more traditional demand environments as the channel destocking behavior that began in 2023 subsided. As a result, the Committee felt that it was appropriate to return to our historical practice of calculating cash incentive plan achievement using a full year measurement period. Though the Company achieved record financial performance in 2025, it nevertheless fell short of the goals the Committee established for 2025. As a result, annual cash incentive plan payouts were below target levels for 2025. Additionally, performance stock units granted to executives and other senior managers will convert into Belden shares for the fourth consecutive year, continuing to strengthen the alignment of Belden's executives and stockholders.
In June of 2022, the Compensation Committee created the Stretch Achievement Share Award program to incentivize management to publicly establish and reach an adjusted earnings-per-share goal of $8.00 or more by 2025, more than a 67% increase over the Company’s $4.78 adjusted earnings-per-share in 2021. In 2025, the Company achieved adjusted earnings-per-share of $7.54. As a result, pursuant to the terms of the Stretch Achievement Share Award program, recipients of 2022 performance stock units received 0.54 additional shares of Belden common stock for each share of Company common stock received by the recipient upon conversion of the 2022 PSUs in February of 2025.
We continue to believe that this special incentive opportunity drives performance levels not reached in the 120-year history of Belden and we hope that you will agree that its cost pales in comparison to the value such performance is creating for stockholders.
Discipline on our executive compensation is what our stockholders expect and deserve. We believe that after reviewing the materials that follow, you will continue to agree that we are performing our duty of aligning pay with performance and aligning the interests of our executives with those of our stockholders. Therefore, we request your support for Belden’s 2025 Say-on-Pay proposal. If at any time you would like to discuss the compensation program, we are available to address your questions. Thank you for your consideration.
The Belden Inc. Compensation Committee

LANCE BALK, CHAIR	DAVID ALDRICH	ADEL AL-SALEH	YY LEE

24	2026 Proxy Statement

Executive Compensation
Compensation Discussion and Analysis
In this section, we discuss our compensation program as it pertains to our chief executive officer during 2025, our chief financial officer during 2025, and our three other most highly compensated executive officers who were serving at the end of 2025. We refer to these five persons throughout as the “named executive officers” or our “NEOs.”

CD&A Executive Summary	25
Compensation Objectives and Elements	27
A. Objectives	27
B. Elements	27
C. Pay for Performance Philosophy	28
D. Compensation Design	28

2025 Compensation Analysis	29
A. Base Salary Adjustments	29
B. Annual Cash Incentive Plan Awards	30
C. Long Term Incentive Awards	33
Compensation Policies and Other Considerations	35

Named Executive Officers
For 2025, our named executive officers were:

Ashish Chand President and Chief Executive Officer	Jeremy Parks Senior Vice President, Finance, and Chief Financial Officer	Brian Anderson Senior Vice President, Legal – General Counsel and Corporate Secretary	Hiran Bhadra Senior Vice President, Strategy and Technology	Brian Lieser Executive Vice President, Automation and Smart Buildings Solutions
CD&A Executive Summary
2025 Financial Highlights

●Adjusted Earnings Per Share of $7.54, increasing 19% from 2024 and a Company record;
●Revenue of $2.715 billion, increasing 10% from 2024;
●Adjusted EBITDA of $458.7 million, increasing 12% from 2024;
●Returned $195.6 million to stockholders through share repurchases in 2025.
$7.54 Adjusted EPS*

38.1% Adjusted Gross Margin*

$2,715MM Revenue

$219MM Free Cash Flow*
*    The Company utilizes adjusted results and other non-GAAP measures to describe Company performance. For a reconciliation of each non-GAAP measure to its most closely comparable GAAP measure, please see the Form 8-K filed with the SEC by the Company on February 12, 2026.

2026 Proxy Statement	25

Executive Compensation
Compensation Structure - at Target Achievement
CEO

14% Base Salary

27% Short-Term Incentive Compensation

59% Long-Term Incentive Compensation

Other NEOs (Average)

30% Base Salary

29% Short-Term Incentive Compensation

41% Long-Term Incentive Compensation

Say on Pay Results
For the fourteenth consecutive year, our executive compensation program was endorsed by a vast majority of our stockholders. With over 92.08% of our shares voting on the issue, we received 98.56% of voted shares in favor of the proposal, with only 1.38% opposing and 0.05% abstaining. We believe this is a reflection of the transparency of our program, which is clearly aligned with the interests of our stockholders.

>94% For 14 consecutive years, our Say-on-Pay proposal was supported by over 94% of the voted shares.

Compensation Practices

What We Do

  Set robust director and officer ownership guidelines, including six times annual base salary for the Chief Executive Officer
  Measure performance stock unit awards under the long-term incentive plan (“LTIP”) in 3 years and use two performance metrics, including a relative measure (total stockholder return relative to the S&P 1500 Industrials Index)
  Set rigorous goals for the realization of target ACIP and LTIP compensation against objective measures
  Use perquisite-light compensation structure
  Employ double trigger change-in-control provisions for severance and for accelerated vesting in equity awards
  Maintain award caps for ACIP or LTIP (NEO's maximum ACIP payout is capped at 200% of target)

What We Don't Do

   No option repricing or cash buyouts of underwater options
   No evergreen share authorizations and aggressive share recycling for equity plans
   No guaranteed ACIP or LTIP awards for officers
   No provision for any accrued dividend equivalents for Performance stock unit awards granted under the long-term incentive plan (“LTIP”)
   No change-in-control-related excise tax gross-ups

26	2026 Proxy Statement

Executive Compensation
Compensation Objectives and Elements
A.Objectives
Belden’s executive compensation program is designed to support the interests of stockholders by rewarding executives for achievement of the Company’s specific business objectives, which for the NEOs in 2025 included net income, EBITDA, and revenue. Other executives with business-unit level responsibilities have objectives focused on the performance of the relative business unit as well as the consolidated company. The overarching principles of the program are:
●Maximizing stockholder value by allocating a significant percentage of compensation to performance-based pay that is dependent upon achievement of the Company’s performance goals, without encouraging excessive or unnecessary risk taking;
●Aligning executives’ interests with stockholder interests by providing significant stock-based compensation and expecting executives to have a long-term perspective by holding the stock they earn in compliance with our ownership guidelines;
●Attracting and retaining talented executives by providing competitive compensation opportunities; and
●Rewarding overall corporate results while recognizing individual contributions and behaviors consistent with our values.
B.Elements
Below is an illustration of Belden’s compensation program. Individual compensation packages and the mix of base salary, annual cash incentive opportunity and long-term equity incentive compensation for each NEO vary depending upon the executive’s level of responsibilities, potential, performance and tenure with the Company. Each of the elements shown below is designed for a specific purpose, with the overall goal of achieving a high and sustainable level of Company and individual performance. The percentage of total compensation that is performance-based and therefore at risk generally increases as an officer’s level of responsibilities increases.

Base Salary

●Objective: Compensates individuals based on job type and level within the Company	●Eligible for merit-based increases in connection with annual performance review

Annual Cash Incentive Plan (“ACIP”) Opportunity

●Objective: Rewards achievement of the Company’s performance targets and individual performance; zeros out if performance is below certain thresholds	●Based on target ACIP amount, which is a percentage of base salary ●If earned, paid annually following the computation and release of year-end financial results

Long-Term Incentive Compensation

●Performance Stock Units (“PSUs”)
>Objective: Supports retention and achievement of Company’s total stockholder return and free cash flow objectives; at risk if performance is below certain thresholds
>Represents 50% of target long-term incentive opportunity
>2025 PSUs may or may not result in the delivery of Belden shares in 2028 based on Company performance from 2025-2027
>PSUs issued in February 2025 have the potential to be enhanced if Company achieves $10.00 or more of adjusted EPS by the end of 2028

●Restricted Stock Units (“RSUs”)
>Objective: Supports retention and aligning stockholder and executive incentives
>Represents 50% of target long-term incentive opportunity
>Vest in annual tranches, with 25% vesting on the first anniversary of the grant date, 25% vesting on the second anniversary of the grant date, and 50% vesting on the third anniversary of the grant date.

Additionally, the Company provides competitive retirement and benefit programs to our NEOs on the same basis as other employees and limited perquisites as described under Compensation Policies and Other Considerations.

2026 Proxy Statement	27

Executive Compensation
The Compensation Committee approves and grants annual long-term incentive awards at approximately the same time every year, with awards ordinarily granted at its February or March meeting. The Company's long term incentive awards do not currently feature options or stock appreciation rights - none were issued to NEOs in 2025. Outside of the annual grant cycle, we may make RSU, PSU or SAR awards in connection with a new hire package, retention grant or severance package. Long term incentive awards are not granted in anticipation of the release of material non-public information, and the release of material non-public information is not timed on the basis of equity or long term incentive award grant dates.
C.Pay for Performance Philosophy
Our ability to execute on our strategic plan relies on implementation of our talent management program. We continually seek to hire and retain high performing and high potential managers to both drive performance today and build a dependable bench of successors for the future. The principles of the program are as follows:
●We have developed a culture of inclusivity and high performance that allows us to attract the best talent from a broad pool of global candidates;
●We believe that providing the highest reward to those who deliver the highest levels of performance creates an environment where everyone is motivated to continually improve and strive for their best;
●We set objective performance measures and hold ourselves accountable for delivery of the results and our own performance;
●We believe that performance is both what you do and how you do it, so we measure specific delivery of results and how effectively we have lived our values in the current calendar year;
●We use our annual performance and compensation review process to assess performance in the year and allocate greater reward to those who deliver the highest performance relative to other members of a particular team; and
●We provide honest and timely feedback to each other on performance and opportunities to continuously improve, so that everyone has the opportunity to be the very best at what they do.
We believe that this philosophy has provided an appropriate balance to drive continuous improvement while retaining high performers through challenging times. More importantly, we believe the incentives we provide for achievement without rewarding under-performance contributes to our industry-leading employee engagement while aligning the interests of our managers closely with those of our customers and investors.
D.Compensation Design
Role of Compensation Consultant
Following an analysis based on rules promulgated by the NYSE, the Compensation Committee retained Meridian Compensation Partners LLC (“Meridian”) as its independent compensation consultant during 2025. Meridian reported directly to the Committee. The Committee generally relies on the independent compensation consultant to provide it with comparison group benchmarking data and information as to market practices and trends, and to provide advice on key Committee decisions.
Meridian provided advice to the Compensation Committee and management in connection with the composition of comparator companies we use for benchmarking purposes and the design of our annual cash incentive and long-term incentive programs.
Benchmarking and Survey Data
In determining total compensation levels for our NEOs, the Compensation Committee reviews market trends in executive compensation and a competitive analysis prepared by the independent compensation consultant, which compares our executive compensation to both the companies in the comparator group described below and to broader market survey data. The Compensation Committee also considers other available market survey data on executive compensation philosophy, strategy and design. The Company’s compensation philosophy is to target base salaries at the 50th percentile of the competitive market. Individual executives may have base salaries above or below the target based on their individual performances, internal equity and experience. As discussed above, at-risk incentive compensation components have the potential to reward our executives at levels above industry medians, but only when the Company is outperforming the industry.
The Compensation Committee chose our comparator group from companies in the primary industry segments in which the Company operates and competes for talent.

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Executive Compensation
The comparator group companies for 2025 were as follows:

A.O. Smith Corporation	Curtiss-Wright Corporation	IDEX Corporation	nVent Electric plc
Acuity Brands, Inc.	ESCO Technologies	Itron Inc.	Regal Rexnord Corporation
Amphenol Corporation	Extreme Networks	ITT Inc.	Rockwell Automation
Carlisle Companies Incorporated	Hexcel Corporation	Littelfuse	Rogers Corp.
Crane NXT Co.	Hubbell Incorporated	Lumentum Holdings	Vishay Intertechnology

The Compensation Committee considers the comparator group competitive pay analysis and survey data as relevant, but non-determinative data points in making its pay decisions. The approach to pay decisions is not formulaic and the Committee, based on advice from the compensation consultant, exercises judgment in making them.
Each year, the Compensation Committee reviews the performance evaluations and pay recommendations for the named executive officers and the other senior executives. The Compensation Committee, with input from the Board, meets in executive session without the CEO present to review the CEO’s performance and set his compensation. In its most recent review in February 2026, the Compensation Committee concluded that the total direct compensation of executive officers, with respect to compensation levels, as well as structure, are consistent with our compensation design and objectives.
2025 Compensation Analysis
A.Base Salary Adjustments
Salaries of executive officers are ordinarily reviewed annually and at the time of a promotion or other change in responsibilities. Increases in salary are based on a review of the individual’s performance against objective performance measures, the competitive market, the individual’s experience and internal equity. For executives who earn a personal performance factor of 4 or more, base salaries may be adjusted using a merit salary increase matrix, discussed below. An executive who scores less than 4 and fails to improve his or her performance may be subject to disciplinary action, including dismissal.
The executive is scored on our merit salary increase matrix that is annually reviewed by the Committee and, if appropriate, revised to reflect the competitive market, based on the salary survey data noted above. The executive’s salary is classified based on three categories: below market, market and above market. Company-wide, the ranking system, which assigns personal performance factors ranging from 0-10, is designed to take the form of a normal distribution.
2025 Merit Increase Guidelines for Named Executive Officers

Current Salary	Current Salary as a % of Midpoint	Personal Performance Factor
		0-3	4-7	8-10

Above Market	106% and Above	0%	0%-3.5%	2.5%-7.0%
Market	95%-105%	0%	0%-4.5%	3.0%-9.0%
Below Market	Below 95%	0%	3.5%-8.0%	6.5%-15.0%
The timing and amount of any salary adjustment will be based on the executive’s annual overall performance ranking and whether the executive falls “below,” “at” or “above” market as compared to the median of the applicable market data noted above.
For example, an executive with an overall ranking of “8” who is “above market” will receive a lower salary increase than an executive with a ranking of “8” who is “below market”.

2026 Proxy Statement	29

Executive Compensation
The named executive officers’ salaries as of December 31, 2025 are provided in the following table.

Name	Annual Base Salary at December 31, 2025

Dr. Chand	$1,050,000
Mr. Parks	$625,000
Mr. Anderson	$557,000
Mr. Bhadra	$530,400
Mr. Lieser	$519,400
B.Annual Cash Incentive Plan Awards
Executive officers participate in our annual cash incentive plan. Overall, we had 2,050 employees participate in the plan’s 2025 performance offering. Under the plan, participants earn cash awards based on the achievement of Company and individual performance goals. For 2025, the amount paid under the plan to all participants was approximately $31.252 million, or approximately 6.73% of adjusted net income before ACIP expense. This compares to approximately 8.00%, 4.74%, 7.17%, and 10.86%, in 2024, 2023, 2022, and 2021, respectively, as shown below:

(Dollar amounts in thousands)	2025	2024	2023	2022	2021

Adjusted Net Income from Continuing Operations	$303,095	$262,743	$288,792	$317,393	$216,942
Tax effected ACIP Expense (assuming 30% rate)(a)	$21,876	$22,854	$14,359	$24,497	$26,427
Adjusted Net Income Before ACIP Expense (b)	$324,971	$285,597	$303,151	$341,792	$243,369
Reflected as a percentage (a divided by b)	6.73%	8.00%	4.74%	7.17%	10.86%
Form 8-K in which adjusted net income is reconciled to GAAP net income	February 12, 2026	February 6, 2025	February 8, 2024	February 8, 2023	February 9, 2022

AWARDS GRANTED TO MEMBERS OF BELDEN'S SENIOR LEADERSHIP TEAM ARE COMPUTED USING THE FOLLOWING FORMULA:

Base Salary	Target Percentage	Financial Factor	ACIP Award

1	Determine Target Percentages for each NEO
For 2025 each NEO’s ACIP Target Percentages were as follows: Dr. Chand –130%; Messrs. Anderson, Bhadra, Lieser and Parks – 75%.

2	Determine the Performance Targets for the Financial Factors
Performance targets for calculating the Financial Factors were based on net income, revenue, and EBITDA during 2025. In addition, as discussed further below, the performance stock units (“PSUs”) had performance targets based on relative total stockholder return and free cash flow. In an effort to reinforce and enhance Belden’s “One Belden” philosophy, every ACIP eligible Belden associate’s financial factor includes, at least in part, the consolidated Belden financial factor that measures the Company’s performance as a whole. As illustrated below, in order to ensure that we are rewarding performance that drives stockholder value, ACIP financial factors and long-term equity incentive plan performance targets flow from and support the strategic financial goals we communicate to our investors.

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Executive Compensation

2025 Strategic Plan Financial Goals	ACIP/PSU Financial Factors

10-12% compound annual EPS growth	Stretch Achievement Share Awards are measured by EPS performance

Mid-single digit organic revenue growth	All business of the Company have revenue targets

Incremental EBITDA Margins of between 25 and 30%	All businesses of the Company have EBITDA targets

Free Cash Flow Margin of approximately 10%	PSU conversion is based in part on free cash flow performance

Net leverage of 1.5X	Reduced net leverage often leads to enhanced shareholder returns

PERFORMANCE FACTOR DETERMINATION AND ADJUSTMENTS
The performance factors we use that make up the Financial Factor support our short- and long-range business objectives and strategy. We have selected multiple factors because we believe no one metric is sufficient to capture the performance we are seeking to achieve and any one metric in isolation may not promote appropriate management performance. Management and the Board believe that income from continuing operations and EBITDA are the financial metrics most clearly aligned with the enhancement of near-term stockholder value. Therefore, they are weighted heavily in our consolidated and platform targets. Additionally, revenue growth has been highlighted by our stockholders as a key component of value creation.
In setting performance goals, we consider our annual and long-range business plans and factors such as our past variance to targeted performance, economic and industry conditions, and our industry performance. We set challenging, realistic goals that will motivate performance within the top quartile of our comparator group. We recognize that the metrics may need to change over time to reflect new priorities and, accordingly, review these performance metrics at the beginning of each performance period. As a result of the uncertainty arising from the channel destocking behavior that began in 2023, Belden felt it was appropriate to issue two sets of Financial Factor targets for 2024 - one set for each half of the year. The Company returned to a full-year measurement period in 2025.

In 2025, threshold, target and maximum levels for the performance factors that make up the Financial Factors were set to challenge management to achieve upper quartile performance, including with respect to consolidated revenue, consolidated net income, and consolidated EBITDA.

Officers with company-wide responsibilities, including Messrs. Chand, Parks, Anderson, and Bhadra, were measured using consolidated performance. Other executives whose responsibilities are more closely aligned with a particular business unit or units, including Mr. Lieser as Executive Vice President of Automation Solutions, are measured based on the performance of the relevant business unit as well as the total company. The applicable factors and weighting percentages are set at the beginning of each performance period as depicted below and illustrated in further detail on Appendix I.

Factor	Messrs. Chand, Parks, Anderson, and Bhadra

Consolidated Net Income	40%
Consolidated EBITDA	30%
Consolidated Revenues	30%
During the course of 2025, Mr. Lieser was asked to take on management of Belden's Smart Buildings Solutions Business following the departure of Belden's former Executive Vice President of Smart Infrastructure Solutions, Jay Wirts. As a result, the Compensation Committee of the Board of Directors approved a revised 2025 ACIP Award for Mr. Lieser equal to Mr. Lieser's Base Salary X ACIP Target Percentage X Automation Solutions Cash Incentive Factor X Supplemental 2025 Factor. The Automation Solutions Cash Incentive Factors is calculated based on the components shown below. The Supplemental 2025 Factor is based on the EBITDA of Belden's Smart Building Solutions segment in 2025 and resulted in a 1.29 multiplier.

2026 Proxy Statement	31

Executive Compensation

Factor	Mr. Lieser

Automation Solutions EBITDA	33%
Automation Solutions Revenues	17%
Corporate Financial Factor	50%
Consistent with the terms of the annual cash incentive plan, the performance factors were adjusted to reflect certain unusual events that occurred during the year. The Compensation Committee and the Audit Committee meet jointly to analyze and approve the adjustments recommended by management. The Committees agree that it was appropriate to adjust the financial performance targets for these matters to properly capture our operating results and to eliminate the potential for managers delaying strategic decisions beneficial to the Company in the long term (e.g., restructuring) because of the impact of those decisions on short-term financial metrics or benefiting from favorable one-time adjustments or unbudgeted events (such as acquisitions).
For each individual financial performance factor, threshold, target and maximum amounts are set by the Compensation Committee. Actual performance at the threshold level is reflected with a Financial Factor score of 0.5, actual performance at the target level is reflected with a Financial Factor score of 1.0, and actual performance at or above the maximum level is reflected with a Financial Factor score of 2.0. Performance between the threshold and target and between the target and maximum are interpolated on a linear basis. Actual performance below the threshold would result in a component score of 0 and the failure to achieve at least threshold performance on the consolidated net income/segment EBITDA component would result in an overall Financial Factor of 0. Because Financial Factors are capped at 2.0 and because, as described below, he does not have a Personal Performance Factor, the CEO’s ACIP payout cannot mathematically be higher than 200% of his or her target payout.
The performance factor definitions, thresholds, targets and actual results, as well as the applicable weighting and calculations for each NEO are contained in Appendix I, which is incorporated herein by this reference. The applicable 2025 Financial Factors for the NEOs are as follows:

Named Executive Officer	Financial Factor

Dr. Chand	0.85
Mr. Parks	0.85
Mr. Anderson	0.85
Mr. Bhadra	0.85
Mr. Lieser	1.10
Supplemental 2025 Financial Factor applicable to Mr. Lieser	1.47

3	Determine Annual Cash Incentive Plan Payouts
Based on the preceding discussion, each NEO’s annual cash incentive plan award is as shown in the table below. The awards were paid out following adoption of the Financial Factors by the Committee in February 2026.

NEO	2025 ACIP Award ($)

Dr. Chand	1,149,094
Mr. Parks	398,438
Mr. Anderson	355,088
Mr. Bhadra	331,500
Mr. Lieser	594,248

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Executive Compensation
C.Long Term Incentive Awards
Our long-term equity incentive plan is designed to align the financial interests of our executives and our stockholders by providing executives with a continuing stake in the long-term success of the company. With half of each executive officer’s LTI grant made up PSUs that only convert into Belden shares if certain performance metrics are achieved, the plan emphasizes our Pay-for-Performance philosophy. In response to employee feedback and in an effort to more closely align the interests of Belden employees and stockholders, the mix of LTI awards offered to executives in 2024 was revised to replace stock appreciation rights, an award that only saw value if Belden's stock price increased following the issue date, with additional Restricted Stock Units. As a result, all executive officers participating in the LTI program in 2025 received 50% of their LTI award (discussed below) under the plan in the form of PSUs and 50% in the form of RSUs.
Individual performance, the competitive market, executive experience and internal equity were factors used to determine the total dollar value of RSUs and PSUs granted to each executive officer in 2025, which we refer to as the “Long-Term Incentive Value”, or “LTI Value”.
LTI Value
Each executive is assigned a target LTI value (expressed as a % of base salary) based on the factors described above. We then use the following matrix to determine actual grant size as a % of target:

PPF	0.85 – 1.15	1.16 – 1.50
Percentage of Target LTI	70% – 120%	100% – 190%
An officer did not receive an equity award in 2025 if his or her 2024 Personal Performance Factor was less than 0.85. In 2025, Dr. Chand had an LTI Target of 474% of his base salary, Mr. Parks had a Target LTI percentage of 215% of his base salary, Mr. Anderson had a Target LTI percentage of 160% of his base salary, Mr. Bhadra had a Target LTI percentage of 135% of his base salary, and Mr. Lieser at a target LTI percentage of 155% of his base salary.
To illustrate the LTI Value matrix, assume a base salary of $400,000 and a Target LTI percentage of 50%. The Target LTI Value is $200,000. Assuming the officer’s PPF is 1.0, he or she would receive equity valued between $140,000 and $240,000. If the same officer’s PPF is 1.20, he or she would receive equity valued between $200,000 and $380,000. The exact amount granted within the range for each individual is at the discretion of the individual’s immediate supervisor (the “LTI Award”).
As previously discussed, the NEOs received 50% of their LTI Award in the form of RSUs, and 50% in the form of PSUs. To determine the number of RSUs and PSUs to be granted, we use a ninety-day average of the stock (the “Average Belden Stock Price”).
In summary, the LTI Award is allocated into the number of units resulting from the following formulas:
RSUs = 50% of the LTI Award divided by the Average Belden Stock Price, rounded to the nearest unit.
PSUs = 50% of the LTI Award divided by the Average Belden Stock Price, rounded to the nearest unit.
RSUs provide executives with an interest in the company designed to align the interest of the executives and stockholders, and they also serve as a retention tool because they vest over time, with 25% of the RSU award vesting on the first anniversary of the grant date, 25% of the RSU award granting on the second anniversary of the grant date, and 50% of the RSU award granting on the third anniversary of the grant date.
Half of the PSUs granted in 2025 will be measured based on total stockholder return (TSR) relative to the S&P 1500 Industrials Index. The other half of the PSUs will be measured based on cumulative consolidated free cash flow for 2025 through 2027, as adjusted for certain restructuring expenses in connection with acquisition integration and other changes to the Company. The PSU agreements state that following the three-year performance period, a conversion factor ranging from 0 to 2.0 will be applied to each award. The sum of the results of that formula, rounded to the nearest whole unit, is the gross number of Belden shares the officer will receive. The actual number of shares to be distributed will be net of any required withholding taxes. If the Company's earnings-per-share exceeds the stated threshold of $10.00 prior to the end of 2028, 2025 PSU recipients will receive an additional number of shares calculated by multiplying the number of shares resulting from conversion, if any, of the 2025 PSUs multiplied by a conversion factor between 0.5 and 1.5 based on the Company's earnings-per-share (EPS) achievement, as measured based on audited full-year financial results.

2026 Proxy Statement	33

Executive Compensation
The PSUs granted in 2025 will be measured on the performance period from February 26, 2025 (the grant date) to December 31, 2027, in the case of the TSR-based PSUs, and January 1, 2025 to December 31, 2027, in the case of the free cash flow-based PSUs.
Conversion will be effected based on threshold, target and maximum levels.
For the PSUs based on relative TSR, threshold performance results in a conversion factor of 0.25, target performance results in a conversion factor of 1.00 and maximum performance results in a conversion factor of 2.00. Performance between threshold and target and between target and maximum are interpolated on a linear basis.
For the PSUs based on consolidated free cash flow, threshold performance results in a conversion factor of 0.50, target performance results in a conversion factor of 1.00 and maximum performance results in a conversion factor of 2.00. Performance between threshold and target and between target and maximum are interpolated on a linear basis. PSUs drive performance against targets during the three-year performance period, as PSUs will not convert to Belden shares if performance thresholds are not achieved.
At its February 2025 meeting, the Compensation Committee approved equity award grants in the form of 70,603 PSUs and 70,603 RSUs to 228 employees.
2025 Equity Awards to NEOs

NEO	PSUs	RSUs

Dr. Chand	22,492	22,492
Mr. Parks	5,627	5,627
Mr. Anderson	3,760	3,760
Mr. Bhadra	3,577	3,577
Mr. Lieser(1)	10,247	10,247
(1)In addition to 3,577 PSUs and RSUs awarded to Mr. Lieser in the ordinary course in February of 2025, on July 1, 2025, Mr. Lieser was granted an additional 6,670 PSUs and 6,670 RSUs as part of the Supplemental Incentive Plan described below.
Stretch Achievement Share Awards
To incentivize management to achieve the publicly stated stretch goal of achieving $8.00 or more of adjusted earnings-per-share prior to the end of 2025, the Compensation Committee awarded Stretch Achievement Share Awards to the recipients of PSU awards in 2022. In connection with promotions earned between the original grant date of the Stretch Achievement Share Awards and its March 2023 meeting, the Committee granted additional 2022 PSUs to Dr. Chand.
Because the Company achieved $7.54 in adjusted earnings-per-share in 2025, in February of 2026, the 2022 PSU recipients that remained employed by the Company received an additional 0.54 shares of Belden common stock for each share of common stock the recipient received upon conversion of the 2022 PSUs in 2025.

NEO	Shares Issued Upon Conversion of 2022 PSUs	Shares Issued Pursuant to the SASA Program in February 2026

Dr. Chand	57,790	31,207
Mr. Parks	13,971	7,544
Mr. Anderson	9,408	5,080
Mr. Bhadra	8,172	4,413
Ms. Lieser	10,594	5,721

34	2026 Proxy Statement

Executive Compensation
2023-2025 PSU Grant
The Company utilizes a three-year performance measurement period for its PSUs. The three-year performance measurement period for PSUs granted in 2023 ended on December 31, 2025. At its February 2026 meeting, the Compensation Committee certified a conversion ratio of 1.11 for the free cash flow PSUs granted in 2023, and a conversion ratio of 1.00 for the relative TSR PSUs granted in 2025, resulting in an aggregate performance factor of 1.055 and each NEO receiving 1.055 shares of Belden stock for each PSU in connection with this grant. The threshold, target, maximum and actual performance are shown below:

Factor	Threshold	Target	Maximum	Actual

Relative TSR	25th Percentile	50th Percentile	75th Percentile	50th Percentile
Consolidated Free Cash Flow	539,000,000	674,000,000	809,000,000	689,000,000
Free cash flow is defined as net cash provided by operating activities, adjusted for certain acquisition and divestiture related costs and capital expenditures, plus the proceeds from the disposal of tangible assets.

Shares Awarded upon Conversion of 2023 PSUs

NEO	PSUs	Shares

Dr. Chand	22,435	23,669
Mr. Parks	7,457	7,867
Mr. Anderson	5,479	5,780
Mr. Bhadra	3,949	4,166
Mr. Lieser	4,113	4,339
From time to time, the Compensation Committee has granted a special long-term incentive award comprised of 50% time-vested RSUs and 50% performance-based PSUs (the “Supplemental Incentive Plan”) to certain executive officers. Awards under the Supplemental Incentive Program consist of 50% time-vested RSUs and 50% performance-based PSUs. In each case, the time-vested RSUs will cliff-vest on the four-year anniversary of the grant date, or such other date as may be approved by the Compensation Committee at the time of the grant. Mr. Lieser's Supplemental Incentive Plan PSUs and RSUs granted on July 1, 2025 vest on December 31, 2027. The performance-based PSUs will be earned based on relative TSR performance compared to the S&P 1500 Industrials index from the grant date to December 31, 2027, with any earned awards subject to an additional one-year vesting period. The Compensation Committee has selectively granted this type of special stock award and generally confines equity grants to the regular compensation program for its executives.
Compensation Policies and Other Considerations
Stock Ownership Guidelines
To align their interests with those of the Company’s stockholders, the Company’s executive officers must hold stock with value of at least three times their annual base salary (six times in the case of the CEO). Officers have five years from the date they are appointed as an officer or promoted to acquire the appropriate shareholdings. In addition, officers must make interim progress toward the ownership requirement during the five-year period – 20% after one year, 40% after two years, 60% after three years and 80% after four years. For purposes of determining ownership, unvested RSUs and the value of vested but unexercised, in-the-money options and SARs are included. For calculation purposes, the Company uses the higher of the current trading price or the acquisition price. As of March 25, 2025 (our record date for the annual meeting), each of the named executive officers either met his or her interim or five-year stock ownership guideline. In accordance with Company policy, an officer is prohibited from selling Belden stock until the officer meets the applicable guideline.

2026 Proxy Statement	35

Executive Compensation
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended, precludes the Company from taking a federal income tax deduction for compensation paid in excess of $1 million to our “covered employees” (which included the CEO and our three other most highly-compensated executive officers, other than the Chief Financial Officer, for years prior to 2018 and now includes all NEOs, including the CFO). Prior to 2018, this limitation did not apply to “performance-based” compensation. While the Compensation Committee has generally attempted to maximize the tax deductibility of executive compensation, the Compensation Committee believes that the primary purpose of our compensation program is to support the Company’s business strategy and the long-term interests of our shareholders. Therefore, the Compensation Committee has maintained the flexibility to award compensation that may not be tax deductible if doing so furthers the objectives of our executive compensation program.
Under the December 2017 U.S. tax reform, the exception to Section 162(m) for performance-based compensation was repealed for tax years beginning after December 31, 2017, subject to certain transition and grandfathering rules. Despite these new limits on the deductibility of performance-based compensation, the Compensation Committee continues to believe that a significant portion of our named executive officers’ compensation should be tied to the Company’s performance. Therefore, it is not anticipated that the changes to Section 162(m) will significantly impact the design of our compensation program going forward.
Annual non-equity based incentive compensation and PSUs for our Named Executive Officers are unguaranteed, subject to maximum payout amounts based on the achievement of the performance objectives established by the Compensation Committee annually. These objectives are selected by the Compensation Committee from among the performance metrics in the annual incentive plan for non-equity based compensation and the long term incentive plan for the PSUs. The Compensation Committee may exercise discretion to adjust the award based on an assessment of Company and individual performance. Also, our compensation plans comply with the requirements of Internal Revenue Code Section 409A, which mandates that nonqualified deferred compensation arrangements must meet specific requirements.
In accordance with FASB ASC Topic 718, for financial statement purposes, we expense all equity-based awards over the period earned based upon their estimated fair value at grant date.
Executive Compensation Recovery
In accordance with the Sarbanes-Oxley Act of 2002, the CEO and the CFO must forfeit certain bonuses and profits if the Company is required to restate its financial statements as a result of misconduct. In addition, if the Board of Directors determines that any other executive officer has engaged in fraudulent or intentional misconduct that results in the Company restating its financial statements because of a material inaccuracy, the Company, as permitted by law, will seek to recover any cash incentive compensation or other equity-based compensation (including proceeds from the exercise of a stock option or SAR) received by the officer from the Company during the 12-month period following the first public issuance or filing with the SEC of the financial statement required to be restated. Following the issuance of final rules by the SEC implementing the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Company adopted its Policy for the Recovery of Erroneously Awarded Compensation on November 30, 2023.
Insider Trading; Hedging and Pledging of Company Stock
Company policy requires executive officers and directors to consult the Company’s legal department prior to engaging in transactions involving Belden stock. In order to protect the Company from exposure under insider trading laws, executive officers and directors are subject to blackout periods and are encouraged to enter into pre-programmed trading plans under Securities Exchange Act Rule 10b5-1. The Company will not approve hedging or monetization transactions including, but not limited to, through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in the Company’s securities. Executive officers and directors are prohibited from utilizing margin accounts to engage in transactions in Belden stock and from pledging Belden stock for any purpose. Such restrictions do not apply to non-executive officer employees. The Company filed its insider trading policy as an exhibit to its 2024 Form 10-K.

36	2026 Proxy Statement

Executive Compensation
Equity Compensation Grant Practices
The Compensation Committee approves all grants of equity compensation, including stock appreciation rights, performance stock units and restricted stock units, to executive officers of the Company, as defined in Section 16 of the Exchange Act. All elements of executive officer compensation are reviewed by the Compensation Committee annually at a first quarter meeting. Generally, the Company’s awards of stock appreciation rights, performance stock units and/or restricted stock units are made at that meeting, but may be made at other meetings of the Compensation Committee. The Compensation Committee meeting date, or the next business day if the meeting falls on a non-business day, is the grant date for stock appreciation rights and restricted stock unit awards. The Company may also make awards in connection with acquisitions or promotions, or for retention purposes. Under the Company’s equity plan, the Compensation Committee may delegate to the Company’s CEO the authority to grant stock options to any employees of the Company other than executive officers of the Company as that term is defined in Section 16 of the Exchange Act. The Compensation Committee has exercised this authority and delegated to the CEO the ability to make limited equity grants in connection with promotion, retention and acquisitions, which he uses strategically but infrequently. Awards made by the CEO are reported to the Compensation Committee on a periodic basis.
Severance, Termination and Retirement
Each of the Company’s executive officers are participants in the Belden 2020 Executive Severance Plan (the “Severance Plan”), which establishes a specified severance program that will govern the benefits, if any, offered to an executive officer following the conclusion of his or her employment by the Company. We believe that the Company’s Severance Plan is essential in attracting and retaining the desired executive talent in a competitive market. In addition, the Severance Plan benefits the Company by providing for the upfront agreement of each executive on certain important provisions, including post-termination covenants and an agreement to provide a full release of claims against the Company. Information regarding benefits under the Severance Plan is provided following this Compensation Discussion and Analysis under the heading Potential Payments upon Termination or Change of Control.
Aircraft
The Company owns and from time-to-time leases corporate aircraft to provide flexibility to executive officers and other associates to allow more efficient use of executive time for Company matters. The Nominating and Corporate Governance Committee reviews management’s use of corporate aircraft throughout the year to confirm that it is consistent with this philosophy and in full compliance with the regulations promulgated by the Federal Aviation Administration, the Internal Revenue Service and the Securities and Exchange Commission.
Benefits and Perquisites
The named executive officers receive retirement and health care benefits on a consistent basis with other Belden employees. As described in Pension Benefits and Nonqualified Deferred Compensation, excess defined benefit and defined contribution plans are offered to eligible U.S. employees. In order to attract and retain talented officers, we have provided certain other compensation to our NEOs. It is our practice to not provide tax gross-ups for any perquisites provided to executive officers other than in extraordinary circumstances.
Report of the Compensation Committee
The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis section of this proxy statement. Based on such review and discussion, the Compensation Committee recommended to the Board of Belden that the Compensation Discussion and Analysis be included in the proxy statement.

Compensation Committee Lance Balk (Chair) David Aldrich Adel Al-Saleh Vivie (YY) Lee

2026 Proxy Statement	37

Executive Compensation
Compensation and Risk
We consider the variable, pay-for-performance components of our compensation programs to assess the level of risk-taking these elements may create. The variable components of our compensation programs offered to management (including our executives) are our annual cash incentive plan and long-term incentive awards program. We believe the way we select and set performance goals and targets with multiple levels of performance; using gradually sloped payout curves that do not provide large payouts for small incremental improvements; and confirming the achievement of performance before issuing the awards, all reduce the potential for management’s excessive risk-taking or poor judgment. Consistent with sound risk management, we limit the annual cash incentive award by capping the financial factor component at two times the target, as well as capping the awards themselves at the lesser of three times target or $5 million. The long-term incentive is limited through the use of a fixed percentage of the participant’s base salary. In addition, we require that executive officers adhere to stock ownership guidelines to promote a long-term focus and have adopted a compensation recovery policy in the event of fraudulent or intentional misconduct that leads to a restatement of our financial results.
We also consider our variable compensation programs offered to other associates. These are primarily incentive programs offered to sales and marketing associates. We believe the way we administer these programs reduces the potential of their causing a material adverse impact on the Company through excessive risk-taking. We have customer contract practices with respect to operating margins, customer creditworthiness, and channel management that are designed to reduce poor judgment in connection with entering into sales contracts having unreasonable terms. Sales targets are not designed to provide large payouts that are either based on small incremental improvement or overly aggressive goals that could induce excessive risk-taking by the salesperson. These programs are monitored throughout the performance period to ensure they are being properly administered. The results are subject to multiple levels of approval, including through the involvement of internal and external audit resources.
Pay for Performance
In reviewing the Compensation Tables that follow, it is important to note that equity-based compensation is reported based on the fair value at the grant date as determined under GAAP. As a result, it is not fully illustrative of compensation actually received. As a result of the manner in which PSUs, RSUs and SARs are structured, it takes years to determine whether a particular year’s compensation will end up resulting in the realization of more or less than the amount reported. It is subject to a number of factors, but is most sensitive to the price of Belden stock. The bottom line is that the Belden Compensation Program is effective in aligning pay and performance in that the reported level of compensation is only realized when performance is at a level satisfactory to the investor community.
Compensation Tables
Starting on the next page are the following compensation tables:
●Summary Compensation Table;
●Grants of Plan-Based Awards;
●Outstanding Equity Awards at Fiscal Year-End;
●Option Exercises and Stock Vested;
●Pension Benefits;
●Nonqualified Deferred Compensation;
●Employment, Severance and Change-in-Control Arrangements; and
●Potential Payments Upon Termination or Change-in-Control.

38	2026 Proxy Statement

Executive Compensation
Summary Compensation Table

Name and Principal Position (a)(*)	Year (b)	Salary(1) ($) (c)	Bonus ($) (d)	Stock Awards(2) ($) (e)	Option Awards(3) ($) (f)	Non-Equity Incentive Plan Compensation(4) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($) (h)	All Other Compensation(6) ($) (i)	Total ($) (j)

Ashish Chand President and Chief Executive Officer	2025	1,025,000	—	5,341,962	—	1,149,094	—	132,032	7,648,088
	2024	937,500	—	5,275,708	—	1,466,563	—	354,130	8,033,901
	2023	847,102	—	9,767,895	950,346	823,500	—	369,390	12,758,233
Jeremy Parks Senior Vice President - Finance, and Chief Financial Officer	2025	621,477	—	1,336,441	—	398,438	29,139	110,128	2,495,623
	2024	605,034	—	1,377,276	—	559,818	618	137,087	2,679,833
	2023	576,534	—	1,073,627	315,875	342,109	35,157	137,721	2,481,023
Brian Anderson Senior Vice President - Legal, General Counsel and Corporate Secretary	2025	554,893	—	893,019	—	355,088	148,357	79,968	2,031,325
	2024	543,296	—	927,585	—	483,724	57,891	53,148	2,065,644
	2023	517,704	—	788,769	232,065	298,338	154,559	80,383	2,071,818
Hiran Bhadra Senior Vice President, Strategy and Technology	2025	519,168	—	849,555	—	331,500	—	73,479	1,773,702
	2024	512,304	—	2,525,298	—	486,863	—	42,636	3,567,101
Brian Lieser(7) Executive Vice President, Automation Solutions	2025	650,400	—	2,686,273	—	594,248	120,418	78,024	4,129,363
	2024
	2023	431,388		1,684,318	174,246	292,468	—	703,421	3,285,841
(*)    Position as of 12/31/2025.
(1)Salaries are amounts actually received. Following the departure of Mr. Jay Wirts in 2025, Mr. Lieser was asked to take on additional responsibilities related to the Company's Smart Building Solutions business through the conclusion of 2025. In connection with these additional responsibilities, Mr. Lieser was paid an additional $167,400 on a bi-monthly basis consistent with the Company's ordinary payroll practices.
(2)Reflects the aggregate grant date fair value with respect to awards of stock for each named officer computed in accordance with FASB ASC Topic 718. See Grants of Plan-Based Awards Table for 2025 stock awards to the named officers. The assumptions used in calculating these amounts are described in Note 20: Share-Based Compensation, to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

2026 Proxy Statement	39

Executive Compensation
Some of the amounts listed in column (e) represent the grant date fair value of performance share units (“PSUs”) based on the assumption that the Company would meet its performance goals at the target level, resulting in one share of Belden stock, being issued to the officer for each PSU. Performance over the relevant three-year measurement period at maximum levels or greater (in the case of PSUs based on free cash flow) or at or greater than the 75th percentile (in the case of PSUs based on relative TSR) could result in the issuance of two shares of Belden stock for each PSU. In the event that the Company achieves at least $11.00 of Adjusted Earnings-per-share in any year prior to the conclusion of 2028, each recipient of 2025 PSUs may receive additional shares of common stock equal to the number of shares issued upon conversion of the 2025 PSUs multiplied by 1.5. During each performance period, the Company periodically analyzes performance and makes appropriate adjustments to the amount of stock-based compensation expense it records. Based on this structure, the maximum grant date fair values of the stock awards for each NEO (in dollars), are as follows:

	Dr. Chand	Mr. Parks	Mr. Anderson	Mr. Bhadra	Mr. Lieser

2025	16,882,608	4,223,654	2,822,275	2,684,914	7,937,873
2024	8,119,766	2,119,745	1,427,633	3,951,852
2023	12,035,737	1,827,418	1,342,613		3,192,208
(3)Reflects the aggregate grant date fair value with respect to awards of options or SARs for each named officer computed in accordance with FASB ASC Topic 718. The assumptions used in calculating these amounts are described in Note 20: Share-Based Compensation, to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 The amounts shown above include the maximum grant date fair value for the PSUs issued in 2025.
(4)Represents amounts earned under the Company’s annual cash incentive plan as approved by the Compensation Committee at its February 2026 meeting.
(5)The amounts in this column reflect the increase in the actuarial present value of the accumulated benefits under the Company’s defined benefit plans in which the named executives participate. None of the named executives received above-market or preferential earnings on deferred compensation.
(6)The amounts (in dollars) shown in column (i) for 2025 consist of the following:

	Total	Company’s Contributions In Its Defined Contribution Plan	Life Insurance and Long Term Disability Benefits	Medical and Dental Insurance Benefits	Tax Preparation Costs	Restricted Stock Dividends	Tax Gross Up/ Equalization	Housing Allowance

Ashish Chand	132,032	15,750	6,788	18,875	4,900	21,212	2,006	62,500
Jeremy Parks	110,128	15,750	5,222	13,816	4,900	2,557	—	67,884
Brian Anderson	79,968	46,738	7,733	18,875	4,900	1,722	—	—
Hiran Bhadra	73,479	45,271	7,357	18,875	550	1,425	—	—
Brian Lieser	78,024	42,201	8,187	16,647	4,900	6,088	—	—
Dr. Chand received a housing rental allowance of $62,500 in 2025.
Mr. Parks received a housing allowance of $67,884 in 2025.
(7)Mr. Lieser qualified as a Named Executive Officer in 2023 and 2025. He did not qualify as a Named Executive Officer during 2024.

40	2026 Proxy Statement

Executive Compensation
Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($ per Share) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Name (a)	Grant Date (b)	Award Type	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)

Ashish Chand		ACIP	656,250	1,312,500	2,625,000
		RSU							22,492			2,456,801
		PSU				8,435	22,492	112,460				2,885,161
Jeremy Parks		ACIP	218,750	437,500	875,000
		RSU							5,627			614,637
		PSU				2,110	5,627	28,135				721,803
Brian Anderson		ACIP	194,500	389,900	779,800
		RSU							3,760			410,705
		PSU				1,410	3,760	18,800				482,314
Hiran Bhadra		ACIP	182,000	364,000	728,000
		RSU							3,577			390,715
		PSU				1,341	3,577	17,885				458,840
Brian Lieser		ACIP	183,750	367,500	735,500
		RSU							3,577			390,716
		RSU							6,670			1,050,592
		PSU				1,341	3,577	17,885				458,840
		PSU				1,668	6,670	13,340				1,050,592
(1)The amounts in column (c) represent the cash payment under the Company’s annual cash incentive plan (“ACIP”) that would have been made if the threshold performance for 2025 was met; the amounts in column (d) represent the cash payment under ACIP that would have been made if the target performance for 2025 was met; and the amounts in column (e) represent the maximum cash payment under ACIP. For members of Belden's Senior Leadership Team, including each of the NEOs, the maximum cash payment under ACIP is two times target because the company financial factor is capped at 2.0.
(2)The Compensation Committee granted performance stock unit awards (PSUs) at its February 26, 2025 meeting. The PSUs granted in 2025 will be measured on the performance period from February 26, 2025 (the grant date) to December 31, 2027, in the case of the TSR-based PSUs, and January 1, 2025 to December 31, 2027, in the case of the free cash flow-based PSUs. Any payout arising from the 2025 PSUs will be made in shares of Belden stock in 2028. The Committee granted an additional tranche of 2025 PSUs to Mr. Lieser that will be measured on the total shareholder return between July 1, 2025, and December 31, 2027. Any payout from these Supplemental TSR-based PSUs will be made in shares of Belden stock in 2028. The conversion factor from PSUs to shares is based on the Company’s total stockholder return over the performance period measured relative to the S&P 1500 Industrials Index (the “Index”), weighted 50%, and the company’s consolidated free cash flow over the performance period, weighted 50%. If the Company achieves certain adjusted Earnings-Per-Share based goals prior to the conclusion of 2028, each recipient of shares upon conversion of the 2025 PSUs has the potential to receive up to 1.5 additional shares of Company shares for each share received upon conversion of the 2025 PSUs.
(3)The amounts in column (i) are the number of RSUs granted to each of the named executive officers in 2025. Generally, these awards vest as follows: 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date, and 50% on the third anniversary of the grant date. The Committee granted additional RSUs to Mr. Lieser that cliff vest on December 31, 2027.

2026 Proxy Statement	41

Executive Compensation
Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options(1) (#) Exercisable (b)	Number of Securities Underlying Unexercised Options(2)(3) (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price(4) ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested(5) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested(6) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(7) # (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(8) ($) (j)

Ashish Chand	16,064	8,032		85.77	3/07/2033	57,790	6,735,507	11,218	1,307,458
								22,446	2,616,081
								22,492	2,621,443
								22,435	2,614,799
								29,928	3,488,108
								22,492	2,621,443
Jeremy Parks	10,962			45.11	2/16/2031	13,971	1,628,285	3,729	434,615
	8,657			53.79	2/22/2032			5,860	682,983
	5,340	2,669		85.77	3/07/2033			5,627	655,827
								7,457	869,113
								7,813	910,605
								5,627	655,827
Brian Anderson	6,368			51.14	2/11/2030	9,408	1,096,499	2,739	319,230
	8,121			45.11	2/16/2031			3,947	460,023
	5,830			53.79	2/22/2032			3,760	438,228
	3,923	1,961		85.77	3/07/2033			5,479	638,577
								5,262	613,286
								3,760	438,228
Hiran Bhadra	2,828	1,413		85.77	3/07/2033	8,172	952,447	1,974	230,070
								2,988	348,251
								9,539	1,111,770
								3,577	416,899
								3,949	460,256
								3,984	464,335
								9,539	1,111,770
								3,577	416,899
Brian Lieser	2,946	1,472		85.77	3/07/2033	10,594	1,234,745	2,057	239,743
								3,292	383,683
								3,577	416,899
								6,670	777,389
								4,113	479,370
								4,389	511,538
								3,577	416,899
								6,670	777,389
(1)Shows vested SARs.
(2)Shows unvested SARs.
(3)For Dr. Chand, his 8,032 unexercisable SARs expiring on March 7, 2033 vested on March 7, 2026.
For Mr. Parks, his 2,669 unexercisable SARs expiring on March 7, 2033 vested on March 7, 2026.
For Mr. Anderson, his 1,961 unexercisable SARs expiring on March 7, 2033, vested on March 7, 2026.
For Mr. Bhadra, his 1,413 unexercisable SARs expiring on March 7, 2033 vested on March 7, 2026.
For Mr. Lieser, his 1,472 unexercisable SARs expiring on March 7, 2033 vested on March 7, 2026.

42	2026 Proxy Statement

Executive Compensation
(4)The exercise price of SAR awards granted is the closing price of Belden shares on the grant date.
(5)Represents the number of Stretch Achievement Share Awards received upon conversion of the 2022 PSUs in February, 2025. PSUs granted in 2022. Because the Company achieved $7.54 in adjusted earnings-per-share in 2025, in February of 2026, each Stretch Achievement Share Award converted into 0.54 shares of Belden common stock. Giving effect to the conversion described above, the NEOs received the following number of common shares on February 25, 2026: Dr. Chand - 31,207, Mr. Parks - 7,544, Mr. Anderson - 5,080, Mr. Bhadra - 4,413, and Mr. Lieser - 5,721.
(6)The market value represents the product of the number of shares and the closing market price of Belden shares on December 31, 2025 ($116.55). The value of the SASA awards assumes a conversion at a 1.0 ratio. Giving effect to the conversion described in note 5, the market value of shares received on February 25, 2026 for each of the NEOs is as follows: Dr. Chand - $4,636,109, Mr. Parks - $1,120,763, Mr. Anderson - $754,730, Mr. Bhadra - $655,577 , and Mr. Lieser - $849,886.
(7)On each of February 22, 2022, March 14, 2022, March 7, 2023, February 21, 2024, and February 26, 2025 the NEOs were granted PSUs. Each tranche of PSUs carries a three year measurement period. Based on the Company’s performance during this period on total stockholder return relative to the S&P 1500 Industrials Index, weighted 50%, and on consolidated free cash flow, weighted 50%, a conversion factor from 0 to 2.0 will be generated. If the conversion factor is greater than 0, the PSUs will be converted to a whole number of shares and delivered to the NEOs upon conversion. Mr. Lieser was granted additional Supplemental Incentive Plan PSUs on July 1, 2025, that vest on December 31, 2027 and are measured based upon Belden's total stockholder return from July 1, 2025 through December 31, 2027.
Dr. Chand’s 22,435 PSUs were reviewed by the Compensation Committee at its first quarter 2026 Compensation Committee meeting, and, based on the conversion ratio, converted into 23,668 shares. His 29,928 PSUs granted on February 21, 2024, will be reviewed by the Compensation Committee at its first quarter 2027 meeting. His 22,492 PSUs granted on February 26, 2025 will be reviewed by the Compensation Committee at its first quarter 2028 meeting. His 11,218 RSUs vested on March 7, 2026. His 22,446 RSUs granted on February 21, 2024, will vest as follows: 7,482 on February 21, 2026, and 14,964 on February 21, 2026. His 22,492 RSUs granted on February 26, 2025 will vest as follows: 5,623 on February 26, 2026, 5,623 on February 26, 2027, and 11,246 on February 26, 2028.
Mr. Parks’ 7,457 PSUs were reviewed by the Compensation Committee at its first quarter 2026 Compensation Committee meeting, and based on the conversion ratio, converted into 7,867 shares. His 7,813 PSUs will be reviewed at the first quarter 2027 Compensation Committee meeting. His 5,627 PSUs will be reviewed at the first quarter 2028 Compensation Committee meeting. His 3,729 RSUs vested on March 3, 2026. His 5,860 RSUs will vest as follows: 1,953 on February 21, 2026, and 3,907 on February 21, 2027. His 5,627 RSUs will vest as follows: 1,407 on February 26, 206, 1,407 on February 26, 2027, and 2,813 on February 26, 2028.
Mr. Anderson’s 5,479 PSUs were reviewed by the Compensation Committee at its first quarter 2026 Compensation Committee meeting, and based on the conversion ratio, converted into 5,780 shares. His 5,262 PSUs will be reviewed at the first quarter 2027 Compensation Committee meeting. His 3,760 PSUs will be reviewed at the first quarter 2028 Compensation Committee Meeting. His 2,739 RSUs vested on March 7, 2026. His 3,947 RSUs will vest as follows: 1,316 on February 21, 2026, and 2,631 on February 21, 2027. His 3,760 RSUs will vest as follows: 940 on February 26, 2026, 940 on February 26, 2027 and 1,880 on February 26, 2028.
Mr. Bhadra's 3,949 PSUs were reviewed by the Compensation Committee at its first quarter 2026 Compensation Committee meeting, and based on the conversion ratio, converted into 4,163 shares. His 3,984 PSUs will be reviewed at the first quarter 2027 Compensation Committee meeting. His 3,577 PSUs will be reviewed at the first quarter 2028 Compensation Committee meeting. His 1,974 RSUs vested on March 7, 2026. His 2,988 RSUs granted on February 21, 2024, will vest as follows: 996 on February 21, 2026, and 1,992 on February 21, 2026. His 3,577 RSUs granted on February 26, 2025 will vest as follows: 895 shares on February 26, 2026, 894 shares on February 26, 2027, and 1,788 shares on February 26, 2028. His 9,539 Supplemental Incentive Plan RSUs and 9,539 Supplemental Incentive Plan PSUs granted on February 21, 2024, will vest as described in the discussion of the Supplemental Incentive Plan above.
Mr. Lieser's 4,113 PSUs granted on March 7, 2023 were reviewed by the Compensation Committee at its first quarter 2026 meeting, and, based on the conversion ratio, converted into 4,339 shares. His 4,389 PSUs will be reviewed at the first quarter 2026 Compensation Committee Meeting. His 3,577 PSUs will be reviewed at the Compensation Committee's first quarter 2027 meeting. His 2,057 RSUs vested on March 7, 2026. His 3,292 RSUs will vest as follows: 1,097 will vest on February 21, 2026, and 2,194 will vest on February 21, 2027. His 3,577 RSUs will vest as follows: 1,668 will vest on February 26, 2026, 1,668 will vest on February 26, 2027, and 3,334 will vest on February 26, 2028. His 6,670 Supplemental Incentive Plan RSUs and 6,670 Supplemental Incentive Plan PSUs granted on July 1, 2025, will vest on December 21, 2027.
(8)The market value represents the product of the number of shares and the closing market price of Belden shares on December 31, 2025 ($116.55). The value of PSU awards assumes a conversion at a 1.0 ratio.

2026 Proxy Statement	43

Executive Compensation
Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise(1)(2)(3)(4) (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)

Ashish Chand	16,979	888,715	137,382	15,985,088
Jeremy Parks	—	—	19,534	2,129,268
Brian Anderson	14,111	733,026	13,154	1,433,828
Hiran Bhadra	4,847	318,957	11,211	1,173,445
Brian Lieser	3,466	186,600	33,698	4,043,491
The dates on which certain executive officers had stock awards vest and the applicable fair market values on those days are as follows: February 24, 2025 – $111.09; February 25, 2025 – $110.62; March 17, 2025 – $102.78; August 20, 2025 – 124.28; and September 3, 2025 – $126.84. When the vesting date falls on a trading day, the fair market value is the average of the high and low trading prices of Belden shares on that day. When the vesting date falls on a non-trading day, the fair market value is the average of (a) the average of the high and low trading prices of Belden shares on the trading day immediately preceding the vesting date and (b) the average of the high and low trading prices of Belden shares on the trading day immediately following the vesting date. The number of RSUs that vested were as follows: Dr. Chand – 7,482 RSUs on February 24, 2025, 4,825 RSUs on February 25, 2025 and 22,428 RSUs on August 20, 2025; Mr. Parks – 1,953 RSUs on February 24, 2025 and 3,610 RSUs on February 25, 2025; Mr. Anderson – 1,315 RSUs on February 24, 2025 and 2,431 RSUs on February 25, 2025; Mr. Bhadra – 996 RSUs on February 24, 2025 and 2,043 RSUs on March 17, 2025; Mr. Lieser – 1,097 RSUs on February 24, 2025 and 1,049 on February 25, 2025. Giving effect to the actual tax withholding that occurred, Dr. Chand acquired 3,535 shares on February 21, 2025. 2,279 shares on February 22, 2025, and 10,574 shares on February 26, 2025; Mr. Parks acquired 836 shares on February 16, 2025 and 1,597 shares on February 17, 2025; Mr. Anderson acquired 697 shares on February 21, 2025 and 1,360 shares on February 22, 2025; Mr. Bhadra acquired 712 shares on February 21, 2025 and 1,239 shares on March 14, 2025 and Mr. Lieser acquired 551 shares on February 21, 2025, 532 shares on February 22, 2025, and 3,800 shares on September 3, 2025. PSUs granted in 2022 converted into the following number of Belden shares, giving effect to tax withholding: Dr. Chand - 8,803 shares on February 26, 2025; Mr. Parks - 6,181 shares on February 26, 2025; Mr. Anderson – 5,263 shares on February 26, 2025; Mr. Bhadra – 5,548 shares on February 26, 2025; and Mr. Lieser – 1,999 shares on February 26, 2025.
(1)During 2025, Dr. Chand exercised the following SARs resulting in the receipt of the following shares:

Date	Number of SARS	Market Price	Exercise Price	Pre-tax proceeds	Resulting shares	Value at 12/31/25

02/25/2025	1,103	$110.62	$89.23	$23,588	99	$11,538
02/25/2025	1,477	$110.62	$74.91	$52,736	223	$25,991
02/25/2025	2,312	$110.62	$72.73	$87,590	372	$43,357
02/25/2025	4,373	$110.62	$45.11	$286,453	1,218	$141,958
02/25/2025	7,714	$110.62	$53.79	$438,348	1,864	$217,249
(2)During 2025, Mr. Anderson exercised the following SARs, resulting in the receipt of the resulting shares:

Date	Number of SARS	Market Price	Exercise Price	Pre-tax proceeds	Resulting shares	Value at 12/31/25

07/11/2025	7,257	$123.05	$72.73	$365,172	1,656	$193,007
07/17/2025	6,854	$128.58	$74.91	$367,854	1,597	$186,130
(3)During 2025, Mr. Bhadra exercised the following SARs and sold the resulting shares:

Date	Number of SARS	Market Price	Exercise Price	Pre-tax proceeds	Resulting shares	Net Proceeds

12/04/2025	4,847	$120.70	$54.89	$318,957	1,600	$192,000
(4)During 2025, Mr. Lieser exercised the following SARs, resulting in the receipt of the resulting shares:

Date	Number of SARS	Market Price	Exercise Price	Pre-tax proceeds	Resulting shares	Value at 12/31/25

05/13/2025	1,200	$113.85	$61.79	$62,472	297	$34,615
06/24/2025	1,200	$113.51	$61.79	$62,064	296	$34,499
09/02/2025	1,066	$127.11	$61.79	$62,064	297	$34,615

44	2026 Proxy Statement

Executive Compensation
Pension Benefits

Name (a)	Plan Name(1) (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit(2) ($) (d)	Payments During Last Fiscal Year ($) (e)

Ashish Chand	Pension Plan	—	—	—
	Excess Plan		—	—
Jeremy Parks	Pension Plan	12.4	270,006	—
	Excess Plan		—	—
Brian Anderson	Pension Plan	17.6	408,664	—
	Excess Plan		384,127	—
Hiran Bhadra	Pension Plan	—	—	—
	Excess Plan		—	—
Brian Lieser	Pension Plan	16.1	416,381	—
	Excess Plan		225,612	—
(1)Messrs. Anderson and Lieser participate in the Belden Wire & Cable Company Pension Plan (“Pension Plan”) and the Belden Wire & Cable Company Supplemental Excess Defined Benefit Plan (“Excess Plan”). Mr. Parks participated in the Pension Plan and the Excess Plan prior to his separation from the Company in 2020. He is not eligible to participate in the plan following his return to the Company in 2021 because the Plans are closed to new participants. Mr. Bhadra does not participate in the plans because they joined the Company after the plans were closed to new participants in 2010. Dr. Chand does not participate in the plans because he relocated to the U.S. after the Plans were closed to new participants in 2010. The Pension Plan is a cash balance plan. The account of each participant increases on an annual basis by 4% of the participant’s eligible compensation up to the Social Security wage limit ($176,100 for 2025) and by 8% of the participant’s eligible compensation in excess of the Social Security wage limit up to the limit on compensation that may be taken into account by a plan qualified under the Internal Revenue Code ($350,000 for 2026). The Excess Plan provides the benefit to the participant that would have been available under the Pension Plan if there were not a limit on compensation that may be taken into account by a plan qualified under the Internal Revenue Code. In general, eligible compensation for a participant includes base salary plus any amount earned under the annual cash incentive plan. Upon retirement, participants in the Pension Plan may elect a lump sum distribution or a variety of annuity options. Upon retirement, participants in the Excess Plan will receive a lump sum distribution.
(2)The computation of the value of accumulated benefit for each individual incorporates a 5.02% discount rate, an interest credit rate of 4.50%, and an expected retirement age of 65.
Nonqualified Deferred Compensation(1)

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)

Ashish Chand	—	—	9,328	—	453,518
Jeremy Parks	—	—	3,952	—	192,144
Brian Anderson	38,817	30,988	14,521	—	739,232
Hiran Bhadra	349,723	29,521	17,104	—	954,485
Brian Lieser	137,252	26,541	10,515	—	578,391
(1)Each of Dr. Chand, Messrs. Parks, Anderson, Bhadra, and Lieser, participated in the Belden Supplemental Excess Defined Contribution Plan in 2025. Amounts reflected in column (c), but not those in column (d), have been reflected in column (i) of the Summary Compensation Table.

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Employment, Severance and Change-in-Control Arrangements
Each of the Company’s named executive officers participates in the Belden Inc. Executive Severance Program. The Compensation Committee (with the assistance of Meridian and management) annually reviews the key provisions of the Executive Severance Program to ensure it is competitive, based on peer group and market survey data.
Amounts payable in the event of each NEO’s separation of employment are noted below under “Potential Payments upon Termination or Change in Control.”
Potential Payments Upon Termination or Change-in-Control
The Belden Executive Severance Program provides for the potential payment of severance and other benefits upon certain terminations of employment. In addition, pursuant to the terms of the Company’s equity incentive plans, upon certain termination events, each executive will be entitled to acceleration of his outstanding and unvested equity awards.
Termination not for Cause not in Connection With a Change in Control
Pursuant to the Severance Program and the terms of the Company’s equity incentive plans, in the event a named executive officer is terminated without “cause,” as defined below, the executive will be entitled to receive:
●severance payments equal to the sum of the officer’s current base salary plus his annual target bonus, payable in equal semi-monthly installments over a twelve-month period;
●if the executive is the Company’s Chief Executive Officer, severance payments equal to the sum of the officer’s current base salary plus his target bonus, multiplied by 1.5, payable in equal semi-monthly installments over an eighteen-month period;
●any unpaid bonus earned with respect to the portion of the current fiscal year completed as of the date of termination based on the actual performance under the applicable annual cash incentive plan, payable when awards are generally paid for senior executives for such year; and
●a lump sum payment equal to the full monthly premium (i.e., the executive’s and the Company’s) for coverage under the Company group health care plan (including group dental and vision coverage) based on the executive’s coverage elections in effect immediate prior to the termination multiplied by 12 (or, in the case of the Company’s Chief Executive Officer, multiplied by 18).
Pursuant to the Severance Program, “cause” is defined to include:
●willful and continued failure to perform his duties following appropriate opportunities to cure the deficiencies;
●conviction or plea of nolo contendere of a felony or engagement in a dishonest act, misappropriation of funds, embezzlement, criminal conduct or common law fraud;
●material violation of the Company’s Code of Conduct; and
●engagement in an act that materially damages or materially prejudices the Company or its affiliates or the officer’s engagement in activities materially damaging to the property, business or reputation of the Company or its affiliates.
Termination not for Cause by the Company or for Good Reason by the Officer After a Change in Control
The Severance Program provides that if, within two years following a “change in control,” as defined below, the officer is terminated without cause or resigns for “good reason,” the officer will be entitled to receive:
●any unpaid annual cash incentive award earned with respect to any fiscal year ending on or preceding the date of termination, payable when awards are paid generally to senior executives for such year;
●A pro-rated annual cash incentive for the fiscal year in which the termination occurs, the amount of which shall be based on target performance and a fraction, the numerator of which is the number of days elapsed during the performance year through the date of termination and the denominator of which is 365;
●a lump sum severance payment payable at the time provided by Section 4.02(e) in the aggregate amount equal to the product of (A) the sum of (1) the Participant’s highest base salary during the time between the change of control and the date that is two years following the change of control plus (2) the executive’s annual target cash incentive award for the year in which the termination occurs multiplied by (B) two (2);

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●a lump sum payment equal to the full monthly premium (i.e., the executive’s and the Company’s) for coverage under the Company group health care plan (including group dental and vision coverage) based on the executive’s coverage elections in effect immediate prior to the termination multiplied by 24;
●unvested PSUs convert to RSUs at a 1.00 conversion ratio at the time of the “change in control,” enhancements based on earnings-per-share are applied at the maximum level; and
●unvested equity awards vest upon the termination following the “change in control”.
A “change in control” of the Company generally will occur when a person acquires more than 50% of the outstanding shares of the Company’s stock or a majority of the Board consists of individuals who were not approved by the Board. Upon a change in control in the Company, the named executive officers will have the right for a period of two years to leave the Company for “good reason” and receive the amounts set out above should the scope of their employment with the Company “negatively and materially” change.
Death/Disability
The Company provides long-term disability coverage and life insurance coverage for the executive officers on terms consistent with and generally available to all salaried employees. Upon the officer’s death or disability, the officer, or the officer’s heirs will be entitled to receive:
●Any unpaid cash incentive award earned with respect to any fiscal year ending on or preceding the date of termination, payable when annual cash incentives are paid generally to senior executives for such year;
●A pro-rated annual cash incentive award for the fiscal year in which such termination occurs, the amount of which shall be based on actual performance under the applicable annual cash incentive plan and a fraction, the numerator of which is the number of days elapsed during the performance year through the date of termination and the denominator of which is 365, which pro-rated cash incentive award shall be paid when awards are paid generally to senior executives for such year;
●Any unvested equity awards will vest immediately;
●The pro rata portion of PSUs related to the amount of time the employee was employed during the measuring period will convert to shares of Company common stock when awards are converted generally for such year. Any enhancements based on earnings-per-share will be paid out based on the pro-rata portion of PSUs that accelerated following the conclusion of the full award period in the same manner as those enhancements paid to other award recipients;
●Any disability insurance benefits, or life insurance proceeds, as the case may be, as may be provided under the Company plans in which the Participant participates immediately prior to such termination;
Retirement
Under the Company’s equity plans, an employee who has reached the age of 65 or has reached the age of 55 with ten years of service with the Company can voluntarily retire from the Company with the result that all unvested equity awards that were granted at least one year prior to the retirement date (with certain limited exceptions) shall immediately vest in full and any options or stock appreciation rights are eligible for exercise for the shorter of three years or the original term of the award. As of December 31, 2025, the only Company NEO eligible for retirement is Mr. Lieser.
Estimate of Payments
The estimated payments owed to each officer upon the various termination events are based on the following assumptions and/or exclusions:
●it is assumed that each triggering event occurred on December 31, 2025 and that the value of our common stock was the closing market price of our stock on December 31, 2025, $116.55 (in the case of Termination not for cause by the Company or for good reason by the officer after a change in control, it is assumed that the change in control and the termination both occurred on December 31, 2025);
●the payments do not include any amounts earned and owed to the officer as of the termination date, such as salary earned to date, unreimbursed expenses or benefits generally available to all employees of the Company on a non-discriminatory basis (the 2025 Non-Equity Incentive Plan Compensation is included based on the technical requirement that an employee must be employed on January 1, 2026 to earn the 2025 bonus. The Severance Program would entitle them to receive the 2025 bonus even if termination occurred on December 31, 2025); and

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Executive Compensation
●the payments include only additional benefits that result from termination and do not include any amounts or benefits earned, vested, accrued or owing under any plan. See “Outstanding Equity Awards at Fiscal Year-End”, “Pension Benefits” and “Nonqualified Deferred Compensation.”

			Accelerated Vesting of Equity Value
Name	Aggregate Severance ($)	2025 Non- Equity Incentive Plan Compensation ($)	Restricted Stock Units ($)	Stock Options/ SARs ($)	Welfare Benefits Continuation ($)	Excise Tax Gross-up Payment ($)	Total ($)

Ashish Chand
Termination not for cause not in connection with a change in control	3,622,500	1,149,094	—	—	33,839	—	4,805,433
Termination not for cause by the Company or for good reason by the officer after a change in control	4,830,000	1,149,094	19,265,293	247,225	51,328	—	25,542,940
Death/Disability	—	1,149,094	15,316,191	247,225	—	—	16,712,510
Retirement	—	—	—	—	—	—
Jeremy Parks
Termination not for cause not in connection with a change in control	1,093,750	398,438	—	—	19,037	—	1,511,225
Termination not for cause by the Company or for good reason by the officer after a change in control	2,187,500	398,438	4,509,083	82,152	38,074	—	7,215,247
Death/Disability		398,438	3,440,417	82,152	—	—	3,921,007
Retirement	—	—	—	—	—	—
Brian Anderson
Termination not for cause not in connection with a change in control	974,750	355,088	—	—	36,856	—	1,366,694
Termination not for cause by the Company or for good reason by the officer after a change in control	1,949,500	355,088	3,162,130	60,360	53,216	—	5,580,293
Death/Disability	—	355,088	2,446,435	60,360			2,861,882
Retirement	—	—	—	—	—	—	—
Hiran Bhadra
Termination not for cause not in connection with a change in control	910,000	331,500	—	—	26,232	—	1,267,732
Termination not for cause by the Company or for good reason by the officer after a change in control	1,820,000	331,500	5,251,835	43,492	52,464	—	7,499,291
Death/Disability	—	331,500	4,394,863	43,492	—	—	4,769,855
Retirement	—	—	—	—	—	—

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			Accelerated Vesting of Equity Value
Name	Aggregate Severance ($)	2025 Non- Equity Incentive Plan Compensation ($)	Restricted Stock Units ($)	Stock Options/ SARs ($)	Welfare Benefits Continuation ($)	Excise Tax Gross-up Payment ($)	Total ($)

Brian Lieser
Termination not for cause not in connection with a change in control	857,500	594,248	—	—	33,382	—	1,485,130
Termination not for cause by the Company or for good reason by the officer after a change in control	1,715,000	594,248	4,608,882	45,308	66,763	—	7,030,201
Death/Disability	—	594,248	3,433,728	45,308	—	—	4,073,284
Retirement	—	—	3,035,632	—	—	—	3,035,632
Pay Versus Performance
In accordance with its rulemaking responsibilities related to the Dodd-Frank Act, the Securities and Exchange Commission has adopted a rule that requires annual disclosure of the pay versus performance information and table provided below.

Year (a)	Summary Compensation Table Total for PEO (Chand) ($) (b)	Summary Compensation Table Total for PEO (Vestjens) ($) (b)	Compensation Actually Paid to PEO (Chand) ($) (c)	Compensation Actually Paid to PEO (Vestjens) ($) (c)	Average Summary Compensation Table Total To Non-PEO Named Executive Officers ($) (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (e)	Value of Initial Fixed $100 Investment Based on:		Net Income ($) (h)	Adjusted Earnings Per Share ($) (i)
							Total Shareholder Return ($) (f)	Peer Group Total Shareholder Return ($) (g)

2025	7,648,088	—	5,068,167	—	2,607,503	1,943,960	282	190	237,522,000	7.54
2024	8,033,901	—	20,967,970	—	2,886,331	5,696,926	208	180	198,414,000	6.36
2023	12,758,233	168,897	9,672,571	(13,167,871)	2,627,627	2,492,083	143	154	242,556,000	6.83
2022	—	6,936,527	—	15,372,798	2,101,935	3,772,922	132	128	254,822,000	6.41
2021	—	6,831,323	—	11,850,022	2,870,217	3,781,899	121	136	64,317,000	4.75
(1)Dr. Ashish Chand served as our PEO during the entirety of 2024 and 2025. Dr. Chand and Mr. Roel Vestjens each shared as our PEO for a portion of 2023. Mr. Vestjens was our principal executive officer (PEO) for the full year in each of 2022 and 2021. In 2024, our Non-PEO named executive officers were Messrs. Parks, Anderson and Bhadra, and Ms. Tate. In 2023, our Non-PEO named executive officers were Messrs. Parks and Anderson, Mr. Brian Lieser, and Ms. Tate. In 2022, our non-PEO named executive officers were Messrs. Parks and Anderson, Dr. Chand, and Mr., Anshu Mehrotra. In 2021, our non-PEO named executive officers were Messrs. Parks, Anderson, and Mehrotra, Dr. Chand, and Mr. Henk Derksen.
(2)For each of 2025, 2024, 2023, 2022, and 2021 (each, a “Covered Year”), in determining both the compensation “actually paid” to our PEO(s) and the average compensation actually paid to our non-PEO named executive officers for purposes of this Pay Versus Performance table (“PVP Table”), we deducted from or added back to the total amounts of compensation reported in column (b) or (d), as applicable, for such Covered Year, the following amounts:

Item and Value Added (Deducted)	2025	2024	2023	2022	2021

For Dr. Chand
- change in actuarial present value of pension benefits	$0	$0	$0	—	—
+ service cost of pension benefits	$0	$0	$0	—	—
+ prior service cost of pension benefits	$0	$0	$0	—	—
- SCT “Stock Awards” column value	$5,341,962	$5,275,708	$9,767,895	—	—
- SCT “Option Awards” column value	$0	$0	$950,346	—	—
+ Covered year-end fair value of outstanding equity awards granted in Covered Year	$5,641,893	$8,842,507	$6,883,385	—	—

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Executive Compensation

Item and Value Added (Deducted)	2025	2024	2023	2022	2021

+/- change in fair value (from prior year-end to Covered Year-end) of equity awards outstanding at Covered Year-end that were granted in prior years	$(3,254,480)	$8,958,775	$40,982	—	—
+ vesting date fair value of equity awards granted and vested in Covered Year	$0	$0	$0	—	—
+/- change in fair value (from prior year-end to vest date in Covered Year) of prior-year equity awards vested in Covered Year	$353,416	$381,726	$691,788	—	—
- prior year-end fair value of prior-year equity awards forfeited in Covered Year	$0	$0	$0	—	—
+ includable dividends/earnings paid or accrued on equity awards during Covered Year	$21,212	$26,769	$16,424	—	—

For Mr. Vestjens
- change in actuarial present value of pension benefits	—	—	$0	$0	$0
+ service cost of pension benefits	—	—	$0	$0	$0
+ prior service cost of pension benefits	—	—	$0	$0	$0
- SCT “Stock Awards” column value	—	—	$0	$3,026,712	$3,077,646
- SCT “Option Awards” column value	—	—	$0	$874,650	$895,635
+ Covered year-end fair value of outstanding equity awards granted in Covered Year	—	—	$0	$11,481,543	$7,506,516
+/- change in fair value (from prior year-end to Covered Year-end) of equity awards outstanding at Covered Year-end that were granted in prior years	—	—	$0	$943,557	$930,622
+ vesting date fair value of equity awards granted and vested in Covered Year	—	—	$0	$0	$0
+/- change in fair value (from prior year-end to vest date in Covered Year) of prior-year equity awards vested in Covered Year	—	—	$586,309	$(35,512)	$546,513
- prior year-end fair value of prior-year equity awards forfeited in Covered Year	—	—	$(13,923,078)	$0	$0
+ includable dividends/earnings paid or accrued on equity awards during Covered Year	—	—	$0	$7,770	$8,329

For Non-PEO Named Executive Officers (Average):
- change in actuarial present value of pension benefits	$74,479	$14,627	$47,279	$0	$6,839
+ service cost of pension benefits	$28,329	$14,474	$8,116	$10,348	$18,682
+ prior service cost of pension benefits	$0	$0	$0	$0	$0
- SCT “Stock Awards” column value	$1,515,801	$1,776,781	$1,298,887	$624,214	$1,314,184
- SCT “Option Awards” column value	$0	$0	$229,846	$167,466	$138,351
+ year-end fair value (from prior year-end to Covered year-end) of equity awards granted in Covered Year	$1,449,942	$2,841,574	$1,080,900	$2,243,314	$2,135,122
+/- change in fair value of outstanding equity awards granted in prior years	$(576,278)	$1,595,379	$85,230	$311,697	$396,261
+ vesting date fair value of equity awards granted and vested in Covered Year	$0	$0	$0	$0	$0
+/- change in fair value (from prior year-end to vest date in Covered Year) of prior-year equity awards vested in Covered Year	$21,796	$146,991	$262,632	$(57,911)	$38,593
- prior year-end fair value of prior-year equity awards forfeited in Covered Year	$0	$0	$0	$0	$221,889
+ includable dividends/earnings paid or accrued on equity awards during Covered Year	$2,948	$3,585	$3,741	$4,479	$4,286
(3)For each Covered Year, our total shareholder return was calculated as the yearly percentage change in our cumulative total shareholder return on our common stock, measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for a period beginning with our closing price on NYSE on December 31, 2020 through and including the last day of the fiscal year covered (the “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between our closing stock price at the end versus the beginning of the Measurement Period ($116.55 per share and $41.90 per share, respectively), divided by (b) our closing share price at the beginning of the Measurement Period ($41.90 per share). Each of these yearly percentage changes was then applied to a deemed fixed investment of

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$100 at the beginning of the Measurement Period to produce the Covered Year-end values of such investment as of the end of 2025, 2024, 2023, 2022, and 2021, as applicable. Because Covered Years are presented in the table in reverse chronical order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.
(4)For the purposes of this Pay Versus Performance disclosure, our peer group is the S&P Composite 1500 Industrials Index (the “Peer Group”). For each covered year, our Peer Group cumulative shareholder return was calculated based on a deemed fixed investment of $100 through the measurement period.
(5)The Company selected measure is Adjusted Earnings Per Share, as presented in the Company's Form 8-K, filed on February 12, 2026. A full reconciliation of GAAP EPS to Adjusted EPS can be found in Appendix 2 of this Proxy Statement.
(6)As a result of SEC Guidance released in November of 2023, the Compensation Actually Paid figures related to 2022 have been revised to account for the change in value of PSUs between the end of their measurement period, in this instance December 31, 2022, and their February 2023 distribution date.
The following charts provide, across the covered years, a comparison between our cumulative total shareholder return and cumulative shareholder return of the Peer Group, and (2) illustrations of the relationships between (A) the executive compensation actually paid to the PEO and the average of the executive compensation paid to our non-PEO named executive officers (in each case as set forth in the PVP table above, and (B) each of the performance measures set forth in columns (f), (h), and (i) of the PVP Table above.
Compensation Actually Paid vs. Shareholder Return

CEO Compensation "Actually Paid"	Other NEO Compensation "Actually Paid"
Total Shareholder Return	Peer Group Shareholder Return
Compensation Actually Paid vs. Net Income

CEO Compensation "Actually Paid"	Other NEO Compensation "Actually Paid"	Net income

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Executive Compensation
Compensation Actually Paid vs. Adjusted EPS

CEO Compensation "Actually Paid"	Other NEO Compensation "Actually Paid"	Adjusted EPS
The following table lists the six performance measures that we believe represent the most important financial performance measures that we use to link compensation actually paid to our named executive officers in 2025 to our performance:

Performance Measure

2025 Consolidated Net Income	$237,522,000
2025 Consolidated EBITDA	$459,000,000
2025 Consolidated Revenue	$2,598,000,000
Relative Total Shareholder Return (S&P Industrial 1500 Index) (2023-2025)	50th Percentile
Consolidated Free Cash Flow (2023-2025)	$689,000,000
2025 Adjusted Earnings Per Share	$7.54
Pay Ratio Disclosure
In accordance with its rulemaking responsibilities related to the Dodd-Frank Act, the Securities and Exchange Commission has adopted a rule that requires annual disclosure of the ratio of the median Company employee’s total annual compensation to the total annual compensation of the Company’s principal executive officer. The Company’s principal executive officer during 2025 was Ashish Chand, President and Chief Executive Officer.
Belden’s median employee was determined by reviewing the cash compensation paid to all Belden employees worldwide¸ excluding certain de minimis jurisdictions under item 402(u) of Regulation S-K, but including Belden employees based in countries where the cost of living and average salaries in the market are substantially lower than the United States, from January 1, 2025 through December 31, 2025.
Once the median employee was identified, the calculation of annual total compensation for that median employee was determined in the same manner as the “Total Compensation” shown for Dr. Chand in the Summary Compensation Table contained herein. Compensation elements that were included in the annual total compensation for the median employee include: cash compensation received in 2025, matching payments related to Company retirement plans, and any other compensation received in 2025. Belden’s median employee was located in a jurisdiction other than the United States. As a result, his or her compensation was converted to US dollars based on the average exchange rate between the local currency and USD in 2025.
The median total annual compensation of Belden associates, excluding Dr. Chand, in 2025 was $41,539.33. As disclosed herein, Dr. Chand’s total reported 2025 compensation was $7,648,088. Accordingly, Belden’s principal executive officer's reported 2025 compensation was approximately 184.12 times that of the median of the total annual compensation of all employees other than the principal executive officers.

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PROPOSAL 4
Approval of the Amended and Restated Belden Inc. 2021 Long Term Incentive Plan
Belden currently has in effect the Belden Inc. 2021 Long Term Incentive Plan (the "2021 Plan"). On February 26, 2026, upon recommendation of the Compensation Committee of the Board of Directors and subject to shareholder approval, our board adopted the Amended and Restated Belden Inc. 2021 Long Term incentive Plan ("A&R 2021 Plan"). The A&R 2021 Plan increases the maximum number of shares of common stock available for grant under the 2021 Plan by 3,250,000 shares. As of March 25, 2026, 430,380.89 shares are available for grant under the 2021 Plan (excluding the 3,250,000 additional shares that would be available if shareholders approve the A&R 2021 Plan). The complete text of the A&R 2021 Plan is attached as Appendix III to this Proxy Statement.

The Belden board of directors unanimously recommends a vote “FOR” the approval of the Amended and Restated Belden Inc. 2021 Long Term Incentive Plan.

General
Belden currently has in effect the Belden Inc. 2021 Long Term Incentive Plan, which was initially approved at our 2021 Annual Meeting of Stockholders. On February 26, 2026, upon recommendation of the Compensation Committee of the Board and subject to stockholder approval, our Board adopted the Amended and Restated 2021 Belden Inc. Long Term Incentive Plan. The A&R 2021 Plan increases the maximum number of shares of common stock available for grant under the 2021 Plan by 3,250,000 shares, but otherwise makes no changes to the 2021 Plan. As of March 25, 2026, 430,380.89 shares are available for grant under the 2021 Plan (excluding the 3,250,000 additional shares that would be available if stockholders approve the A&R 2021 Plan). The complete text of the A&R 2021 Plan is attached as Appendix III to this Proxy Statement.
Our Board believes that the A&R 2021 Plan and our overall stock-based compensation program is essential in attracting, retaining and motivating highly qualified executive officers and other employees and non-employee directors ("Participants") to enhance the success of the Company. Our Board believes that the proposed increase in the maximum number of shares of common stock to be available under the A&R 2021 Plan is necessary for the Company to continue to access these benefits. Further, unless the A&R 2021 Plan is adopted, we will need to curtail grants of stock incentive awards to executive officers, other employees and non-employee directors, which would put us at a competitive disadvantage in recruiting and retaining talent, and also make it more difficult for us to align employee interests with our stockholders. Accordingly, the Board recommends adoption of the A&R 2021 Plan in order to continue granting awards at market-competitive levels to our executive officers, other employees, and to non-employee directors.
Plan Features
The A&R 2021 Plan incorporates the following features:
●It offers the ability to grant stock options, stock appreciation rights, restricted stock units, performance shares, performance units and cash-based awards;
●It prohibits reloads, repricing, stock options issued at a discount to fair market value or the transfer of nonqualified stock options or stock appreciation rights by a participant for consideration;
●It prohibits “liberal” share counting provisions, such as counting only the net number of shares issued upon exercise of a stock appreciation right, or adding back shares withheld to satisfy taxes or tendered to pay the exercise price of a stock option;
●It prohibits dividends to be paid on unvested performance shares;
●It requires that all awards can only be made pursuant to the authority of the Board or its committees; and
●It limits the A&R 2021 Plan term to ten years from the date the 2021 Plan was originally adopted.
A summary of the material features of the A&R 2021 Plan is provided below, but does not replace or modify the terms of the A&R 2021 Plan document which is attached as Appendix III to this proxy statement.

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Vote Required for Approval
In order to be approved, this Proposal IV requires that a majority of the votes cast be voted in favor of it. Therefore, an abstention has the same impact as a vote against the proposal in determining whether it has achieved a majority.
Description of the Plan
The A&R 2021 Plan provides Belden the ability to use equity-based awards to attract, retain and motivate its Participants who perform services for the Company. As of the date of this Proxy Statement, approximately 261 employees, nine non-executive directors and eight executive officers would be eligible to receive incentive awards under the A&R 2021 Plan. These awards help align employees with Belden’s financial success and encourage them to devote their best efforts to Belden’s business over the long term. As a result, these awards help advance the interests of Belden and its stockholders. The A&R 2021 Plan provides for the granting of the following types of incentive awards: stock options, stock appreciation rights (“SARs”), restricted stock, performance grants and other types of awards that the Board or a duly appointed committee of the Board deems to be consistent with the purposes of the A&R 2021 Plan. Additional shares are necessary in order to achieve the purpose of the A&R 2021 Plan over its remaining term. The A&R 2021 Plan is designed as a flexible share authorization plan, such that the Company’s share authorization is based on the least costly type of award (stock options). Shares issued pursuant to “Full Value Awards” (awards other than stock options or stock appreciation rights which are settled by the issuance of shares, e.g., restricted stock, restricted stock units, performance shares, performance units if settled with stock, or other stock-based awards) count against the A&R 2021 Plan’s share authorization at a rate of 1.73 to 1, while shares issued upon exercise of stock options or stock appreciation rights count against the share authorization at a rate of 1 to 1. The value of an option is compared to a “full value share” to determine a valuation ratio. The Company has used a binominal model provided by an outside institutional stockholder advisory service to determine its valuation ratio. This means that every time an option is granted, the authorized pool of shares is reduced by one share and every time a full value share is granted, the authorized pool of shares is reduced by 1.73 shares.
Plan Share Limits
The maximum number of shares of common stock authorized to be issued under the 2021 Plan without additional stockholder action is 3,250,000, all of which may be issued as ISOs, which consists of new or treasury shares. Provided the A&R 2021 Plan is approved by stockholders, the A&R 2021 Plan would provide for the issuance of 6,500,000 shares, 3,680,380.89 of which remain available for issuance as of March 25, 2026. Notwithstanding the approval of the A&R 2021 Plan, awards previously granted under any prior plans will remain outstanding in accordance with their terms. Shares are counted against the authorization only to the extent they are actually issued. Thus, awards which terminate by expiration, forfeiture, cancellation or are settled in cash in lieu of shares, or exchanged for awards not involving shares, shall again be available for grant under the A&R 2021 Plan, including those awards granted under prior plans. However, the full number of SARs granted that are to be settled by the issuance of shares shall be counted against the number of shares available for award under the A&R 2021 Plan, regardless of the number of shares actually issued upon settlement of such SARs. Furthermore, any shares (i) withheld to satisfy tax withholding obligations on an award, (ii) tendered to pay the exercise price of an award, and (iii) repurchased on the open market with the proceeds of an Option exercise, will no longer be eligible to be again available for granted under the A&R 2021 Plan.
Overhang
The following table displays information about the number of SARs outstanding and the number of shares available for future issuance under the A&R 2021 Plan based on actual Company data as of March 25, 2026. In addition, as of March 25, 2026, the Company had 408,757 outstanding full-value awards, in the form of restricted stock units. The number of common shares outstanding on March 25, 2026 was 38,933,406.

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EQUITY COMPENSATION PLAN INFORMATION ON MARCH 25, 2026

	Awards Outstanding
Plan	SARs	RSUs	Shares Remaining for Issuance)

2011 Long-Term Incentive Plan	54,381	22,405	—
2021 Long Term Incentive Plan	107,870	386,774	430,381
Total
Overhang is calculated as (a) the number of outstanding equity awards, plus (b) the number of shares available under this plan for future issuance, plus (c) the number of new shares being requested in this Item IV, divided by (x) the basic common shares outstanding, plus (y) the cumulative sum of (a), (b) and (c).

(a)	=	162,251 SARs outstanding + 409,179 RSUs outstanding = 571,430
(b)	=	430,380.89 currently available under this Plan
(c)	=	3,250,000 new shares requested under A&R 2021 Plan
(x)	=	38,933,406 shares outstanding
(y)	=	571,430 + 430,380.89 + 3,250,000 = 4,251,810.89

Overhang =	4,251,810.89	9.85%
43,185,216.89
Burn Rate
As discussed in this Proxy Statement, the Company utilizes equity awards to attract, retain and motivate our talent. We balance this practice with the interests of our stockholders in non-dilution. The proxy advisory firm, Institutional Shareholder Services (“ISS”) has devised an industry-specific model of acceptable equity award burn rate. ISS calculates burn rate as (a) the number of equity awards granted during a given year, divided by (b) the weighted average shares outstanding for the year. ISS’s model calls for Belden’s PSUs to be counted in the year in which they convert to RSUs. The following table sets forth information regarding awards granted and earned, the burn rate for each of the last three years, and the average burn rate over the last three years.

Plan Category	2023	2024	2025	3-Year Average

SARs and Options Granted (a)	114,609	—	—	38,203
RSUs granted (b)	122,909	196,068	152,379	157,119
RSUs earned on PSUs (c)	266,137	172,900	206,311	215,116
Numerator (a +(b + c)))	503,655	368,968	358,690	410,437.67
Weighted average shares outstanding (Denominator)	42,237,000	40,694,000	39,605,000	40,845,333
Burn Rate	1.19%	0.91%	0.91%	1.00%
We believe that our historical burn rate and the potential dilution resulting from the adoption of the A&R 2021 Plan are reasonable for a company of our size in our industry. The Compensation Committee expects the shares authorized under the A&R 2021 Plan to be sufficient under the A&R 2021 Plan to be sufficient to make awards of share-based compensation for 3 to 5 years, depending on a multitude of variables.

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Executive Compensation
Awards in 2026
The table below shows equity awards made at the meeting of the Compensation Committee on February 25, 2026, or anticipated to be made in 2026, under the 2021 Plan. None of the 3,250,000 in new share authority is earmarked for any of the 2026 grant activity.

Name and Position	Dollar Value ($)	Number of SARs	Number of PSUs(1)	Number of RSUs

Ashish Chand	5,250,000	—	25,032	25,032
Jeremy Parks	1,562,500	—	6,258	6,258
Brian Anderson	974,800	—	3,904	3,904
Hiran Bhadra	928,200	—	3,718	3,718
Brian Lieser	909,000	—	3,641	3,641
Executive Group	11,204,300	—	48,849	48,849
Non-Executive Director Group (2)	1,652,500	—	—	15,100
Non-Executive Employee Group	13,827,800	—	54,080	54,080
(1)As described elsewhere in this proxy statement, amounts shown are based on target Company performance measured against performance goals determined by the Compensation Committee. The PSUs shown above may be converted into shares of Company stock. The maximum number of RSUs to be issued per PSU is 5.0 and the minimum number is 0.
(2)It is anticipated, following the annual meeting, that each non-executive director will receive an annual RSU award of $160,000 divided by the then current Belden share price ($212,500 in the case of Mr. Aldrich). The numbers of RSUs is not determinable at this time.
Plan Administration
The 2021 Plan is administered by the Compensation Committee which has the exclusive authority to select A&R 2021 Plan participants and to determine the type, size and terms of each award, to modify the terms of awards and the A&R 2021 Plan (as described further below in "Amendment of Awards or the Plan and Adjustment of Awards), to determine when awards will be granted and paid, and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the A&R 2021 Plan. All actions taken and determinations made by the Compensation Committee will be final and binding. in addition, the Compensation Committee may delegate to one or more members or officers of the Company such administrative powers as it deems appropriate.
Awards under the Plan
Options: The Compensation Committee may grant both incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”) under the A&R 2021 Plan. Eligibility for ISOs is limited to employees of Belden and its subsidiaries. If granted, ISOs and NQSOs would be stock options for shares of our common stock. The exercise price for options cannot be less than the fair market value of Belden common stock as of the date of grant. The latest expiration date cannot be later than the tenth (10th) anniversary of the date of grant. Fair market value under the A&R 2021 Plan may be determined by reference to market prices on a particular trading day or on an average of trading days. The Company’s current practice is to determine the fair market value as the closing price on the date of the grant. The exercise price may be paid with cash or its equivalent, with previously acquired shares of common stock, or by other means approved by the Compensation Committee, including by means of a broker-assisted exercise.
SARs: The Compensation Committee may grant stock appreciation rights (“SARs”) under the A&R 2021 Plan either alone or in tandem with stock options. The grant price of an SAR cannot be less than the fair market value of Belden common stock as of the date of grant. The grant price of an SAR granted in tandem with a stock option will be the same as the option price of the tandem option. SARs cannot be exercised later than the tenth (10th) anniversary of the date of grant.
Freestanding SARs may be exercised on such terms as the Compensation Committee determines and tandem SARs may be exercised by relinquishing the related portion of the tandem option. Upon exercise of a SAR, the holder will receive from Belden shares of common stock, equal in value to the difference between the fair market value of the common stock subject to the SAR, determined as described above, and the grant price.

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Restricted Stock and Restricted Stock Units: The Compensation Committee may award restricted common stock and restricted stock units. Restricted stock awards consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock unit awards result in the transfer of shares of stock to the participant only after specified conditions are satisfied. A holder of restricted stock may be treated as a current stockholder and is entitled to dividend and voting rights, whereas the holder of a restricted stock unit award is treated as a stockholder with respect to the award only when the shares of common stock are delivered in the future. The Compensation Committee will determine the restrictions and conditions applicable to each award of restricted stock or restricted stock units.
Performance Shares and Performance Unit Awards: Performance share and performance unit awards may be granted under the A&R 2021 Plan. Performance shares will have an initial value that is based on the fair market value of the stock as of the date of grant. Performance unit awards will have an initial value that is determined by the Compensation Committee. Such awards will be earned only if performance goals over performance periods established by or under the direction of the Committee are met. The performance goals may vary from participant to participant, group to group, and period to period. The performance goals for performance share and performance unit awards and any other awards granted under the A&R 2021 Plan may be based on, but shall not be limited to, the following performance measures:
(a)Net sales or revenue growth;
(b)Return measures (including, but not limited to return on invested capital, assets, capital, equity, sales);
(c)Gross profit margin;
(d)Operating expense ratios;
(e)Operating expense targets;
(f)Productivity ratios;
(g)Operating income;
(h)Gross or operating margins;
(i)Earnings before or after taxes, interest, depreciation and/or amortization;
(j)Net earnings or net income (before or after taxes);
(k)Earnings per share;
(l)Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
(m)Working capital targets;
(n)Organic or inorganic growth;
(o)Capital expenditures;
(p)Share price (including, but not limited to, growth measures and total shareholder return);
(q)Appreciation in the fair market value or book value of the common stock;
(r)Economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of the capital);
(s)Total shareholder return;
(t)Debt to equity ratio / debt levels;
(u)Customer satisfaction / service (relative improvement);
(v)Market share;
(w)Employee satisfaction / engagement;
(x)Employee retention / attrition;
(y)Safety;
(z)Environmental, social and governance (ESG);
(aa)Diversity; and
(bb)Inventory control / efficiency.

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Executive Compensation
The Compensation Committee will determine whether the performance targets or goals that have been chosen for a particular performance award have been met and may provide in an award that any evaluation of performance may include or exclude any of the following that are objectively determinable and that occur during the performance period to which the award is subject: asset write-downs, litigation, claims, judgments, or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reporting results; any reorganization and restructuring programs; nonrecurring items as described in FASB Accounting Standards Codification 225-20 – Unusual or Infrequently Occurring Items and/or in management’s discussion of financial condition and results of operations appearing in Belden’s annual report to stockholders for the applicable year; acquisitions or divestitures; and foreign exchange gains and losses.
In addition, the Compensation Committee has the discretion to make awards that do not qualify as performance-based compensation. Generally, awards may be paid in the form of cash, shares of common stock, or in any combination, as determined by the Compensation Committee.
Cash-Based Awards: The Compensation Committee may grant cash-based awards under the A&R 2021 Plan that specify the amount of cash to which the award pertains, the conditions under which the award will be vested and exercisable or payable, and such other conditions as the Compensation Committee may determine that are consistent with the terms of the A&R 2021 Plan. Although based on a specified amount of cash, cash-based awards may be paid, in the Compensation Committee’s discretion, either in cash or by the delivery of shares of common stock.
Other Stock-Based Awards: The Compensation Committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted stock, restricted stock units, performance shares, or performance units. The terms and conditions of each other stock-based award shall be determined by the Compensation Committee. Payment under any other stock-based award will be made in shares of common stock or cash, as determined by the Compensation Committee.
Minimum Vesting Requirements
Any stock-based award shall have a minimum vesting period of one year from the date of its grant with no vesting prior to the first anniversary of the grant date. This shall be subject to exceptions for substitute awards and other de minimis exceptions relating to up to 5% of the shares authorized under the A&R 2021 Plan. The Compensation Committee will have the authority to provide for acceleration of awards in the event of a Participant’s death, disability, retirement or termination from service other than for cause.
Dividends
Unless otherwise provided by the Compensation Committee, dividends shall be accrued for each Full Value Award not entitled to dividends based on the dividends declared on shares of common stock that are subject to such Full Value Award, to be accrued as of dividend payment dates, during the period between the date the Full Value Award is granted and the date the Full Value Award is exercised, vests or expires. Such dividend accruals shall be converted to cash or additional shares of common stock by such formula and at such time and subject to such limitations as may be determined by the Compensation Committee. Accrued dividends will vest and be paid solely to the extent the underlying Full Value Award vests. Under no circumstances may dividends be granted for any option, SAR or Full Value Award which has its vesting or grant dependent upon achievement of one or more performance measures.
Termination of Employment
The Compensation Committee will determine how each award will be treated following termination of the holder’s employment with or service for Belden, including the extent to which unvested portions of the award will be forfeited and the extent to which options, SARs, or other awards requiring exercise will remain exercisable. In general, such treatment will be included in the applicable award agreement, and need not be uniform across all participants.
Treatment of Awards Upon a Change in Control
In the event that a “change in control” of Belden (as defined in the A&R 2021 Plan) occurs and Participant’s employment is terminated (i) by the Company without Cause (as defined in the A&R 2021 Plan), other than for death or disability, or (ii) by the Participant for Good Reason (as defined in the A&R 2021 Plan), in either case, within two (2) years of the change of control, then unless otherwise provided in an award agreement, any outstanding option or SAR shall become fully exercisable, and any outstanding restricted stock, restricted stock units, other stock-based awards, or other award that was forfeitable shall become non-forfeitable and fully vested, and, to the extent applicable, shall be converted into shares of Belden common stock. Any payout or conversion of a performance-based award shall be done assuming performance was “at target” for the applicable performance period.

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Treatment of Awards Upon Disposition of a Facility or Operating Unit
If Belden closes or disposes of a facility or operating unit or sells or otherwise disposes of a subsidiary, then with respect to awards held by participants employed at the facility, unit, or subsidiary, the Compensation Committee may, but need not, to the extent consistent with Section 409A of the Internal Revenue Code of 1986 as amended (“Code”) (if applicable), (i) accelerate the exercisability of the awards, (ii) remove any restrictions applicable to the awards, and/or (iii) extend for up to five years from the date of disposition (but not beyond the original expiration date of the award) the period during which the awards may be exercised.
Amendment of Awards or the Plan and Adjustment of Awards
The Compensation Committee may at any time alter, amend, modify, suspend, or terminate the A&R 2021 Plan or any outstanding award in whole or in part except that without prior stockholder approval, Options and SARs will not be repriced, replaced, regranted through cancellation, or by lowering the option price or grant price of a previously granted Option or SAR, respectively. No amendment may adversely affect the rights of any participant without his or her consent under an outstanding award, unless specifically provided for in the A&R 2021 Plan. Amendments to the A&R 2021 Plan must be approved by the stockholders, if required by applicable law or under the listing requirements of the NYSE if the amendment would be considered a "material revision" such as, but not limited to (i) increase of the number of shares of common stock authorized under the A&R 2021 Plan, (ii) deletion or limitation of any provision prohibiting repricing, (iii) permit the award of options or SARs with an exercise price that differs from 100% of the fair market value of the common stock on the date of the grant, (iv) extension of the term of the A&R 2021 Plan, or (v) increase the eligible participants under the A&R 2021 Plan.
In the event of any corporate event or transaction (including, but not limited to, a change in Shares of the Company or the capitalization of the Company), such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, special cash dividend, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Compensation Committee, in order to prevent dilution or enlargement of participants' rights under the A&R 2021 Plan, shall appropriately and equitably substitute or adjust, as applicable, the number and kind of Shares that may be issued under the A&R 2021 Plan or under particular forms of Awards, the number or kind of Shares subject to outstanding Awards, the option price or grant price applicable to outstanding Awards, and other value determinations applicable to outstanding Awards.
Additional Provisions
Under no circumstances may a participant transfer an NQSO or a SAR for consideration. Neither ISOs nor, except as the Compensation Committee otherwise expressly determines, other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient’s lifetime, an ISO and NQSO, except as the Committee may determine, other non-transferable awards requiring exercise, may be exercised only by the recipient. If provided in the award agreement or an associated agreement, a participant’s rights to an award may be subject to the participant agreeing to not compete with Belden or any of its subsidiaries, and to not solicit Belden’s customers or employees. In addition, participants generally shall be subject to nondisclosure and non-disparagement requirements, as well as other requirements consistent with protecting the interests of the stockholders and Belden. A breach of these restrictions may result in cancellation of awards or the recovery by Belden of gain realized under an award. Except as contemplated in Belden’s 2004 Non-Employee Director Deferred Compensation A&R 2021 Plan, generally deferrals of compensation, as defined under Code Section 409A, are not permitted under the A&R 2021 Plan. However, the Committee may permit a participant to defer compensation received under the A&R 2021 Plan in accordance with the requirements of Code Section 409A. To comply with the laws in other countries in which Belden or its affiliates and/or subsidiaries operate or may operate or have employees or directors, the Committee may establish subplans under the A&R 2021 Plan and modify the terms of the awards made to such employees and directors.
Recoupment
Awards under the A&R 2021 Plan are subject to recoupment and forfeiture conditions in the event of accounting restatements due to material noncompliance under the Belden Inc. policy for the Recovery of Erroneously Awarded Compensation and such other events as required by applicable law.

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Executive Compensation
Nonemployee Director Awards
The A&R 2021 Plan will also be used to grant equity awards to nonemployee directors, so that they too will develop a sense of proprietorship and personal involvement in the development and financial success of Belden and so that their interests will be more closely aligned with those of Belden’s stockholders.
Termination
By its terms, the A&R 2021 Plan will expire on May 31, 2031, approximately ten years from the date that the 2021 Plan was initially approved by the Company’s stockholders.
U.S. Federal Tax Consequences Under the A&R 2021 Plan
Federal Income Tax Consequences – Incentive Stock Options. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO and the Company will not be entitle to a tax deduction with respect to the ISO or any shares delivered upon exercise. Upon the sale or other disposition of the shares after the holding period described in the following sentence, any gain or loss will be treated as a capital gain or loss. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With some exceptions, a disposition of shares purchased under an ISO within two (2) years from the date of grant or within one (1) year after exercise produces ordinary income to the optionee in the year of disposition equal to the value of the shares at the time of exercise, or, if less, disposition, less the exercise price. The same amount is deductible by Belden as compensation. Any additional gain recognized in the disposition is treated as a capital gain for which Belden is not entitled to a deduction.
Federal Income Tax Consequences – NQSOs. In general, in the case of a NQSO, the optionee has no taxable income at the time of grant but realizes ordinary income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of shares acquired upon exercise over the exercise price. For employee optionees, the same amount is deductible by Belden as compensation, provided that income taxes are withheld from the employee. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which Belden is not entitled to a deduction. In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as a NQSO. ISOs are also treated as NQSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of one hundred thousand dollars ($100,000).
Federal Income Tax Consequences – Stock Appreciation Rights. SAR awards involve the issuance of shares, without other payment by the recipient, as additional compensation for services to the Company. The recipient will recognize taxable income upon exercise equal to the fair market value of the shares on the date of the exercise, which becomes the tax basis in a subsequent sale, less the exercise price, which is paid in shares. Generally, the Company will be entitled to a corresponding deduction in an amount equal to the income recognized by the recipient.
Federal Income Tax Consequences – Restricted Stock and Restricted Stock Units. Restricted stock granted under the A&R 2021 Plan generally will not be taxed to the recipient, nor deductible by the Company, at the time of grant. On the date the restrictions lapse and the shares become transferable or not subject to a substantial risk of forfeiture, the recipient recognizes ordinary income equal to the excess of the fair market value of the shares on that date over the purchase price paid for the stock, if any. The participant’s tax basis for the shares includes the amount paid for the shares and the ordinary income recognized. Generally, the Company will be entitled to a deduction in an amount of income recognized by the recipient. Performance share units that are converted into restricted stock units will result in the same treatment. However, a participant who makes an election under Section 83(b) of the Code within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the participant made an 83(b) election as described above, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares).

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Recipients of grants of RSUs (including Performance Units) will not incur any federal income tax liability at the time the awards are granted. Participants will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. If the award permits dividend equivalent amounts to accrue while the RSU is subject to a substantial risk of forfeiture, such dividend equivalent amounts will be paid if and when the underlying stock unit vests and will also be taxed as ordinary income. Cash or shares to be received pursuant to any other stock-based award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. The Company generally will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.
Other. Awards under the A&R 2021 Plan may be subject to tax withholding. Where an award results in income subject to withholding, participants may satisfy their tax withholding requirements by causing shares of common stock to be withheld. Otherwise, Belden may require the participant to remit the necessary taxes to Belden.
In general, under Code Section 162(m), remuneration paid by a public corporation to its chief executive officer or any of its other "covered employees" as defined in Section 162(m) of the Code, ranked by pay, is not deductible to the extent it exceeds one million dollars ($1,000,000) for any year. Taxable payments or benefits under the A&R 2021 Plan are subject to this deduction limit.
Under the “golden parachute” provisions of the Code, the accelerated vesting of stock options, restricted stock and benefits paid under other awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional federal excise tax of 20%, and may be nondeductible to the corporation.
Section 409A of the Code generally provides that deferred compensation subject to Section 409A of the Code that does not meet the requirements for an exemption from Section 409A of the Code must satisfy specific requirements, both in operation and in form, regarding: (i) the timing of payment; (ii) the election of deferrals; and (iii) restrictions on the acceleration of payment. Failure to comply with Section 409A of the Code may result in the early taxation (plus interest) to the Participant of deferred compensation and the imposition of a 20% penalty on the Participant of the deferred amounts included in the Participant’s income. Awards under the 2021 Plan to U.S. taxpayers are intended to comply with or be exempt from Section 409A of the Code, but the Company will bear no liability for any tax, fine or penalty associated with a failure of an Award to comply with Section 409A of the Code.
The discussion set forth above is intended only as a summary and does not purport to be a complete enumeration or analysis of all potential tax effects relevant to recipients of awards under the A&R 2021 Plan. Accordingly, all award recipients are advised to consult their own tax advisors concerning the federal, state, local and foreign income and other tax considerations relating to such awards and rights thereunder.
Incorporation by Reference. The foregoing is only a summary of the A&R 2021 Plan and is qualified in its entirety by reference to the full text of the A&R 2021 Plan, a copy of which is attached hereto as Appendix III.

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Ownership Information
Equity Compensation Plan Information on December 31, 2025

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)

Equity Compensation Plans Approved by Stockholders(1)	176,225 (2)	$67.16	990,082 (3)
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total
(1)Consists of the Belden Inc. 2011 Long-Term Incentive Plan (the “2011 Plan”); and the Belden Inc. 2021 Long Term Incentive Plan (the “2021 Plan”). The 2011 Plan has expired, but stock appreciation rights remain outstanding under the plan.
(2)Consists of 62,265 shares under the 2011 Plan; and 113,960 shares under the 2021 Plan. All of these shares pertain to outstanding stock appreciation rights (“SARs”). Because the issued shares resulting from SAR exercises only represent the share appreciation between the grant date and exercise date, after any applicable tax withholding, SARs are much less dilutive to our stockholders than stock options.
(3)Consists of 990,082 shares under the 2021 Plan. Pursuant to the flexible share authorization nature of the 2021 Plan, full-value awards (e.g., restricted stock units (“RSUs”), performance stock units (“PSUs”), other stock-based awards) count against the share authorization at a rate of 1.73 to 1 for awards granted or converted, as the case may be. Stock options, SARs and other non-full-value awards count against the share authorization at a rate of 1 to 1. We subtract awards from the share reserve at the time of grant (or at the time of conversion into RSUs or shares in the case of PSUs), as opposed to the time of share issuance, as we feel this gives us a more accurate picture of our remaining reserve. Awards canceled prior to vesting or exercise, as the case may be, are added back to the reserve in accordance with the 2021 Plan document.
Section 16(a) Reports
Based upon a review of filings with the Securities and Exchange Commission and other reports submitted by our directors and officers, we believe that all of our directors and executive officers complied during 2025 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.
Stock Ownership of Certain Beneficial Owners and Management
The following table shows the amount of Belden common stock beneficially owned (unless otherwise indicated) by our directors, the executive officers named in the Summary Compensation Table below and the directors and executive officers as a group. Except as otherwise noted, all information is as of March 25, 2026.

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Ownership Information
Beneficial Ownership Table of Directors, Nominees and Executive Officers

Name	Number of Shares Beneficially Owned(1)(2)(3)(4)	Acquirable Within 60 Days(5)	Percent of Class Outstanding(6)

David Aldrich	55,359	—	*
Adel Al-Saleh(7)	2,500	—	*
Brian Anderson	48,456	26,203	*
Lance Balk(8)	64,131	—	*
Hiran Bhadra	34,330	4,241	*
Diane D. Brink	23,412	—	*
Judy L. Brown	31,952	—	*
Nancy Calderon	8,339	—	*
Ashish Chand	163,717	24,096	*
Jonathan Klein	8,353	—	*
YY Lee(9)	7,129	—	*
Brian Lieser	36,314	4,418	*
Gregory McCray	5,584	—	*
Jeremy Parks	49,235	27,628	*
All directors and executive officers as a group (18 persons)	585,742	90,391	1.05%
*    Less than one percent
(1)The number of shares includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority.
(2)For Mr. Al-Saleh, the number includes 2,500 unvested RSUs from his appointment to the Board in November 2025. For Ms. Lee, the number of shares includes 833 unvested RSUs from her date of appointment to the Board in March 2023. For each of Mses. Brink, Brown, Calderon and Lee, and Messrs. Balk, Klein and McCray the number of shares includes 1,385 unvested RSUs awarded to them in May 2025. For Mr. Aldrich, the number of shares includes 1,963 unvested RSUs awarded to him in May 2025. For each of Messrs. Aldrich and Balk, the number of shares includes awards, the receipt of which has been deferred pursuant to the 2004 Belden Inc. Non-Employee Director Deferred Compensation Plan as follows: Mr. Aldrich – 1,489 and Mr. Balk – 20,916.
(3)For Dr. Chand, the number of shares includes 14,964 unvested RSUs granted in February 2024, 16,869 unvested RSUs issued in February 2025, and 25,032 unvested RSUs granted in February 2026. For Mr. Parks, the number of shares includes 3,907 unvested RSUs granted in February 2024, 4,221 unvested RSUs granted in February 2025,and 6,258 unvested RSUs granted in February 2026. For Mr. Anderson, the number of shares includes 2,631 unvested RSUs granted in February 2024, 2,820 unvested RSUs granted in February 2025, and 3,904 unvested RSUs granted in February 2026. For Mr. Bhadra, the number of shares includes 11,531 unvested RSUs granted in February 2024, 2,683 unvested RSUs granted in February 2025, and 3,718 unvested RSUs granted in February 2026. For Mr. Lieser, the number of shares includes 2,195 RSUs granted in February 2024, 2,683 unvested RSUs granted in February 2025, 6,670 unvested RSUs granted in July 2025, and 3,641 unvested RSUs granted in February 2026.
(4)For each of Messrs. Anderson, Chand, Bhadra, Lieser and Parks, the number of shares includes shares of Belden Common Stock held in a 401(k) account pursuant to the terms of Belden's 401(k) employee contribution matching program. They hold the following numbers of shares in a 401(k) account: Mr. Anderson – 1,178; Dr. Chand – 1,244; Mr. Bhadra – 849; Mr. Lieser – 636; and Mr. Parks – 685.
(5)Reflects the number of shares that could be purchased by exercise of stock options and the number of SARs that are exercisable at March 25, 2026, or within 60 days thereafter, under the Company’s long-term incentive plans. Upon exercise of a SAR, the holder would receive the difference between the market price of Belden shares on the date of exercise and the exercise price paid in the form of Belden shares. This column includes stock options and SARs that are exercisable without regard to whether the current market price of Belden common stock is greater than the applicable exercise price.
(6)Represents the total of the “Number of Shares Beneficially Owned” column (excluding RSUs, which do not have voting rights before vesting) divided by the number of shares outstanding at March 25, 2026 –38,933,406.
(7)Mr. Al-Saleh was awarded 2,500 RSUs upon his appointment to the Board on November 19,2025 that will vest in thirds on each of the first three anniversaries of his appointment to the Board.
(8)Includes 2,400 shares held in trust for spouse and children.
(9)Ms. Lee was awarded 2,500 RSUs upon her appointment to the Board on March 31, 2023 that will vest in thirds on each of the first three anniversaries of her appointment to the Board.

2026 Proxy Statement	63

Ownership Information
Beneficial Ownership Table of Stockholders Owning More Than Five Percent
The following table shows information regarding those stockholders known to the Company to beneficially own more than 5% of the outstanding Belden shares as of December 31, 2025.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Outstanding Common Stock(1)

BlackRock, Inc. 55 East 52nd Street New York, NY 10022	4,996,059	(2)	12.83%

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	4,799,738	(3)	12.32%

FMR LLC 245 Summer Street Boston, MA 02210	4,583,095	(4)	11.77%

T-Rowe Price Associates, Inc. 1307 Point Street Baltimore, MD 21231	3,225,267	(5)	8.28%
(1)Based on 38,947,000 shares outstanding on December 31, 2025.
(2)Information based on Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 23, 2024, reporting sole voting power over 4,928,109 shares and sole dispositive power over 4,996,059 shares.
(3)Information based on Schedule 13G/A filed with the SEC by the Vanguard Group on July 29, 2025, reporting shared voting power over 47,541 shares, sole dispositive power over 4,702,745 shares, and shared dispositive power over 96,993 shares.
(4)Information based on Schedule 13G/A filed with the SEC by FMR LLC on February 5, 2026, reporting sole voting power over 4,575,319 shares and sole dispositive power over 4,583,984.57 shares.
(5)Information based on Schedule 13G/A filed with the SEC by T-Rowe Price Associates, Inc., on February 17, 2026, reporting sole voting power over 3,191,356 shares, sole dispositive power over 3,225,244 shares, and an aggregate amount beneficially owned of 3,225,267 shares.

64	2026 Proxy Statement

Other Matters
The Company knows of no other matters that will be brought before the annual meeting. If other matters are introduced, the persons named in the proxy as the proxy holders will vote on such matters in their discretion.
Frequently Asked Questions
Q:    Why am I receiving these materials?
A:    The Board of Directors (the “Board”) of Belden Inc. (sometimes referred to as the “Company” or “Belden”) is providing these proxy materials to you in connection with the solicitation of proxies by Belden on behalf of the Board for the 2026 annual meeting of stockholders which will take place on May 21, 2026. This proxy statement includes information about the issues to be voted on at the meeting. You are invited to attend the meeting virtually and we request that you vote on the proposals described in this proxy statement.
Q:    Why am I being asked to review materials online?
A:    Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our stockholders on the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We began mailing the Notice of Internet Availability of Proxy Materials to stockholders on April 9, 2026.
Q:    Who is qualified to vote?
A:    You are qualified to receive notice of and to vote at the annual meeting if you owned shares of common stock of the Company at the close of business on our record date of March 25, 2026. On the record date, there were 38,933,406 shares of Belden common stock outstanding.
Each share is entitled to one vote on each matter properly brought before the annual meeting.
Q:    What information is available for review?
A:    The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our 2025 Annual Report to Stockholders, which includes our Annual Report on Form 10-K, is also available on-line. The Form 10-K includes our 2025 audited financial statements with notes and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations.
Q:    What matters will be voted on at the meeting?
A:    Four matters will be voted on at the meeting:
(1)the election of the ten directors nominated by the Board, each for a term of one year;
(2)the ratification of the appointment of Ernst & Young as the Company’s independent registered public accountant for 2026;
(3)an advisory vote on executive compensation for 2025; and
(4)approval of the Amended and Restated Belden Inc. 2021 Long Term Incentive Plan.

2026 Proxy Statement	65

Other Matters
Q:    What are Belden’s voting recommendations?
A:    Our Board of Directors recommends that you vote your shares:
(1)FOR the Company’s slate of directors;
(2)FOR the ratification of Ernst & Young;
(3)FOR the approval of the Company’s executive compensation; and
(4)FOR the approval of the Amended and Restated Belden Inc. 2021 Long Term Incentive Plan.
Q:    What shares owned by me can be voted?
A:    All shares owned by you as of March 25, 2026, the record date, may be voted by you. These shares include those (1) held directly in your name as the stockholder of record, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.
Q:    What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:    Some Belden stockholders hold their shares through a stock broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record
If your shares are registered directly in your name with Belden’s transfer agent, Equiniti Trust Company, you are considered (with respect to those shares) the stockholder of record and the Notice of Internet Availability of Proxy Materials is being sent directly to you by Belden. As the stockholder of record, you have the right to grant your voting proxy directly to Belden or to vote in person at the meeting.
Beneficial Owner
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” (that is, the name of your stock broker, bank, or other nominee) and the Notice of Internet Availability of Proxy Materials is being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting.
Q:    How can I vote my shares in person at the meeting?
A:    Though the meeting is not being held in person, you can attend virtually during the live meeting. Shares held directly in your name as the stockholder of record may be voted during the live virtual annual meeting. Your identity will be verified prior to accepting your vote.
Even if you plan to attend the annual meeting virtually, we recommend that you also submit your proxy as described below so that your vote will be counted if you decide later not to attend the meeting.
Q:    How can I vote my shares without attending the meeting?
A:    Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. You will be able to do this over the Internet by following the instructions on your Notice of Internet Availability of Proxy Materials. If you request a full delivery of the proxy materials, a proxy card will be included that will contain instructions on how to vote by telephone or mail in addition to the Internet.
Q:    Can I change my vote?
A:    You may change your proxy or voting instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

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Other Matters
Q:    What class of shares is entitled to be voted?
A:    Each share of our common stock outstanding as of the close of business on March 25, 2026, the record date, is entitled to one vote at the annual meeting.
Q:    What about shares held pursuant to a Belden 401(k) or other benefit plan?
A:    If you are a participant in the Belden Retirement Savings Plan and hold shares of Belden Inc. common stock pursuant to either plan, you will receive a proxy card associated with such shares from the plan administrator in addition to a proxy card from any other custodian through which you hold shares. To allow sufficient time for the Belden Retirement Savings Plan Trustee to vote, the trustee must receive your voting instructions by 11:59 p.m. Eastern time on May 18, 2026. If the trustee does not receive your instructions by that date, the trustee will not vote your shares.
Q:    What is the quorum requirement for the meeting?
A:    The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to vote. The shares may be present in person or represented by proxy at the meeting. Both abstentions and withheld votes are counted as present for the purpose of determining the presence of a quorum for the meeting.
Q:    What are the voting requirements to approve the proposals and how are votes withheld, abstentions and broker non-votes treated?
A:    The following table describes the voting requirements and treatment of votes withheld, abstentions, and broker non-votes for each proposal:

Tabulation Treatment

Proposal	Voting Requirement	Votes Withheld/Abstentions	Broker Non-Votes

Election of Directors	Majority of votes cast for or against a particular director*	Present for quorum purposes; not counted in determining whether a director has received more votes cast for his or her election to the board than against	Not present for quorum purposes; brokers do not have discretion to vote non-votes in favor of directors
Ratification of Ernst & Young	No requirement; not binding on company	The Board of Directors will consider the number of abstentions in its analysis of the results of the advisory vote	Count as present for quorum purposes; brokers have discretion to vote non-votes in favor of ratification
Advisory vote on executive compensation	No requirement; not binding on company	The Board of Directors will consider the number of abstentions in its analysis of the results of the advisory vote	Not present for quorum purposes; brokers do not have discretion to vote non-votes in favor of compensation matters
Approval of the Amended and Restated Belden Inc. 2021 Long Term Incentive Plan	Majority of votes cast related to the proposal.	Present for quorum purposes; Abstentions have the same effect as a vote against the proposal	Not present for quorum purposes; brokers do not have discretion to vote non-votes in favor of compensation matters
*    The Company’s bylaws, as amended, provide that, in an uncontested election, a director must receive more votes “for” than votes “against” to be elected to the Board. An incumbent director that fails to receive such a majority shall tender his or her resignation, which will be considered by the Board’s Nominating and Corporate Governance Committee.
Q:    Where can I find the voting results of the meeting?
A:    We will announce preliminary voting results at the meeting and publish final results in a report on Form 8-K within four business days of the date on which our meeting ends.

2026 Proxy Statement	67

Other Matters
Q:    What happens if additional proposals are presented at the meeting?
A:    Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Brian E. Anderson, the Company’s Executive Vice President, Chief Legal and Risk Officer, and Nicholas E. Eckelkamp, the Company’s Vice President, Assistant General Counsel and Assistant Corporate Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.
Q:    Who will count the votes?
A:    A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and will act as the inspector of election.
Q:    Is my vote confidential?
A:    Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Belden or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board. Occasionally, stockholders provide written comments on their proxy cards, which are then forwarded to Belden management.
Q:    Who will bear the cost of soliciting votes for the meeting?
A:    Belden has retained Alliance Advisors LLC to act as proxy solicitor for the annual meeting and to provide other advisory services throughout the year. Belden will bear the cost of this arrangement, which amounts to $17,000 annually. Upon request, the Company will reimburse brokers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of the Company’s common stock.

68	2026 Proxy Statement

General Information
Internet Availability of Proxy Materials
Under rules of the United States Securities and Exchange Commission (SEC), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On April 9, 2026, we began mailing to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card to vote through the Internet or by telephone.
This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.
Contact Information for Questions
Answers to certain frequently asked questions including the votes required for approval of the agenda items are included in this document beginning on page 65. For other questions, please see the following contact information:

For questions Regarding:	Contact:

Annual meeting or Executive Compensation Questions	Belden Investor Relations, 317-219-9359
Stock ownership (Stockholders of Record)	Equiniti Trust Company http://www.equiniti.com 800-468-9716
Stock ownership (Beneficial Owners)	Contact your broker, bank or other nominee
Voting	Belden Corporate Secretary, 314-854-8035
Stockholder Proposals for the 2027 Annual Meeting
You may submit proposals for consideration at future stockholder meetings, including director nominations.
Stockholder Proposals: To be included in the Company’s proxy statement and form of proxy for the 2027 annual meeting, a stockholder proposal must, in addition to satisfying the other requirements of the Company’s bylaws and the SEC’s rules and regulations, be received at the Company’s principal executive offices by December 10, 2026. If you want the Company to consider a proposal at the 2027 annual meeting that will not be included in the Company’s proxy statement, among other things, the Company’s bylaws require that you notify our Board of your proposal no earlier than January 21, 2027 and no later than February 20, 2027.
Nomination of Director Candidates: The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders if such nominations are submitted to the Company prior to the deadline for proposals to be included in future proxy statements as noted in the above paragraph. To have a candidate considered by the Committee, a stockholder must submit the recommendation in writing and must include the following information:
●The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned (whether direct ownership or derivative ownership) and the length of time of ownership; and
●The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of Belden, the candidate’s ownership interest in the Company (if any), a description of any arrangements between the candidate and the nominating stockholder, and the person’s consent to be named as a director if selected by the Committee and nominated by the Board.

2026 Proxy Statement	69

General Information
In considering candidates submitted by stockholders, the Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. The Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest, and independence from management and Belden. The Committee also seeks to have the Board represent a diversity of backgrounds and experience.
The Committee will identify potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board. The Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.
Once a person has been identified by the Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Committee will request information from the candidate, review the person’s accomplishments and qualifications, and conduct one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process will not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

70	2026 Proxy Statement

General Information
Appendix I
The performance factors applicable to the NEOs, along with the respective threshold, target and actual performance levels and the respective financial factor scores, are illustrated below (numbers are shown in millions):

	2025 ACIP

Category	Threshold	Target	Maximum	Actual	Score

Consolidated Net Income ($)	246	308	338	303	0.96
Consolidated EBITDA ($)	440	489	514	459	0.69
Consolidated Revenues ($)	2,449	2,662	2,875	2,598	0.85
Automation Solutions EBITDA ($)	298	372	409	391	1.52
Automation Solutions Revenue ($)	1,286	1,398	1,510	1,397	0.99
Smart Building solutions EBITDA ($)	78	78	86	85	1.47
Performance Factor Definitions
“Net Income” is GAAP net income adjusted in a manner consistent with the Company's use of Adjusted net income in its periodic filings on Forms 10-K, 10-Q, and 8-K.
“EBITDA” is GAAP net income, adjusted in a manner consistent with the Company’s use of Adjusted EBITDA in its periodic filings on Forms 10-K, 10-Q and 8-K.
“Revenue” is GAAP revenue.
Below is a summary of the applicable performance factors and weighting percentages for each NEO and a calculation of each NEO’s applicable Financial Factor for the performance period (rounded to two decimal places):

Dr. Chand, Messrs. Parks, Anderson, and Bhadra

Category	Score	Weighting	Contribution to Financial Factor

Consolidated Net Income	0.96	40%	0.38
Consolidated EBITDA	0.69	30%	0.21
Consolidated Revenue	0.85	30%	0.26
Consolidated Financial Factor			0.85

Mr. Lieser

Category	Score	Weighting	Contribution to Financial Factor

Automated Solutions EBITDA	1.52	33%	0.50
Automated Solutions Revenues	0.99	17%	0.17
Consolidated Belden Financial Factor	0.85	50%	0.43
Mr. Lieser Financial Factor			1.10
Mr. Lieser Supplemental Financial Factor			1.47

2026 Proxy Statement	71

General Information
Appendix II – EPS Reconciliation
BELDEN INC.
RECONCILIATIONS OF NON-GAAP MEASURES
(Unaudited)

Twelve Months Ended December 31, 2025 (In Thousands, Except Percentages and Per Share Amounts)

Revenues	$2,715,194
GAAP gross profit	$1,031,172
Amortization of software development intangible assets	12,293
Severance, restructuring, and acquisition integration costs	771
Adjusted gross profit	$1,044,236
GAAP gross profit margin	38.0%
Adjusted gross profit margin	38.5%
GAAP selling, general and administrative expenses	$(533,366)
Severance, restructuring, and acquisition integration costs	13,737
Adjustments related to acquisitions and divestitures	1,037
Adjusted selling, general and administrative expenses	$(518,592)
GAAP research and development expenses	$(128,758)
Severance, restructuring, and acquisition integration costs	459
Adjusted research and development expenses	(128,299)
GAAP net income	$237,522
Interest expense, net	46,355
Income tax expense	29,344
Loss related to revolver financing	76
Total non-operating adjustments	75,775
Amortization of intangible assets	53,356
Severance, restructuring, and acquisition integration costs	14,967
Amortization of software development intangible assets	12,293
Adjustments related to acquisitions and divestitures	1,037
Total operating income adjustments	81,653
Depreciation expense	63,784
Adjusted EBITDA	$458,734
GAAP net income margin	8.7%
Adjusted EBITDA margin	16.9%
GAAP net income	$237,522
Plus: Operating income adjustments from above	81,653
Less: Loss related to revolver financing	(76)
Less: Tax effect of adjustments above	(16,156)
Adjusted net income attributable to Belden stockholders	$303,095
GAAP net income per diluted share attributable to Belden stockholders	$5.91
Adjusted net income per diluted share attributable to Belden stockholders	$7.54
GAAP and adjusted diluted weighted average shares	40,210

72	2026 Proxy Statement

General Information
Appendix III – Amended and Restated Belden Inc. 2021 Long Term Incentive Plan
Article 1.    Establishment, Purpose, and Duration
1.1    Establishment. Belden Inc., a Delaware corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the Amended and Restated Belden Inc. 2021 Long Term Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.
This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Other Stock-Based Awards, and Cash-Based Awards.
This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.
1.2    Purpose of this Plan. The purpose of this Plan is to attract and retain highly qualified executives, Directors, and Employees, to advance the interests of the Company by giving Employees and Directors a stake in the Company’s future growth and success, to strengthen the alignment of interests of Employees and Directors with those of the Company’s shareholders through the ownership of Shares, and to provide additional incentives for Employees and Directors to maximize the long-term success of the Company’s business.
1.3    Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.
Article 2.    Definitions
Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.
2.1    “Affiliate” shall mean any corporation or any other entity (including, but not limited to, a partnership) that is affiliated with the Company through stock ownership or otherwise.
2.2    “Award” means, individually or collectively, a grant under this Plan of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or Other Stock-Based Awards, in each case subject to the terms of this Plan.
2.3    “Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by the Participant.
2.4    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
2.5    “Board” or “Board of Directors” means the Board of Directors of the Company.
2.6    “Cash-Based Award” means an Award granted to a Participant as described in Article 10.
2.7    “Cause” means:
(i)    A Participant’s willful and continued failure to perform substantially his duties owed to the Company or its affiliates after a written demand for substantial performance is delivered to him specifically identifying the nature of such unacceptable performance, which is not cured by the Participant within a reasonable period, not to exceed thirty (30) days;

2026 Proxy Statement	73

General Information
(ii)    A Participant is convicted of (or pleads guilty or no contest to) a felony or any crime involving moral turpitude; or
(iii)    A Participant has engaged in conduct that constitutes gross misconduct in the performance of his employment duties.
An act or omission by a Participant shall not be “willful” if conducted in good faith and with the Participant’s reasonable belief that such conduct is in the best interests of the Company.
2.8    “Change in Control” means any one or more of the following events:
(i)    the consummation of:
(a) any merger, reorganization, or consolidation of the Company or any Subsidiary with or into any corporation or other Person if Persons who were the beneficial owners (as such term is used in Rule 13d-3 under the Exchange Act) of the Company’s common stock and securities of the Company entitled to vote generally in the election of Directors (“Voting Securities”) immediately before such merger, reorganization, or consolidation are not, immediately thereafter, the beneficial owners, directly or indirectly, of greater than fifty percent (50%) of the then-outstanding common shares and the combined voting power of the then-outstanding Voting Securities (“Voting Power”) of the corporation or other Person surviving or resulting from such merger, reorganization, or consolidation (or the parent corporation thereof) in substantially the same respective proportions as their beneficial ownership, immediately before the consummation of such merger, reorganization, or consolidation, of the then-outstanding common stock and Voting Power of the Company;
(b) the sale or other disposition of all or substantially all of the consolidated assets of the Company, other than a sale or other disposition by the Company of all or substantially all of its consolidated assets to an entity of which greater than fifty percent (50%) of the common shares and the Voting Power outstanding immediately after such sale or other disposition are then beneficially owned (as such term is used in Rule 13d-3 under the Exchange Act) by shareholders of the Company in substantially the same respective proportions as their beneficial ownership of common stock and Voting Power of the Company immediately before the consummation of such sale or other disposition; or
(ii)    approval by the shareholders of the Company of a liquidation or dissolution of the Company; or
(iii)    the following individuals cease for any reason to constitute a majority of the Directors of the Company then serving: individuals who, on the Effective Date, constitute the Board and any subsequently appointed or elected Director of the Company whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the Company’s Directors then in office whose appointment, election, or nomination for election was previously so approved or recommended or who were Directors on the Effective Date; or
(iv)    the acquisition or holding by any person, entity, or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), , of beneficial ownership (as such term is used in Rule 13d-3 under the Exchange Act) of twenty percent (20%) or more of either the Company’s then-outstanding common stock or Voting Power; provided that:
(a) no such person, entity, or group shall be deemed to own beneficially any securities held by the Company or a Subsidiary or any employee benefit plan (or any related trust) of the Company or a Subsidiary;
(b) no Change in Control shall be deemed to have occurred solely by reason of any such acquisition if both (x) after giving effect to such acquisition, such person, entity, or group has beneficial ownership of less than thirty percent (30%) of the then-outstanding common stock and Voting Power of the Company and (y) prior to such acquisition, at least two-thirds of the Directors described in paragraph (iii) of this definition vote to adopt a resolution of the Board to the specific effect that such acquisition shall not be deemed a Change in Control; and
(c) no Change in Control shall be deemed to have occurred solely by reason of any such acquisition or holding in connection with any merger, reorganization, or consolidation of the Company or any Subsidiary which is not a Change in Control within the meaning of paragraph (i)(a) above.

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Notwithstanding the occurrence of any of the foregoing events, no Change in Control shall occur with respect to any Participant if (x) the event which otherwise would be a Change in Control (or the transaction which resulted in such event) was initiated by such Participant, or was discussed by him with any third party, in either case without the approval of the Board with respect to such Participant’s initiation or discussion, as applicable, or (y) such Participant is, by written agreement, a participant on his own behalf in a transaction in which the persons (or their affiliates) with whom such Participant has the written agreement cause the Change in Control to occur and, pursuant to the written agreement, such Participant has an equity interest (or a right to acquire such equity interest) in the resulting entity.
2.9    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provisions.
2.10    “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.
2.11    “Company” means Belden Inc., a Delaware corporation, and any successor thereto as provided in Article 20 herein.
2.12    “Director” means any individual who is a member of the Board of Directors of the Company.
2.13    “Effective Date” has the meaning set forth in Section 1.1.
2.14    “Employee” means any person designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.
2.15    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.16    “Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, if the Shares are traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly determined at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award; provided, however, that upon a broker-assisted exercise of an Option, the FMV shall be the price at which the Shares are sold by the broker.
2.17    “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.
2.18    “Full Value Award” means an Award other than in the form of an NQSO, ISO or SAR, and which is settled by the issuance of Shares, or, if otherwise provided for in an applicable award agreement or as otherwise provided by the Committee, cash or a combination of Shares and cash.
2.19    “Good Reason” means, without the express written consent of a Participant, the occurrence of any of the following events:
(i)    The Participant’s base salary or annual target cash incentive opportunity is materially reduced;

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(ii)    The Participant’s duties or responsibilities are negatively and materially changed in a manner inconsistent with the Participant’s position (including status, offices, titles, and reporting responsibilities) or authority; or
(iii) The Company requires the Participant’s principal office to be relocated more than 50 miles from its location as of the date immediately preceding the Change in Control.
Prior to any termination by a Participant for “Good Reason,” the Participant shall provide the Company not less than thirty (30) nor more than ninety (90) days’ notice, with specificity, of the grounds constituting Good Reason and an opportunity within such notice period for the Company to cure such grounds. The notice shall be given within ninety (90) days following the initial existence of grounds constituting Good Reason for such notice and subsequent termination, if not so cured above, to be effective.
2.20    “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.
2.21    “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.
2.22    “Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.
2.23    “Nonemployee Director” means a Director who is not an Employee.
2.24    “Nonemployee Director Award” means any NQSO, SAR, or Full Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.
2.25    “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.
2.26    “Option” means an ISO or an NQSO, as described in Article 6.
2.27    “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
2.28    “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.
2.29    “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.
2.30    “Performance Measures” means measures as described in Article 11 on which the performance goals are based.
2.31    “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
2.32    “Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
2.33    “Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
2.34    “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.
2.35    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

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2.36    “Plan” means the Belden Inc. 2021 Long Term Incentive Plan.
2.37    “Plan Year” means the calendar year.
2.38    “Prior Plan” means the Company’s 2011 Long-Term Performance Incentive Plan, as amended.
2.39    “Restricted Stock” means an Award granted to a Participant pursuant to Article 8.
2.40    “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.
2.41    “Share” means a share of common stock of the Company.
2.42    “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.
2.43    “Stock-Based Award” means any Award other than a Cash-Based Award.
2.44    “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.
2.45    “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).
Article 3.    Administration
3.1    General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may consult with attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.
3.2    Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, and, subject to Article 18, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate. In addition, in the event that applicable tax and/or securities laws change to require Awards to be conditioned or otherwise limited in order for the Company to receive favorable tax treatment, or to avoid adverse tax treatment, the Committee shall have the sole discretion to initiate such conditions or limitations as it deems appropriate without obtaining shareholder approval
3.3    Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

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Article 4.    Shares Subject to this Plan and Maximum Awards
4.1    Number of Shares Available for Awards.
(a)    Subject to adjustment as provided in Section 4.3 herein, the maximum number of Shares available for grant to Participants under this Plan (the “Share Authorization”) shall be:
(i)    6,500,000, of which 6,500,000 shall be eligible to be issued as Incentive Stock Options, plus
(ii)    Any Shares subject to outstanding awards under the Prior Plan as of the Effective Date that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares).
(b)    To the extent that a Share is granted pursuant to a Full Value Award, it shall reduce the Share Authorization by one and seventy-three hundredths (1.73) Shares; and, to the extent that a Share is granted pursuant to an Award other than a Full Value Award, it shall reduce the Share Authorization by one (1) Share.
4.2    Share Usage. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan; additionally, Shares related to an Award of Restricted Stock that are forfeited shall again be available for grant under this Plan. However, the full number of Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights. Furthermore, any Shares withheld to satisfy tax withholding obligations on an Award issued under the Plan, Shares tendered to pay the exercise price of an Award under the Plan, and Shares repurchased on the open market with the proceeds of an Option exercise will no longer be eligible to be again available for grant under this Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.
4.3    Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) after the Effective Date such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, special cash dividend, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall appropriately and equitably substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, and other value determinations applicable to outstanding Awards.
The Committee may also make appropriate and equitable adjustments in the terms of any Awards under this Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
Subject to the provisions of Article 18, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the ISO rules under Section 422 of the Code, where applicable.
4.4    Minimum Vesting Period. Except in the case of Substitution Awards granted pursuant to Section 13, any Stock-Based Award (including any portion thereof) shall have a minimum vesting period of one year from the date of its grant with no vesting prior to the first anniversary of the grant date. Notwithstanding the foregoing, (i) the Committee may provide in an Award Agreement or following the time of grant that the vesting of an Award shall accelerate in the event of the Participant’s death, disability, retirement, or a termination of service other than for cause, and (ii) the Committee may grant Awards covering up to five percent (5%) of the total number of shares of Stock authorized under Section 4.1 of the Plan (subject to adjustment pursuant to Section 4.3 of the Plan) without respect to the minimum vesting requirements set forth in this Section 4.4. Notwithstanding the foregoing, with regard to Stock-Based Awards granted to a Non-employee Director, the vesting of such Awards will be deemed to satisfy the one (1) year minimum vesting requirement to the extent that the Awards vest on the earlier of the one (1) year anniversary of the date of grant and the next annual meeting of the Company’s shareholders that is at least fifty (50) weeks after the immediately preceding year’s annual meeting.

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Article 5.    Eligibility and Participation
5.1    Eligibility. Individuals eligible to participate in this Plan include all Employees and Non-employee Directors.
5.2    Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.
Article 6.    Stock Options
6.1    Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company, its Affiliates and/or its Subsidiaries (as permitted under Code Section 422).
6.2    Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.
6.3    Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as of the date of grant.
6.4    Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.
6.5    Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.
6.6    Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price ; (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion, including, without limitation, if the Committee so determines, a cashless (broker-assisted) exercise.
Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).
Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.
6.7    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.
6.8    Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

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6.9    Transferability of Options.
(a)    Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his lifetime only by such Participant.
(b)    Nonqualified Stock Options. Under no circumstances may a Participant transfer an NQSO to another Person for consideration. Subject to the foregoing, and except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his lifetime only by such Participant. With respect to those NQSOs, if any, that are permitted to be transferred to another individual, references in this Plan to exercise or payment of the Option Price by the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.
6.10    Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.
Article 7.    Stock Appreciation Rights
7.1    Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.
Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.
The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as of the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.
7.2    SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.
7.3    Term of SAR. Each SAR granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.
7.4    Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
7.5.    Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.
7.6    Settlement of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a)    The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by
(b)    The number of Shares with respect to which the SAR is exercised.
The payment upon SAR exercise shall be in Shares.

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7.7    Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
7.8    Transferability of SARs. Under no circumstances may a Participant transfer an SAR to another Person for consideration. Subject to the foregoing, and except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no SAR granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, all SARs granted to a Participant under this Plan shall be exercisable during his lifetime only by such Participant. With respect to those SARs, if any, that are permitted to be transferred to another individual, references in this Plan to exercise of the SAR by the Participant or payment of any amount to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.
7.9    Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.
Article 8.    Restricted Stock and Restricted Stock Units
8.1    Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.
8.2    Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.
8.3    Transferability. Except as provided in this Plan or an Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement or otherwise at any time by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under this Plan shall be available during his lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.
8.4    Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.
To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.
Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

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8.5    Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:
“The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Belden Inc. 2011 Long Term Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Belden Inc.”
8.6    Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
8.7    Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
8.8    Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.
Article 9.    Performance Shares/Performance Units
9.1    Grant of Performance Shares/Performance Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Shares and/or Performance Units to Participants in such amounts and upon such terms as the Committee shall determine.
9.2    Value of Performance Shares/Performance Units. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share as of the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant (for example, the Committee could grant 1,000 units to a participant and determine their value at $1.00 per unit). The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares/Performance Units that will be paid out to the Participant.
9.3    Earning of Performance Shares/Performance Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/Performance Units shall be entitled to receive payout on the value and number of Performance Shares/Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
9.4    Form and Timing of Payment of Performance Shares/Performance Units. Payment of earned Performance Shares/Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Shares/Performance Units in the form of Shares or in cash (or in a combination thereof) equal to the value of the earned Performance Shares/Performance Units at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
9.5    Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares and/or Performance Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Shares or Performance Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

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9.6    Transferability of Performance Shares/Performance Units. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, Performance Shares/Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, a Participant’s rights under this Plan shall be exercisable during his lifetime only by such Participant.
Article 10.    Cash-Based Awards and Other Stock-Based Awards
10.1    Grant of Cash-Based Awards. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms, including the achievement of specific performance goals, as the Committee may determine.
10.2    Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
10.3    Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.
10.4    Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.
10.5    Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an Award Agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
10.6    Transferability of Cash-Based and Other Stock-Based Awards. Except as otherwise determined by the Committee, neither Cash-Based Awards nor Other Stock-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Participant’s rights under this Plan, if exercisable, shall be exercisable during his lifetime only by such Participant. With respect to those Cash-Based Awards or Other Stock-Based Awards, if any, that are permitted to be transferred to another individual, references in this Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.
Article 11.    Performance Measures
11.1    Performance Measures. The performance goals upon which the payment or vesting of an Award to a Participant may include, but shall not be limited to, the following Performance Measures:
(a)Net sales or revenue growth;
(b)Return measures (including, but not limited to return on invested capital, assets, capital, equity, sales);
(c)Gross profit margin;
(d)Operating expense ratios;
(e)Operating expense targets;
(f)Productivity ratios;
(g)Operating income;

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(h)Gross or operating margins;
(i)Earnings before or after taxes, interest, depreciation and/or amortization;
(j)Net earnings or net income (before or after taxes);
(k)Earnings per share;
(l)Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
(m)Working capital targets;
(n)Organic or inorganic growth;
(o)Capital expenditures;
(p)Share price (including, but not limited to, growth measures and total shareholder return);
(q)Appreciation in the fair market value or book value of the common stock;
(r)Economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of the capital);
(s)Total shareholder return;
(t)Debt to equity ratio / debt levels;
(u)Customer satisfaction / service (relative improvement);
(v)Market share;
(w)Employee satisfaction / engagement;
(x)Employee retention / attrition;
(y)Safety;
(z)Environmental, social and governance (ESG);
(aa)Diversity; and
(bb)Inventory control / efficiency.
Any Performance Measure(s) may be used to measure the performance of the Company, Affiliate, and/or Subsidiary as a whole or any business unit of the Company, Affiliate, and/or Subsidiary or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11.
11.2    Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) nonrecurring items as described in FASB Accounting Standards Codification 225-20—Unusual or Infrequently Occurring Items and/or in Management’s Discussion and Analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses.
11.3    Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.
Article 12.    Nonemployee Director Awards
The Board or Committee shall determine all Awards to Nonemployee Directors. The terms and conditions of any grant to any such Nonemployee Director shall be set forth in an Award Agreement.

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Article 13.    Substitution Awards
Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees or directors of other entities who are about to become Employees, whose employer is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a Subsidiary. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate for the plan to remain consistent with Code Section 409A, in whole or in part, to the provisions of the award in substitution for which they are granted.
Article 14.    Dividends
Unless otherwise provided by the Committee, dividends shall accrue for each Full Value Award not entitled to dividends based on the dividends declared on Shares that are subject to such Full Value Award, to be accrued as of dividend payment dates, during the period between the date the Full Value Award is granted and the date the Full Value Award is exercised, vests or expires. Such dividend accruals shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. For the avoidance of doubt, accrued dividends shall vest and be paid solely to the extent the underlying Full Value Awards vests. Under no circumstances may dividends accrue for any Option, SAR or Full Value Award dependent up on achievement of one or more Performance Measures.
Article 15.    Beneficiary Designation
Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
Article 16.    Rights of Participants
16.1    Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.
Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.
16.2    Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
16.3    Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
Article 17.    Change in Control
Except as otherwise provided at the time of grant in the certificate, notice or agreement relating to a particular Award, if a Change in Control occurs and the Participant’s employment is terminated by the Company without Cause (other than for death or disability) or by the Participant for Good Reason, in either case, within two years following the Change in Control, then:
(i)    the Participant’s Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Cash-Based Awards, or Other Stock-Based Awards that were forfeitable shall, unless otherwise provided in an applicable Award Agreement, become nonforfeitable and, to the extent applicable, shall be converted into Shares; provided, that for any Award which is performance-based, it shall be assumed for purposes of determining such payout or conversion that performance was “at target” for the applicable Performance Period, and

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(ii)    any unexercised Option or SAR, whether or not exercisable on the date of such Change in Control, shall thereupon be fully exercisable and may be exercised, in whole or in part.
Payment of any amounts owed to Participant under this Article 17 shall be payable by the Company within sixty days from the date that the Participant becomes entitled to payment of the Award, unless such payment would be noncompliant with Code Section 409A.
Article 18.    Amendment, Modification, Suspension, and Termination
18.1    Amendment, Modification, Suspension, and Termination. Subject to Section 18.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Section 4.3, Options or SARs issued under this Plan will not be repriced, replaced, regranted through cancellation, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, and no amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule, including, but not limited to, the Securities Exchange Act of 1934, as amended, the Internal Revenue Code of 1986, as amended, and, if applicable, the New York Stock Exchange Listed Company Manual rules. The Company shall not purchase Options or SARs from plan participants at a price less than the Option Price of such awards, or otherwise exchange underwater Options or SARs for cash.
18.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (it being understood that the events described in Section 4.3 shall result in mandatory adjustment) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
18.3    Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 18.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.
18.4    Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.
Article 19.    Withholding
19.1    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount up to the maximum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.
19.2    Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the maximum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing or electronically, and signed or acknowledged electronically by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

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Article 20.    Successors
All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
Article 21.    General Provisions
21.1    Forfeiture Events.
(a)    The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.
(b)    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve-(12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement, or such other amount as may be required by applicable law.
21.2    Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
21.3    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
21.4    Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
21.5    Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
21.6    Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:
(a)    Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(b)    Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
21.7    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
21.8    Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

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21.9    Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees and/or Directors, the Committee, in its sole discretion, shall have the power and authority to:
(a)    Determine which Affiliates and/or Subsidiaries shall be covered by this Plan;
(b)    Determine which Employees and/or Directors outside the United States are eligible to participate in this Plan;
(c)    Modify the terms and conditions of any Award granted to Employees and/or Directors outside the United States to comply with applicable foreign laws;
(d)    Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices; and
(e)    Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.
21.10    Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on an uncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
21.11    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Affiliates, and/or its Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any person acquires a right to receive payments from the Company, its Affiliates, and/or its Subsidiaries under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, an Affiliate, or a Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, an Affiliate, or a Subsidiary, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.
21.12    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
21.13    Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Affiliate’s or Subsidiary’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.
21.14    Compliance with Code Section 409A.
(a)    In General. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Code Section 409A. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event such Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees.
(b)    Elective Deferrals. No elective deferrals or re-deferrals of compensation (as defined under Code Section 409A and/or guidance thereto) other than in regard to Restricted Stock Units are permitted under this Plan.

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(c)    Applicable Requirements. To the extent any of the Awards granted under this Plan are deemed “deferred compensation” and hence subject to Code Section 409A, the following rules shall apply to such Awards:
(i)    Mandatory Deferrals. If the Company decides that the payment of compensation under this Plan shall be deferred within the meaning of Code Section 409A, then, except as provided pursuant to Treas. Reg. 1.409A-1(b)(4)(ii), at grant of the Award to which such compensation payment relates, the Company shall specify the date(s) at which such compensation will be paid in the Award Agreement.
(ii)    Initial Deferral Elections. For Awards of Restricted Stock Units where the Participant is given the opportunity to elect the timing and form of the payment of the underlying Shares at some future time once any requirements have been satisfied, the Participant must make his or her initial deferral election for such Award in accordance with the requirements of Code Section 409A, i.e., within thirty (30) days of first becoming eligible to receive such award or prior to the start of the year in which the Award is granted to the Participant, in each case pursuant to the requirements of Code Section 409A and Treas. Reg. Section 1.409A-2.
(iii)    Subsequent Deferral Elections. To the extent the Company or Committee decides to permit compensation subject to Code Section 409A to be re-deferred pursuant to Treas. Reg. 1.409A-2(b), then the following conditions must be met: (1) such election will not take effect until at least 12 months after the date on which it is made; (2) in the case of an election not related to a payment on account of disability, death, or an unforeseeable emergency, the payment with respect to which such election is made must be deferred for a period of not less than five years from the date such payment would otherwise have been paid; and, (3) any election related to a payment at a specified time or pursuant to a fixed schedule (within the meaning of Treas. Reg. 1.409A-3(a)(4)) must be made not less than 12 months before the date the payment is scheduled to be paid.
(iv)    Timing of Payments. Payment(s) of compensation that is subject to Code Section 409A shall only be made upon an event or at a time set forth in Treas. Reg. 1.409A-3, i.e., the Participant’s separation from service, the Participant’s becoming disabled, the Participant’s death, at a time or a fixed schedule specified in the Plan or an Award Agreement, a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation, or the occurrence of an unforeseeable emergency.
(v)    Certain Delayed Payments. Notwithstanding the foregoing, to the extent an amount was intended to be paid such that it would have qualified as a short-term deferral under Code Section 409A and the applicable regulations, then such payment is or could be delayed if the requirements of Treas. Reg. 1.409A-1(b)(4)(ii) are met.
(vi)    Acceleration of Payment. Any payment made under this Plan to which Code Section 409A applies may not be accelerated, except in accordance with Treas. Reg. 1.409A-3(j)(4), i.e., upon a Participant’s separation from service, the Participant becomes disabled, the Participant’s death, a change of ownership or effective control, or in the ownership of a substantial portion of the assets, or upon an unforeseeable emergency (all as detailed in Treas. Reg. 1.409A-3(a)).
(vii)    Payments upon a Change in Control. Notwithstanding any provision of this Plan to the contrary, to the extent an Award subject to Code Section 409A shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change in Control and such Change in Control does not constitute a “change in the ownership or effective control” or a “change in the ownership or a substantial portion of the assets” of the Company within the meaning of Code Section 409A(a)(2)(A)(v), then even though such Award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change in Control or any other provision of this Plan, payment will be made, to the extent necessary to comply with the provisions of Code Section 409A, to the Participant on the earliest of: (i) the Participant’s “separation from service” with the Company (determined in accordance with Code Section 409A), (ii) the date payment otherwise would have been made pursuant to the regular payment terms of the Award in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Code Section 409A), or (iii) the Participant’s death.
(viii)    Payments to Specified Employees. Payments due to a Participant who is a “specified employee” within the meaning of Code Section 409A on account of the Participant’s “separation from service” with the Company (determined in accordance with Code Section 409A) shall be made on the date that is six months after the date of Participant’s separation from service or, if earlier, the Participant’s date of death.

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(d)    Determining “Controlled Group”. In order to determine for purposes of Code Section 409A whether a Participant or eligible individual is employed by a member of the Company’s controlled group of corporations under Code Section 414(b) (or by a member of a group of trades or businesses under common control with the Company under Code Section 414(c)) and, therefore, whether the Shares that are or have been purchased by or awarded under this Plan to the Participant are shares of “service recipient” stock within the meaning of Code Section 409A:
(i)    In applying Code Section 1563(a)(1), (2) and (3) for purposes of determining the Company’s controlled group under Code Section 414(b), the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3);
(ii)    In applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses under common control with the Corporation for purposes of Code Section 414(c), the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2; and
(iii)    Notwithstanding the above, to the extent that the Company finds that legitimate business criteria exist within the meaning of Treas. Reg. 1.409A-1(b)(5)(iii)(E)(1), then the language “at least 50 percent” in clause (i) and (ii) above shall instead be “at least 20 percent.”
21.15    Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
21.16    No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or an Affiliate’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or an Affiliate or a Subsidiary to take any action which such entity deems to be necessary or appropriate.
21.17    Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.
21.18    Effect of Disposition of Facility or Operating Unit. In the event that the Company or any of its Affiliates and/or Subsidiaries closes or disposes of the facility at which a Participant is located or the Company or any of its Affiliates and/or Subsidiaries diminish or eliminate ownership interests in any operating unit of the Company or any of its Affiliates and/or Subsidiaries so that such operating unit ceases to be majority owned by the Company or any of its Affiliates and/or Subsidiaries, then, with respect to Awards held by Participants who subsequent to such event will not be Employees, the Committee may, to the extent consistent with Code Section 409A (if applicable), (i) accelerate the exercisability of Awards to the extent not yet otherwise exercisable or remove any restrictions applicable to any Awards; and (ii) extend the period during which Awards will be exercisable to a date subsequent to the date when such Awards would otherwise have expired by reason of the termination of such Participant’s employment with the Company or any of its Affiliates and/or Subsidiaries (but in no event to a date later than the expiration date of the Awards or the fifth anniversary of the transaction in which such facility closes or operating unit ceases). If the Committee takes no special action with respect to any disposition of a facility or an operating unit, then the terms and conditions of the Award Agreement and the other terms and conditions of this Plan shall control.
21.19    Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by statute.
The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

90	2026 Proxy Statement

Belden

Belden Global Headquarters

1 N. Brentwood Blvd. 15th Floor
St. Louis, MO 63105

Belden.com

Belden

BELDEN INC.
1 NORTH BRENTWOOD BOULEVARD
15TH FLOOR
ST. LOUIS, MO 63105

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Participants in the Belden Retirement Savings Plan have an earlier voting deadline, described on the reverse side, to vote shares held through such plan(s). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BDC2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. Participants in the Belden Retirement Savings Plan have an earlier voting deadline, described on the reverse side, to vote shares held through such plan(s).

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V93692-P50797

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BELDEN INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. David J. Aldrich	☐	☐	☐
1b. Adel Al-Saleh	☐	☐	☐
1c. Lance C. Balk	☐	☐	☐
1d. Diane D. Brink	☐	☐	☐
1e. Judy L. Brown	☐	☐	☐
1f. Nancy Calderon	☐	☐	☐
1g. Ashish Chand	☐	☐	☐
1h. Jonathan C. Klein	☐	☐	☐
1i. YY Lee	☐	☐	☐
1j. Gregory J. McCray	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2. Ratification of the appointment of Ernst & Young as the Company's Independent Registered Public Accounting Firm for 2026.	☐	☐	☐
3. Advisory vote on executive compensation for 2025.	☐	☐	☐
4. Amendment and Restatement of the Belden 2021 Long Term Incentive Plan.	☐	☐	☐

NOTE: In their discretion, proxies are authorized to transact and vote upon such other business as may properly come before the meeting.

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V93693-P50797

BELDEN INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 21, 2026
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Belden Inc. appoints Brian E. Anderson and Nicholas E. Eckelkamp as proxies, acting jointly or severally and with full power of substitution, for and in the name of the undersigned to vote at the Annual Meeting of Stockholders to be held on May 21, 2026, beginning at 12:30 p.m., Central Time, Virtually at www.virtualshareholdermeeting.com/BDC2026 and at any adjournments or postponements thereof, as directed, on the matters set forth in the accompanying Proxy Statement and on all other matters that may properly come before the Annual Meeting, including on a motion to adjourn or postpone the Annual Meeting to another time or place (or both) for the purpose of soliciting additional proxies. Signing and dating this proxy card will have the effect of revoking any proxy card that you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote for every proposal included on any proxy card.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO CHOICE IS SPECIFIED AND THE PROXY IS SIGNED AND RETURNED, THEN THE PROXY WILL BE VOTED ON THE PROPOSALS CONSISTENT WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Receipt is hereby acknowledged of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 9, 2026, and the Annual Report to Stockholders for the year ended December 31, 2025.

Continued and to be signed on reverse side